Report of Independent Registered Public Accounting Firm on consolidated financial statements

To

The Board of Directors and Shareholders of

Telemar Participações S.A.

Rio de Janeiro - RJ

We have audited the accompanying consolidated balance sheets of Telemar Participações S.A. and subsidiaries (the “Company”), as of December 31, 2013 and 2012 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telemar Participações S.A. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2013, in conformity with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB).

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil
February 18, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Telemar Participações S.A.

Rio de Janeiro - RJ

We have audited the accompanying consolidated statements of income, comprehensive income, changes in equity and cash flows of Telemar Participações S.A. and subsidiaries (the “Company”) for the year ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Telemar Participações S.A. and subsidiaries for the year ended December 31, 2011, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board — IASB.

As discussed in Note 2.b to the consolidated financial statements, the Company has changed its method of accounting for jointly controlled entities in the year ended December 31, 2013 due to the adoption of International Financial Reporting Standard 11 — Joint Arrangements (IFRS 11). As allowed by the transition guidance, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year ended December 31, 2011 have not been retrospectively adjusted.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES

Rio de Janeiro, Brazil
February 18, 2014

Telemar Participações S.A. and Subsidiaries

Consolidated Balance Sheets as at December 31, 2013 and 2012

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Note	2013	2012
Current assets
Cash and cash equivalents	9	2,484,908	4,491,668
Short-term investments	9	492,510	2,713,029
Derivative instruments	19	452,234	640,229
Trade receivable, net	10	7,096,679	7,017,533
Inventories, net		432,633	385,165
Current recoverable taxes	11	918,796	1,741,535
Other taxes	12	1,474,408	1,557,177
Judicial deposits	13	1,316,478	2,068,691
Other receivables	1	1,775,691	—
Pension plan assets	25	9,596	9,311
Other assets		1,305,875	900,025
Total current assets		17,759,808	21,524,363
Non-current assets
Long-term investments	9	99,129	63,692
Derivative financial instruments	19	1,620,945	348,870
Deferred taxes	11	4,475,747	4,259,234
Other taxes	12	890,835	738,019
Available-for-sale financial asset	3	914,216	905,829
Judicial deposits	13	11,050,936	9,722,525
Pension plan assets	25	60,197	73,708
Held-for-sale assets		260,370	112,852
Other assets		376,786	270,701
Investments	14	173,686	179,640
Property, plant and equipment, net	15	25,925,802	24,812,159
Intangible assets, net	16	14,796,892	15,975,157
Total non-current assets		60,645,541	57,462,386
Total assets		78,405,349	78,986,749
Current liabilities
Payroll, related taxes and benefits		651,649	773,761
Trade payables	17	4,733,498	4,658,244
Loans and financing	18	5,150,494	3,740,904
Derivatives instruments	19	409,851	309,555
Current income taxes payable	11	432,463	1,065,772
Taxes other than income tax	12	2,112,863	2,248,081
Dividends and interest on capital		230,721	576,253
Licenses and concessions payable	20	457,173	1,058,881
Tax financing program	21	100,302	99,732
Provision for pension plan	25	184,295	103,666
Provisions	22	1,223,526	1,569,356
Other payables	23	847,810	1,438,329
Total current liabilities		16,534,645	17,642,534
Non-Current liabilities
Loans and financing	18	33,962,228	33,139,662
Derivatives instruments	19	156,800	204,742
Deferred taxes			233,849
Taxes other than income tax	12	1,747,012	2,238,571
Licenses and concessions payable	20	1,027,234	1,099,116
Tax financing program	21	1,020,002	985,367
Provision for pension plan	22	459,267	767,121
Provisions	25	4,409,418	4,866,177
Other payables	23	2,533,452	570,005
Total non-current liabilities		45,315,413	44,104,610
Equity attributable to controlling shareholders	24
Share capital		1,921,142	1,921,141
Capital reserves		708,383	638,569
Income reserves			137,291
Premium on capital transactions and changes in equity interest percentages		(155,727)	(289,396)
Other comprehensive income		(16,161)	(11,886)
Valuation adjustment to equity		(366,295)	(366,305)
Redeemable preferred shares		(743,774)	(909,055)
Accumulated losses		(268,460)
		1,079,108	1,120,359
Equity attributable to noncontrolling shareholders		15,476,183	16,119,246
Total equity		16,555,291	17,239,605
Total equity and liabilities		78,405,349	78,986,749

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Consolidated Income Statements

for the Years Ended December 31, 2013, 2012 and 2011

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Note	2013	2012	2011

Net operating revenue	4	28,422,147	28,131,672	27,906,989

Cost of sales and services	5	(16,584,540)	(15,888,268)	(16,260,109)

Gross profit		11,837,607	12,243,404	11,646,880

Operating income (expenses)
Equity in earnings of joint ventures	14	(17,750)	(15,548)
Selling expenses	5	(5,553,891)	(5,417,716)	(5,095,236)
General and administrative expenses	5	(3,675,994)	(3,375,348)	(3,107,221)
Other operating income	6	3,128,044	2,189,711	1,875,591
Other operating expenses	6	(1,918,244)	(2,558,013)	(2,441,842)

Operating income before financial income (expenses) and taxes		3,799,772	3,066,490	2,878,172

Financial income	7	1,395,796	2,365,418	2,250,985
Financial expenses	7	(4,983,388)	(5,254,100)	(6,054,689)

Financial income (expenses)	7	(3,587,592)	(2,888,682)	(3,803,704)

Income (loss) before taxes		212,180	177,808	(925,532)

Income tax and social contribution
Current	8	(419,676)	(1,051,915)	(660,184)
Deferred	8	382,535	986,496	770,852

Net income (loss) for the year		175,039	112,389	(814,864)
Net loss attributed to controlling shareholders		(270,655)	(297,452)	(469,237)
Net income (loss) attributed to noncontrolling shareholders		445,694	409,841	(345,627)

Basic and diluted earnings per share	24(h)
Common shares — basic (R$)		(0.08975)	(0.10171)	(0.16311)
Common shares — diluted (R$)		(0.08975)	(0.10171)	(0.16311)

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Consolidated Comprehensive Income

for the Years Ended December 31, 2013, 2012 and 2011

(In thousands of Brazilian reais - R$, unless otherwise stated)

	2013	2012	2011

Net income (loss) for the year	175,039	112,389	(814,864)
Items that may be reclassified subsequently to profit or loss:
Hedge accounting gain (losses)	(139,334)	139,532	652
Items that will not be reclassified subsequently to profit or loss:
Actuarial gains (losses)	114,896	(168,293)

Total comprehensive income (loss) for the year	150,601	83,628	(814,212)

Comprehensive income (loss) attributable to controlling shareholders	(274,930)	(304,147)	(469,399)
Comprehensive income (loss) attributable to non-controlling shareholders	425,531	387,775	(344,813)

Statement of comprehensive income items are carried net of taxes.

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Consolidated Statements of Changes in Equity for the Years Ended December 31, 2013 and 2012

In thousands of Brazilian reais - R$, unless otherwise stated)

		Capital reserve					Retained	Premium, losses and gains on capital
		Share		Profit reserves			earnings	transactions and changes	Other	Valuation adjustments to equity			Total interest
	Share capital	subscription premium	Subsidiaries’ stock options	Legal	Redemption fund	Investments	(accumulated losses)	in equity interest percentages	comprehensive income	Subsidiaries’ share issue costs	Subsidiaries’ treasury shares	Redeemable preferred shares	of Company owners	Non-controlling interests	Total equity

Balance at January 1, 2011	1,798,529		26,759	2,195	267,082	580,911		(164,342)				(1,239,616)	1,271,518	17,166,956	18,438,474

Capital increase	122,612	638,569											761,181		761,181
Capital increase in subsidiaries														4,593,372	4,593,372
Redemption and cancellation of preferred shares					(165,281)							165,281
Dividends and interest on capital declared by subsidiaries														(246,175)	(246,175)
Bonus shares to be redeemed														(761,763)	(761,763)
Stock option plan			1,375										1,375	5,733	7,108
Hedge accounting gain (loss)									(162)				(162)	814	652
Change in equity interest percentage								(341,910)					(341,910)	341,910
Other effects directly to equity of subsidiaries								(5)					(5)	(2,559)	(2,564)
Loss for the year							(469,237)						(469,237)	(345,627)	(814,864)
Allocation of income						(469,237)	469,237
Transfer to Reserve bailout fund					17,473	(17,473)

Balance at December 31, 2011	1,921,141	638,569	28,134	2,195	119,274	94,201		(506,257)	(162)			(1,074,335)	1,222,760	20,752,661	21,975,421
Adoption of IAS 19									(5,029)				(5,029)	(33,955)	(38,984)
Balance at January 1, 2012	1,921,141	638,569	28,134	2,195	119,274	94,201		(506,257)	(5,191)			(1,074,335)	1,217,731	20,718,706	21,936,437

Transfer to redemption fund reserve					94,201	(94,201)
Redemption and cancellation of preferred shares					(165,280)							165,280
Dividends and interest on capital declared by subsidiaries														(2,225,261)	(2,225,261)
Subsidiaries share issue cost - Oi										(10,029)			(10,029)	(46,580)	(56,609)
Withdrawal rights related to the corporate reorganization — Oi											(356,276)		(356,276)	(1,652,049)	(2,008,325)
Redeemable bonus shares
Stock option plan			154										154	629	783
Termination of the stock option plan			(28,288)				28,288
Hedge accounting gains (losses)									24,997				24,997	114,535	139,532
Changes in interests in investments							356,065	216,825					572,890	(623,872)	(50,982)
Other direct impacts on subsidiaries’ equity								36					36		36
Loss for the year							(297,452)						(297,452)	409,841	112,389
Subsidiaries’ actuarial gains (losses)									(31,692)				(31,692)	(136,601)	(168,293)
Acquisition on non-controlling interests														(35,032)	(35,032)
Redemption of bonus shares														(405,071)	(405,071)
Profit or loss allocation
Transfer to redemption fund reserve					86,901		(86,901)

Balance at December 31, 2012	1,921,141	638,569		2,195	135,096			(289,396)	(11,886)	(10,029)	(356,276)	(909,055)	1,120,359	16,119,246	17,239,605

Capital increase	1	99,999											100,000	(73,525)	26,475
Dividends and interest on capital declared by subsidiaries														(727,838)	(727,838)
Redemption of bonus shares by subsidiary														(133,675)	(133,675)
Hedge accounting gains (losses)									(25,511)				(25,511)	(113,823)	(139,334)
Subsidiaries’ actuarial gains (losses)									21,236				21,236	93,660	114,896
Redemption of redeemable preferred shares		(30,185)			(135,096)							165,281
Gain on capital transaction with controlling shareholders								133,206					133,206	(133,206)
Subsidiaries’ share issue costs										10			10	51	61
Other changes in subsidiaries’ equity								463					463	(400)	63
Loss for the year							(270,655)						(270,655)	445,694	175,039
Partial absorption of loss for the year				(2,195)			2,195

Balance at December 31, 2013	1,921,142	708,383					(268,460)	(155,727)	(16,161)	(10,019)	(356,276)	(743,774)	1,079,108	15,476,183	16,555,291

	1,921,142		708,383				(268,460)	(155,727)	(16,161)		(366,295)	(743,774)	1,079,108	15,476,183	16,555,291

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2013, 2012 and 2011

(In thousands of Brazilian reais - R$, unless otherwise stated)

	2013	2012	2011
Cash flows from operating activities
Income (loss) before taxes	212,180	177,808	(925,532)

Items not affecting cash
Charges, interest income, and inflation adjustment (i)	4,539,012	3,751,515	3,576,630
Depreciation and amortization	5,745,742	5,306,076	5,708,902
Provision for doubtful accounts	849,779	596,405	920,872
Provisions	381,949	440,377	931,807
Reversal of inflation adjustment of judicial deposit (ii)			198,853
Depreciation of financial assets available for sale			667,926
Provision for pension plan	10,325	382,875	7,823
Share of profits of subsidiaries	17,750	15,548
Loss on disposal of permanent assets	399,488	387,388	85,486
Income from asset sales	(214,127)	(389,128)
Provision for concession fee	93,563	137,068	119,200
Employee and management profit sharing	(115,671)	418,927	57,939
Derivative transactions	(1,158,520)	(244,359)	(209,929)
Inflation adjustment on provisions (ii)	246,936	287,251	1,053
Inflation adjustment on tax refinancing program (iii)	81,262	94,489	177,847
Expired dividends	(35,744)	(74,732)	(189,023)
Fixed dividends on and inflation adjustment to redeemable preferred shares	121,537	135,946	159,833
Other	1,851,061	1,306,211	780,162
Changes in assets and liabilities:
Trade receivables	556,009	(1,873,323)	(1,121,326)
Inventories	(53,696)	(251,540)	(67,760)
Taxes	(599,140)	514,382	10,085
Held-for-trading short and long term investments	(6,230,243)	(9,672,761)	(7,756,357)
Redemptions of held-for-trading short and long term investments	8,490,368	9,440,445	7,724,577
Trade payables	(249,040)	(994,381)	1,016,117
Payroll, related taxes and benefits	(931)	8,720	(280,571)
Provisions	(934,039)	(803,877)	(788,793)
Provision for pension plan	(124,246)	(100,526)	(96,148)
Other assets and liabilities	(3,536,408)	(633,049)	(885,570)
Financial charges paid	(2,649,276)	(2,905,938)	(2,772,857)
Income tax and social contribution paid - Company	(315,399)	(1,111,419)	(562,565)
Income tax and social contribution paid - third parties	(325,931)	(326,368)	(315,673)
Dividends received	65,006	83,087	170,092

Cash flows from operating activities	7,119,556	4,103,117	6,343,100

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2013, 2012 and 2011

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)

	2013	2012	2011

Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(5,976,488)	(6,023,070)	(5,109,990)
Due from related parties and debentures - receipts		133,023
Proceeds from sale of property, plant and equipment	4,127	720,175	170,536
Increase in permanent investments	(11,796)	(67,470)	(12,591)
Judicial deposits	(1,693,945)	(2,522,819)	(2,488,620)
Redemption of Judicial deposits	958,679	776,241	620,252
Available-for-sale financial asset		(250,186)	(1,366,910)
Acquisition on non-controlling interests		(35,032)
Cash flow arising on the loss of control of subsidiaries	(50,732)
Net cash received from sale of equity interests			46,983

Cash flows from investing activities	(6,770,155)	(7,269,138)	(8,140,340)

Cash flows from financing activities
Loans and financing, net of debt issuance cost	3,534,612	10,875,517	11,184,323
Repayment of principal of loans, financing and derivatives	(3,908,140)	(8,657,038)	(11,747,050)
Licenses and concessions	(710,968)	(327,679)	(351,131)
Payment on redemption of preferred shares	(165,281)	(165,280)	(165,280)
Capital increase	26,474		4,715,984
Share issue premium			638,569
Tax refinancing program	(174,455)	(176,485)	(162,674)
Payment of dividends and interest on capital	(1,033,584)	(1,961,241)	(598,151)
Share reimbursement		(2,008,325)
Bonus shares	24,738	(1,068,598)

Cash flows from financing activities	(2,406,604)	(3,489,129)	3,514,590

Foreign exchange differences on cash equivalents	50,443	(4,471)	160,217

Cash flows for the year	(2,006,760)	(6,659,621)	1,877,567

Cash and cash equivalents

Cash and cash equivalents at end of year	2,484,908	4,491,668	11,151,289
Cash and cash equivalents at beginning of year	4,491,668	11,151,289	9,273,722

Increase in cash and cash equivalents	(2,006,760)	(6,659,621)	1,877,567

(i) Includes: (1) inflation adjustment on provision for pension plans that are adjusted by estimated inflation rate based on actuarial assumptions (see note 25) and (2) inflation adjustment on licenses and concessions payable that are adjusted by Telecommunications

Service Index (IST) plus 1% p.m. and General Price Index - Domestic Availability (IGP-DI) plus 1% p.m.;

(ii) Adjusted for inflation in accordance with the specific indexes defined by the respective courts or legislation in force;

(iii) Adjusted for inflation by Special System for Settlement and Custody Rate — Selic variation 7,25% p.y.

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2013, 2012 and 2011

(In thousands of Brazilian reais - R$, unless otherwise stated)

Additional disclosures relating to the statement of cash flows

Non-cash transactions

	2013	2012	2011
Acquisition of property, plant and equipment and intangible assets (incurring liabilities)	637,884	1,146,565	(150,807)
Offset of judicial deposits against provisions	495,259	378,693	409,985

The accompanying notes are an integral part of these consolidated financial statements.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.                                     GENERAL INFORMATION

Telemar Participações S.A. (“Telemar” or “Company”) is a publicly held company engaged in holding direct or indirect equity interests in Oi S.A. (“Oi”), formerly Brasil Telecom S.A. or “BrT”, and can also provide management and administrative services to companies under its control, and hold interests in other companies in Brazil and abroad. As at December 31, 2013 the Company holds 16.34% of Oi’s outstanding shares and 48.51% of its voting capital. The Company is headquartered in Brasil, in the city of Rio de Janeiro, Botafogo district, at Praia de Botafogo, 300 — 11º andar — Parte. The Company is a holding company, jointly controlled by LF Tel S.A., AG Telecom Participações S.A., and Fundação Atlântico de Seguridade Social, and as at December 31, 2013 each company held 19.36%, 19.36%, and 11.51% of the Company’s voting capital, respectively. BNDES Participações S.A. — BNDESPAR, holder of 13.05%, Caixa de Previdência dos Funcionários do Banco do Brasil — PREVI (9.69%), Fundação dos Economiários Federais — FUNCEF (7.48%), Fundação Petrobrás de Seguridade Social — PETROS (7.48%), and Bratel Brasil S.A., (12.07%) are also signatories of the Shareholders’ Agreement of the Company. The Company is registered with the Brazilian Securities and Exchange Commission (CVM) as a public company.

In addition to the interest in Oi, Telemar holds equity interests in Valverde Participações S.A. (“Valverde”) and Bakarne Investments Ltd. (“Bakarne”).

Oi S.A. (“Oi”), formerly Brasil Telecom S.A. or “BrT”, is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, Oi also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry.

Valverde is a corporation, wholly-owned subsidiary of the Company, which was acquired on March 1, 2011, mainly engaged in holding interests in other companies, which as at December 31, 2013 holds 2.49% of Oi’s outstanding shares and 7.94% of its voting capital.

Bakarne is a wholly-owned subsidiary of the Company headquartered in Tortola, British Virgin Islands, incorporated in 2003 and engaged in the provision of financial transaction management and advisory services to the Company. The executive committee approved at the meeting held on February 11, 2014 the liquidation of Bakarne (Note 30 — Subsequent Events)

The Company’s financial statements were analyzed and approved by the Board of Directors, and authorized for issuance at the meeting held on February 18, 2014.

The equity interests held in Company direct and indirect subsidiaries, less treasury shares, are as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

			Direct	Indirect	Direct	Indirect
Company	Business		2013	2013	2012	2012
Oi S.A.	Fixed—line telephony — Region II	Brazil	16.34%	18.83%	15.23%	17.72%
Valverde Participações S.A.	Holding company	Brazil	100%		100%
Bakarne Investments Ltd. (1)	Holding company	British Virgin Islands	100%		100%
Oi Móvel	Mobile telephony — Region II	Brazil		18.83%		17.72%
Brasil Telecom Comunicação Multimídia Ltda. (“BrT Multimídia”)	Data traffic	Brazil		18.83%		17.72%
BrT Card Serviços Financeiros Ltda. (“BrT Card”)	Financial services	Brazil		18.83%		17.72%
BrT Serviços de Internet S.A. (“BrTI”)	Holding company	Brazil		18.83%		17.72%
Internet Group do Brasil S.A. (“iG Brasil”)	Internet	Brazil		18.83%		17.72%
Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”) (i)	Data traffic	Brazil		18.83%		17.72%
Brasil Telecom Subsea Cable Systems (Bermuda) Ltd. (i)	Data traffic	Bermuda		18.83%		17.72%
Brasil Telecom of America Inc. (i)	Data traffic	United States of America		18.83%		17.72%
Brasil Telecom de Venezuela, S.A. (“BrT Venezuela”)	Data traffic	Venezuela		18.83%		17.72%
Brasil Telecom de Colombia, Empresa Unipersonal (i)	Data traffic	Colombia		18.83%		17.72%
Oi Paraguay Comunicaciones SRL	Data traffic	Paraguay		18.83%		17.72%
Rio Alto Participações S.A. (“Rio Alto”)	Receivables portfolio management and interests in other entities	Brazil		18.83%		17.72%
Copart 5 Participações S.A. (“Copart 5”)	Property investments	Brazil		18.83%		17.72%
Telemar Norte Leste S.A.	Fixed—line telephony — Region I	Brazil		18.83%		17.72%
TNL PCS S.A. (ii)	Mobile Telephony — Regions I and III	Brazil		18.83%		17.72%
Paggo Empreendimentos S.A.	Payment and credit systems	Brazil		18.83%		17.72%
Paggo Acquirer Gestão de Meios de Pagamentos Ltda.	Payment and credit systems	Brazil		18.83%		17.72%
Paggo Administradora de Crédito Ltda. (“Paggo Administradora”)	Payment and credit systems	Brazil		18.83%		17.72%
Oi Serviços Financeiros S.A. (“Oi Serviços Financeiros”)	Property investments	Brazil		18.83%		17.72%
Copart 4 Participações S.A. (“Copart 4”)	Property investments	Brazil		18.83%		17.72%
Telemar Internet Ltda. (“Oi Internet”)	Internet	Brazil		18.83%		17.72%
Dommo Empreendimentos Imobiliários S.A.	Purchase and sale of real estate	Brazil		18.83%		17.72%
SEREDE — Serviços de Rede S.A.	Network services	Brazil		18.83%		17.71%
Pointer Networks S.A. (“Pointer”)	Wi-Fi internet	Brazil		18.83%		17.72%
VEX Wifi Tec España S.L	Wi-Fi internet	Spain		18.83%		17.72%
VEX Venezuela C.A	Wi-Fi internet	Venezuela		18.83%		17.72%
VEX Wifi S.A.	Wi-Fi internet	Uruguay		18.83%		17.72%
VEX Ukraine LLC	Wi-Fi internet	Ukraine		16.95%		15.94%
VEX USA Inc	Wi-Fi internet	United States of America		18.83%		17.72%
VEX Bolivia	Wi-Fi internet	Bolivia		18.83%		17.72%
Pointer Networks S.A. — SUC Argentina	Wi-Fi internet	Argentina		18.83%		17.72%
VEX Wifi Canada Ltd.	Wi-Fi internet	Canada		18.83%		17.72%
VEX Chile Networks Serv Tec Ltda	Wi-Fi internet	Chile		18.83%		17.72%
VEX Colombia Ltda	Wi-Fi internet	Colombia		18.83%		17.71%
VEX Paraguay S.A.	Wi-Fi internet	Paraguay		18.83%		17.72%
Pointer Peru S.A.C	Wi-Fi internet	Peru		18.83%		17.72%
VEX Portugal S.A.	Wi-Fi internet	Portugal		18.56%		17.46%
VEX Panamá S.A.	Wi-Fi internet	Panamá		18.83%		17.72%
Oi Brasil Holdings Cooperatief UA (“Oi Holanda”)	Payment and credit systems	The Netherlands		18.83%		17.72%
Circuito das Águas Telecom S.A.	Property investments	Brazil		18.83%		17.72%
Caryopoceae Participações S.A.	Property investments	Brazil		18.83%		17.72%
Bryophyta SP Participações S.A.	Property investments	Brazil		18.83%		17.72%

(i)                 Companies sold in December 2013, as described in Note 1.

(ii)              Company merged in February 2014, as described in Note 30.

The interest in joint ventures are measured using the equity method and are as follows:

			Direct	Indirect	Direct	Indirect
Company	Business	Home country	2013	2013	2012	2012
Companhia AIX de Participações (“AIX”)	Data traffic	Brazil		9.42%		8.86%
Paggo Soluções e Meios de Pagamento S.A. (“Paggo Soluções”)	Financial company	Brazil		9.42%		8.86%

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Revision of Oi’s Bylaws

Oi’s Extraordinary Shareholders’ Meeting held on November 7, 2012 approved the amendment to its Bylaws to adapt them to the new rules of BM&F/BOVESPA’s Level 1 of Corporate Governance Listing Regulations to allow Oi to enter said corporate governance level.

Corporate Reorganizations in 2012

Corporate Reorganization of the Oi Group undertaken in February 2012

The shareholders of the Oi companies (Tele Norte Leste Participações S.A. (“TNL”), TMAR, Coari Participações S.A. (“Coari”) and Oi) approved at the shareholders’ meetings held on February 27 2012 the corporate reorganization that consisted of the partial split-off of TMAR with the merger of the split-off portion by Coari followed by the merger of TMAR shares by Coari and the mergers of Coari and TNL with and into Oi, the company that now concentrates all the shareholdings in Oi companies and is the only Oi company listed in a stock exchange, and whose corporate name was changed to Oi S.A. at the time of the same shareholders’ meetings.

As a result, 395,585,453 new common shares and 798,480,405 new preferred shares of Oi S.A. (former Brasil Telecom S.A.) were issued, and its subscribed, fully paid-in capital increased to R$6,816,468, represented by 599,008,629 common shares and 1,198,077,775 preferred shares, all registered and without par value.

The simplified organization chart below shows the corporate structure before and after the corporate reorganization:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The purpose of the corporate reorganization was to definitely simplify the corporate structure and the corporate governance of the Oi companies, resulting in the creation of value for the shareholders by, but not limited to:

•                  simplify the corporate structure, which previously included three publicly-held companies with seven different classes of publicly traded shares, by consolidating our shareholder bases in one public company with two classes of shares that will be traded in Brazil and abroad;

•                  reduce operational, administrative and financial costs following the consolidation of the general management of the Oi companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

•                  align the interests of the shareholders of TNL, TMAR and Oi;

•                  enhance the liquidity of the shares issued by Oi; and

•                  eliminate the costs of separate listings of the shares of TNL, TMAR and Oi, as well as costs arising from separately complying with the public disclosure requirements applicable to TNL, TMAR and Oi.

Oi’s Extraordinary Shareholders’ Meeting (ESM) held on February 27, 2012 also approved the Oi redeemable bonus preferred shares proposal attributed exclusively to BrT shareholders prior to the merger, totaling R$1.5 billion. The base date of the bonuses payable to shareholders whose shares are traded on the BM&FBOVESPA and shareholders whose shares are traded on the NYSE was March 29, 2012 (deadline to exercise withdrawal rights). Accordingly, beginning March 30, 2012, these shares were traded ex-bonus on the stock exchange. On April 9, 2012, the redemption amount of the redeemable shares was paid proportionally to the each shareholder’s interest in share capital social and on the same date the reimbursement amount was paid to any withdrawing TNL and TMAR shareholders, which totaled R$2 billion. The amount of the redeemed shares above was deducted from the calculation of the approved share exchange ratios.

The table below shows the exchange ratios resulting from the mergers of TNL and Coari with and into Oi:

Original share/Replacement share	Exchange ratio
TNLP3 / BRTO3	2.3122
TNLP4 / BRTO4	2.1428
TNLP4 / BRTO3	1.8581
TMAR3 / BRTO3	5.1149
TMAR5 and TMAR6 / BRTO4	4.4537
TMAR5 and TMAR6 / BRTO3	3.8620

The common and preferred shares of Oi S.A. started to be traded, under their new tick code OIBR3 and OIBR4, respectively, on April 9, 2012.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In addition to the relevant corporate approvals, the corporate reorganization was approved by the ANATEL on October 27, 2011. Additionally, the shares to be issued by Oi S.A. in this context were registered with the SEC, and we obtained the consent of Oi companies’ creditors to implement the corporate reorganization, where applicable.

The impacts of all stages of the corporate reorganization were prospectively accounted for based on the book net assets of each company. The resulting increase in Oi’s equity and its consolidated financial statements amounts to R$4,146,035. In this calculation, the equity of the Company, together with its subsidiary Valverde, increased by R$572,180.

The appreciation determined in the property, plant and equipment items and intangible assets, net of amortization as at February 27, 2012, is R$9,427,978.  The Company recognized the appreciation proportionately to its equity interest in Oi, amounting to R$1,435,638.

Also as a result of the corporate reorganization, the company recorded share of the profits of TNL and TMAR for January and February, and its share of the profits of Oi for March, 2012. For consolidation and comparison purposes, the Company disclosed the consolidated information in profit or loss line items by adding the balances of TNL and TMAR line items for January and February and the balances of Oi line item for March, 2012.

Corporate Reorganization of the iG Group undertaken in October 2012

On October 24, 2012, Oi’s Board of Directors approved the corporate reorganization of the iG Group’s subsidiaries by undertaking the following steps: (i) BrT Internet (“BrTI”) capital increase, by the Company, amounting to R$51,828, paid in by transferring our stake in NTPA (99.99%), iG Participações (“iG Part”) (0.16%), and iG Brasil (13.64%); (ii) BrTI capital reduction, amounting to R$48,807, by transferring the investment held in BrT Multimídia to the Company, and (iii) mergers of iG Part with and into iG Brasil and NTPA with and into BrTI, at their carrying amounts, and as a result iG Brasil became a wholly-owned subsidiary of BrTI.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Other mergers undertaken in 2012

During October, November and December 2012, several mergers were undertaken involving Oi Group holdings and dormant companies to streamline the corporate structure. The equity of the merged companies was valued at their carrying amounts.

i.                  Merger of Vant with and into BrT Multimídia on October 30, 2012;

ii.               merger of TNL.Net, TNL Trading, TNL Exchange, and JINT with and into BrTI on November 1, 2012;

iii.            merger of Tomboa, Tete, and Carpi with and into TMAR on November 30, 2012;

iv.           merger of Blackpool with and into Oi Internet on December 1, 2012; and

v.              merger of TNCP (wholly-owned subsidiary) with and into TMAR on December 31, 2012.

2013 Corporate Reorganization

On January 31, 2013, as a sequence to the Corporate Reorganization, the Board of Directors authorized Oi to increase the capital of its wholly-owned subsidiary TMAR through the transfer of investments, other assets, and intercompany debentures.

The purpose of this reorganization is to streamline the corporate structure, reduce intragroup debt, and obtain operating synergy gains.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

GlobeNet

As disclosed in the material fact notice published on July 15, 2013, Oi entered into an agreement with BTG Pactual YS Empreendimentos e Participações S.A. under which it agrees to transfer all its stake in subsidiary BrT CS, subject to certain, contractually provided for adjustments. BrT CS, wholly-owned subsidiary of the “GlobeNet” group, controls part of the Oi Group’s fixed telephony/data through the provision of integrated data services with fiber optics connection points in the United States, Bermuda, Venezuela, and Brazil. It is part of the scope of the underwater optical fiber cable system transfer transaction and the supply of capacity by GlobeNet to Oi and its subsidiaries.

This transaction was subject to the compliance of certain conditions precedent laid down in the agreement, including the necessary approval of the regulators and competition protection agencies in the different jurisdictions where GlobeNet operates, pursuant to the relevant legal terms and conditions.

As disclosed in the material fact notice published on December 23, 2013, Oi announced the completion of the transaction, where Oi transfers its entire equity interests in GlobeNet to BTG Pactual YS Empreendimentos e Participações S.A. The financial settlement of the transaction, amounting to R$1,779 million, was made in January 2014.

The gain on the sale of GlobeNet, amounting to R$1,497 million was recognized in other operating income, less related transaction costs.

2.                                      SIGNIFICANT ACCOUNTING POLICIES

The accounting policies detailed below have been consistently applied in all fiscal years presented in these Consolidated financial statements, and have been consistently applied both by the Company and its subsidiaries.

(a)                                 Reporting basis

The financial statements have been prepared based on the historic cost, except for certain financial instruments measured at their fair values, as described in the accounting policies in (b) below.

The preparation of financial statements requires the use of certain critical accounting estimates and the exercise of judgment by the Company’s management in the application of the Group’s accounting policies. Those areas that involve a higher degree of judgment or complexity or areas where assumptions and estimates are significant are disclosed in note (c) below.

Consolidated Financial Statements

The Company’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB).

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b)                                 Adoption of new accounting policies

In presenting in the comparative financial statements for the year ended December 31, 2012 we made adjustments to retrospectively present the effects of adopting IAS 19 and IFRS 11, effective beginning January 1, 2013. In accordance with paragraph 40 of IAS 1, the Company is not presenting a third balance sheet, as at the beginning of the prior period because the retrospective application of these standards would not have a material impact on the balance sheet as at January 1, 2012.

The adjustments made to the presentation of the financial statements for the year ended December 31, 2012 as shown in the tables below:

	Balances originally presented at 12/31/2012	Actuarial gains and losses (i)	Joint arrangements (ii)	Adjusted balance at 12/31/2012
Current assets	21,531,180		(6,817)	21,524,363
Cash and cash equivalents	4,496,549		(4,881)	4,491,668
Cash investments	2,713,029			2,713,029
Derivative Instruments	640,229			640,229
Accounts receivable	7,018,497		(964)	7,017,533
Inventories	385,165			385,165
Current recoverable taxes	1,741,589		(54)	1,741,535
Other Taxes	1,557,177			1,557,177
Judicial Deposits	2,068,691			2,068,691
Dividends and interest on capital
Pension plan assets	9,311			9,311
Other assets	900,943		(918)	900,025
Non-current assets	57,382,409	79,372	605	57,462,386
Cash investments	63,692			63,692
Derivative Instruments	348,870			348,870
Deferred taxes recoverable	4,154,165	106,779	(1,710)	4,259,234
Other Taxes	738,019			738,019
Available-for-sale financial asset	905,829			905,829
Judicial deposits	9,722,731		(206)	9,722,525
Pension plan assets	101,115	(27,407)		73,708
Held-for-sale assets	112,852			112,852
Other assets	318,499		(47,798)	270,701
Investments	80,758		98,882	179,640
Property, Plant and Equipment	24,819,122		(6,963)	24,812,159
Intangible Assets	16,016,757		(41,600)	15,975,157
Total assets	78,913,589	79,372	(6,212)	78,986,749

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Current liabilities	17,645,851	—	(3,317)	17,642,534
Payroll, related taxes and benefits	774,792		(1,031)	773,761
Trade Payables	4,659,158		(914)	4,658,244
Borrowings and Financing	3,740,904			3,740,904
Derivative Instruments	309,555			309,555
Current taxes payable	1,065,772			1,065,772
Other Taxes	2,248,314		(233)	2,248,081
Dividends and interest on capital	576,253			576,253
Licenses and Concessions Payable	1,058,881			1,058,881
Tax Refinancing Program	99,732			99,732
Provisions	1,569,356			1,569,356
Provisions for pension funds	103,666			103,666
Other Payables	1,439,468		(1,139)	1,438,329
Non-current liabilities	43,820,856	286,649	(2,895)	44,104,610
Borrowings and Financing	33,139,662			33,139,662
Derivative Instruments	204,742			204,742
Deferred taxes	233,849			233,849
Other Taxes	2,238,571			2,238,571
Licenses and Concessions Payable	1,099,116			1,099,116
Tax Refinancing Program	985,367			985,367
Provisions	4,867,169		(992)	4,866,177
Provisions for pension funds	480,472	286,649		767,121
Other Payables	571,908		(1,903)	570,005
Equity	1,157,080	(36,721)		1,120,359
Equity attributable to owners of the Company	1,157,080	(36,721)		1,120,359
Issued capital	1,921,141			1,921,141
Capital reserves	638,569			638,569
Income reserves	137,291			137,291
Premium on capital transactions and changes in equity interest percentages	(289,396)			(289,396)
Other comprehensive income	24,835	(36,721)		(11,886)
Valuation adjustment to equity	(366,305)			(366,305)
Redeemable preferred shares	(909,055)			(909,055)
Non-controlling interests	16,289,802	(170,556)		16,119,246
Total liabilities and equity	78,913,589	79,372	(6,212)	78,986,749

Reconciliation of equity at December 31, 2012:

Equity originally presented	1,157,080
Non-controlling interests originally presented	16,289,802
Equity	17,446,882
Adjustments:
Actuarial gains and (losses) in subsidiaries (i)	(207,277)
17,239,605
Attributable to:
Controlling shareholder	1,120,359
Non-controlling interests	16,119,246
Adjusted equity	17,239,605

Reconciliation of net income for the period ended December 31, 2012:

	Balances originally presented at 12/31/2012	Joint arrangements (ii)	Adjusted balance at 12/31/2012

Revenue from sales and/or services	28,141,599	(9,927)	28,131,672
Cost of sales and services	(15,891,222)	2,954	(15,888,268)
Gross profit	12,250,377	(6,973)	12,243,404
Operating income/expenses	(9,182,934)	6,020	(9,176,914)
Selling expenses	(5,425,600)	7,884	(5,417,716)
General and administrative expenses	(3,381,624)	6,276	(3,375,348)
Other operating income	2,189,734	(15,571)	2,174,163
Other operating expenses	(2,565,444)	7,431	(2,558,013)
Income before financial income/expenses and taxes	3,067,443	(953)	3,066,490
Financial Income (Expenses)	(2,888,405)	(277)	(2,888,682)
Financial income	2,365,725	(307)	2,365,418
Financial expenses	(5,254,130)	30	(5,254,100)
Income/loss before taxes on income	179,038	(1,230)	177,808
Income tax and social contribution	(66,649)	1,230	(65,419)
Current	(1,053,475)	1,560	(1,051,915)
Deferred	986,826	(330)	986,496
Profit from continuing operations	112,389		112,389
Consolidated profit for the year
Attributable to Company owners	(297,452)		(297,452)
Attributable to non-controlling interests	409,841		409,841

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of cash flows for the year ended December 31, 2012:

Cash flows	Balances originally presented at 12/31/2012	Total impact	Adjusted balance at 12/31/12

Cash flows from operating activities	4,052,517	(50,600)	4,103,117
Cash flows from investing activities	(7,213,657)	55,481	(7,269,138)
Cash flows from financing activities	(3,489,129)		(3,489,129)

(i)                                                            Employee benefits

IAS 19 exclude the possibility of using the “corridor method” to recognize the actuarial gains and losses of the defined benefit plans.

Beginning on the adoption of the new pronouncement, actuarial gains and losses are fully recognized in equity (other comprehensive income). These amounts do not go through income or loss and remain in other comprehensive income.

(ii)                                                        Joint arrangements

IFRS 11 eliminates the possibility of opting for the proportionate consolidation of joint ventures. Beginning on the adoption of the new pronouncement, joint ventures are valued exclusively by the equity method of accounting. Oi holds interests in the joint ventures Paggo Soluções e Meios de Pagamento S.A. and Companhia AIX de Participações. As allowed by the transition guidance, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year ended December 31, 2011 have not been retrospectively adjusted.

(c)                                  Significant accounting policies

Consolidation criteria of subsidiaries by the full consolidation method

Full consolidation was prepared in accordance with IFRS 10 Consolidated Financial Statements and incorporates the financial statements of the Company’s direct and indirect subsidiaries. The main consolidation procedures are as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

•                  the balances of assets, liabilities, income and expenses, according to their accounting nature, are added up;

•                  intragroup assets and liabilities and material income and expenses are eliminated;

•                  investments and related interests in the equity of subsidiaries are eliminated;

•                  non-controlling interest in equity and profit or loss for the year are separately stated; and

•                  exclusive investment funds (Note 9) are consolidated.

Foreign currency translation

Functional and presentation currency

The Company, Oi and its subsidiaries operate mainly as telecommunications industry operators in Brazil, respectively, and engage in activities typical of this industry (see Note 1), and the Brazilian real (R$) is the currency used in their transactions.

To define its functional currency, management considered the currency that influences:

•                  the sales prices of its goods and services;

•                  the costs of services and sales;

•                  the cash flows arising from receipts from customers and payments to suppliers;

•                  interest, investments and financing.

Consequently, the functional currency of the Company and its subsidiaries is the Brazilian real (R$), the same currency used in the presentation of these financial statements.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rate prevailing on the transaction date. The foreign exchange differences resulting on translation is recognized in the income statement.

Group companies

The Company and its subsidiary Oi hold investments in companies with registered head office abroad, none of which uses a functional currency other than the Brazilian real (R$).

Oi has a subsidiary in Venezuela whose economy is considered a hyperinflationary economy under IAS 29.

The Company’s management analyzed the effect of hyperinflation of the consolidated financial statements and concluded that the impact of inflation adjustment for the period is immaterial as this

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

subsidiary’s equity (base for the hyperinflationary effects) as at December 31, 2013, is R$20,739 (2012 — equity deficiency of R$2,563).

Non-monetary items indexed to a foreign currency

The Company and its subsidiaries do not have non-monetary items indexed to a foreign currency (other than the functional and presentation currency) as foreign subsidiaries are an extension of the operations of their Brazilian parent.

Segment information

Reporting on operating segments is consistent with the internal report provided to the chief operating decision maker of the Company, its management. All operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance.

Segment results that are reported to the management include items directly attributable to the segment and those that can be allocated on a reasonable basis.

Capital expenditures by segment are the total costs incurred during the period to acquire property, plant and equipment and intangible assets other than goodwill.

Business combinations

The Company elected to adopt the exemption from the remeasurement of business combinations undertaken before the date of transition to IFRSs January 1, 2009 pursuant to IFRS 1. The excess amounts paid, therefore, are measured and classified using their original bases. The Company depreciates amounts recognized based on the appreciation of the acquired assets, according to the useful lives of the underlying assets, and tests such assets to determine any asset impairment losses when there is evidence of impairment; on the other hand, the Company tests for impairment amounts based on future earnings (goodwill) on an annual basis.

Cash and cash equivalents

Comprise cash and imprest cash fund, banks, and highly liquid short-term investments (usually maturing within less than three months), immediately convertible into a known cash amount, and subject to an immaterial risk of change in value, which are stated at fair value at the end of the reporting period and which do not exceed their market value, and whose classification is determined as shown below.

Cash investments

Classified according to their purpose as: (i) held for trading securities; (ii) held to maturity; and (iii) available for sale.

Trading securities are measured at fair value and their effects are recognized in profit or loss. Held-to-maturity investments are measured at cost plus income earned, less the allowance for adjustment

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

to probable recoverable amount, when applicable, and its effects are recognized in profit or loss. Available-for-sale investments are measured at fair value and their effects are recognized in valuation adjustments to equity, when applicable.

Accounts receivable

Receivables from telecommunications services provide are stated at the tariff or service amount on the date they are provided and do not differ from their fair values.

These receivables also include receivables from services provided and not billed by the end of the reporting period and receivables related to handset, SIM cards, and accessories. The allowance for doubtful accounts estimate is recognized in an amount considered sufficient to cover possible losses on the realization of these receivables. The allowance for doubtful accounts estimate is prepared based on a history of default.

Inventories

Inventories are segregated and classified as described below:

•                                  Maintenance material inventories classified in current assets in accordance with the period in which they will be used are stated at average cost, not exceeding replacement cost.

•                                  Inventories for expansion, classified in property, plant and equipment, are stated at average cost and are used to expand the telephone plant.

•                                  Inventories of merchandise for resale classified in current assets are stated at average cost and are basically represented by handsets and accessories. Adjustments to net realizable value are recognized for handsets and accessories purchased for amounts that exceed their sales prices.  Impairment losses are recognized for obsolete inventories.

Available-for-sale financial asset

Available-for-sale financial assets as non-derivative financial assets that are designated as available for sale or that are not classified as (a) loans and receivables, (b) held-to-maturity investments, or (c) financial assets at fair value through profit or loss. The Company initially records available-for-sale financial assets at their fair value plus any cost of cost directly attributable to the transaction. After their initial recognition, they are measured at fair value and any changes, other than impairment losses and foreign currency differences on translating available-for-sale debt instruments, are recognized in other comprehensive income and presented as part of equity. When an investment is derecognized, the gains or losses accumulated in other comprehensive income.

Investments

Financial information on associated companies and joint ventures is recognized by the equity method. Other investments are carried at cost, less an allowance for write-down to realizable value, when applicable.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Property, plant and equipment

Property, plant and equipment is stated at cost of purchase or construction, less accumulated depreciation. Historical costs include expenses directly attributable to the acquisition of assets. They also include certain costs on facilities, when it is probable that the future economic benefits related to such costs will flow into the Company, and asset dismantlement, removal and restoration costs. The borrowings and financing costs directly attributable to the purchase, construction or production of a qualifying asset are capitalized in the initial cost of such asset. Qualifying assets are those that necessarily require a significant time to be ready for use.

Subsequent costs are added to the carrying amount as appropriate, when, and only when, these assets generate future economic benefits and can be reliably measured. The residual balance of the replaced asset is written off. Maintenance and repair costs are recorded in profit or loss for the period when they are incurred, and they are capitalized when, and only when, they clearly represent an increase in installed capacity or the useful lives of assets.

Assets under finance leases are recorded in property, plant and equipment at the lower of fair value or the present value of the minimum lease payments, from the initial date of the agreement.

Depreciation is calculated on a straight-line basis, based on the estimated useful lives of the assets, which are annually reviewed by the Company.

Intangible assets

Separately acquired intangible assets with finite useful lives are carried at cost less accumulated amortization and impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each annual reporting period, and the effect of any changes in estimates is accounted for on a prospective basis. Intangible assets with indefinite useful lives are carried at cost less accumulated impairment losses.

Software licenses purchased are capitalized based on the costs incurred to purchase the software and make it ready for use.

Software maintenance costs are recognized as expenses when incurred. The development costs that are directly attributable to the project and the tests of identifiable and exclusive software, controlled by the Company, are recognized as intangible assets when the following criteria are met:

•                  Completing the software so that it will be available for use is technically feasible.

•                  Management has the intention to complete the software and use or sell it.

•                  It can be demonstrated that the software will generate probable future economic benefits.

•                  There are adequate technical, financial and other resources available to complete the development and to use or sell the software.

•                  The expenditure attributable to the software during its development can be measure reliably.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Directly attributable costs that are capitalized as part of software include the costs on the employees allocated to software development and an adequate portion of the applicable direct expenditure. Costs also include borrowings costs incurred during the software development period.

Other development expenditure that does not meet these criteria is recognized as expenses, when incurred. Development costs previously recognized as expenses are not recognized as assets in a subsequent period.

Impairment of long-lived assets

Assets are tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets might be impaired. Long-lived assets may be identified as assets that have indefinite useful lives and assets subject to depreciation and amortization (property, plant and equipment and intangible assets). Impairment losses, if any, are recognized in the amount by which the carrying amount of an asset exceeds its recoverable value. Recoverable value is the higher of fair value less cost to sell and the value in use. In order to be tested for impairment, assets are grouped into the smallest identifiable group for which there are cash-generating units (CGUs), and projections are made based on discounted cash flows, supported by expectations on Oi’s operations.

The CGUs are Oi’s operating segments as they are the smallest separable cash-generating units.

Net Present Value (NPV) projections for the CGUs are prepared taking into consideration the following assumptions:

•                                  Entity-specific inputs: evidence of obsolescence or damage, discontinuation plans, performance reports, etc.;

•                                  External sources of inputs: market prices of the assets, technologic environment, market environment, economic environment, regulatory environment, legal environment, interest rates, return rates on investments, market value of Oi shares, etc.

Said projections support the recovery of assets with indefinite useful lives. Additionally, Oi tests did not show any evidences of impairment that would result in the realization of projections for assets with finite useful lives.

Discount to present value

The Company values its financial assets and financial liabilities to identify instances of applicability of the discount to present value. Leased assets are discounted to present value.

Generally, when applicable, the discount rate used is the average return rate on investments for financial assets or interest charged on Company borrowings for financial liabilities. The balancing item is the asset or liability that has originated the financial instrument, when applicable, and the deemed borrowing costs are allocated to the Company’s profits over the transaction term.

The Company believes that none of the assets and liabilities as at December 31, 2013 and 2012 is subject to the discount to present value, in view of the following factors: (i) their nature; (ii) short-

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

term realization of certain balances and transactions; (iii) absence of monetary assets and monetary liabilities with observable or unobservable embedded interest. Financial instruments measured at the amortized costs are adjusted for inflation using relevant contractual indices.

Impairment of financial assets

The Company assesses at the year end whether there is objective evidence that financial assets or a group of financial assets is impaired. A financial asset or group of financial assets is considered impaired when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the asset, that its recoverable amount has been reduced and when the estimated future cash flows have been impacted.

In the case of equity investments classified as available for sale, a significant or prolonged decline in their fair value below cost is also objective evidence of impairment.

Borrowings and financing

Carried at amortized cost, plus inflation adjustment or foreign exchange differences and interest incurred through the end of the reporting period.

Transaction costs incurred are measured at amortized cost and recognized in liabilities, as a reduction to the balance of borrowings and financing, and are expensed over the relevant agreement term.

Derivative instruments

Derivative instruments are contracted to mitigate exposure to market risks arising from changes in exchange rates on foreign currency-denominated debts and short-term investments held abroad, and also from changes in the floating rates of debt.

Derivatives are initially recognized at cost at the inception of the derivative contract and are subsequently measured at fair value. Changes in the fair value of any of these derivatives are recorded directly in the income statement.

Financial liabilities and equity instruments

Debt or equity instruments issued the Company and its subsidiaries are classified as financial liabilities or equity instruments, according to the contractual substance of the transaction.

Beginning February 27, 2012, Oi started to adopt hedge accounting for its derivative financial instruments, which had been adopted by subsidiary TMAR since January 1, 2011. The purpose of this practice is to reduce the volatility of the gains or losses recognized due to changes in the fair values of these derivative financial instruments. Derivative financial instruments that qualify for hedge accounting are submitted to periodic prospective and retrospective effectiveness tests using the dollar offset method.

Derivative instruments contracted and designated for hedge accounting are formally identified through initial designation documentation prepared in accordance with the requirements of IAS 39.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Derivative financial instruments classified as cash flows hedges were designated for hedge accounting.

The effective portion, as defined in IAS 39, is recognized is an equity line item called ‘Other comprehensive income’, net of taxes, and is reclassified to financial income (expenses) using the effective rate. The ineffective portion, measured after the quarterly effectiveness tests, is recognized in financial income (expenses) in the same period it occurs.

Changes in the fair values of derivative financial instruments that are not designated for purposes of hedge accounting are accounted as financial income or expenses in the income statement for the period they occur.

The hedge relationship expires and the designation is removed when:

(i)

The derivative contract is exercised, terminated or settled, or if Oi or its subsidiary TMAR voluntarily removes the designation, according to the criteria set out in IAS 39. If the hedged item continues to exist, the balances accumulated in other comprehensive income related to the changes in the fair value of the derivative are allocated to profit or loss for the period in which the hedged interest expenses and foreign exchange fluctuations are allocated.

(ii)

The debt is prepaid or extinguished. In this case, the balance accumulated in other comprehensive income is immediately allocated to financial income or expenses in profit or loss for the period their designation is terminated.

The required information on derivative instruments and the effects recognized by Oi and its subsidiary TMAR for the year ended December 31, 2013 are described in Note 3.

Provisions

The amount recognized as provision is the best estimate of the disbursement required to settle the present obligation at the end of the reporting period, based on the opinion of the management and its in-house and external legal counsel, and the amounts are recognized based on the cost of the expected outcome of ongoing lawsuits.

The increase in the obligation as a result of the passage of time is recognized as financial expenses.

Employee benefits

•                             Pension plans: private pension plans and other postretirement benefits sponsored by Oi and its subsidiaries for the benefit of their employees are managed by two foundations. Contributions are determined based on actuarial calculations, when applicable, and charged to profit or loss on the accrual basis.

Oi and its subsidiaries have defined benefit and defined contribution plans.

In the defined contribution plan, the sponsor makes fixed contributions to a fund managed by a separate entity. The contributions are recognized as employee benefit expenses as incurred. The sponsor does not have the legal or constructive obligation of making additional

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current year and prior years.

The defined benefit is annually calculated by independent actuaries, who use the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest. The obligation recognized in the balance sheet as regards the defined benefit pension plans presenting a deficit, corresponds to the present value of the benefits defined at the balance sheet date, less the fair value of the plan’s assets.

The actuarial gains and losses resulting from the changes in the actuarial valuations of the pension plans, whose actuarial obligations or actuarial assets are recorded by the Company, are fully recognized in other comprehensive income, in equity (Note 24).

The asset recognized in balance sheet corresponds to the present value of available economic benefits, consisting of refunds or reductions in future contributions to the plan.

•                             Employee profit sharing: the accrual includes the employee profit sharing plan is accounted for on the accrual basis and involves all eligible employees, proportionately to the period of time worked in the year, according to the Plan’s rules. The amount, which is paid by April of the year subsequent to the year profit sharing is accrued, is determined based on the target program established with the employees’ unions, under a specific collective bargaining agreement.

Revenue recognition

Revenues correspond basically to the amount of the payments received or receivable from sales of services in the regular course of Oi’s and its subsidiaries’ activities.

Revenue is recognized when it can be reliably measured, it is probable that future economic benefits will be transferred to Oi, the transaction costs incurred can be measured, the risks and rewards have been substantially transferred to the buyer, and certain specific criteria of each of Oi’s activities have been met.

Service revenue is recognized when services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded on a straight-line basis. Prepaid services are recognized as unearned revenues and recognized in revenue as services are used by customers.

Revenue from sales of handsets and accessories is recognized when these items are delivered and accepted by the customers. Discounts on services provided and sales of cell phones and accessories are taken into consideration in the recognition of the related revenue. Revenues involving transactions with multiple elements are identified in relation to each one of their components and the recognition criteria are applied on an individual basis. Revenue is not recognized when there is significant uncertainty as to its realization.

Revenue from sales of payphone cards—Public Use Telephony (TUP)—is recognized when the credits are effectively consumed by the customers.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

•                          Customer loyalty program (“Oi Pontos”)

The subsidiaries Oi Móvel and TNL PCS implemented a customer loyalty program (“Oi Pontos”), under which mobile telephony customers accumulate points related to the amounts paid for mobile telephony, fixed telephony, internet and pay TV services, which can be exchanged for mobile telephony service packages, handset discounts, events available at “Oi experiences” and/or transferred to the Multiplus Fidelidade Program (partner of said subsidiaries) to be exchanged for several other awards of this program, such as air tickets, fuel in gas stations, etc.

The Company accounts for the points awarded under the program as a separately identifiable component of the sales transaction in which they are granted. The fair value of the consideration received or receivable in respect of the initial sale is allocated between the award credits and the other components of the sale. The consideration allocated to the points is measured by reference to their fair value, i.e., the amount for which the award credits could be sold separately. This amount is deferred and the related revenue is recognized when, and only when, the points are redeemed or transferred to partner programs. Revenue recognition is based on the number of points that have been redeemed in exchange for awards relative to the total number expected to be redeemed. This program began its effective operations in the first quarter of 2011 and its balance is recognized in liabilities, in line item ‘Unearned revenues’.

Expense recognition

Expenses are recognized on the accrual basis, considering their relation with revenue realization. Prepaid expenses attributable to future years are deferred over the related periods.

Financial income and expenses

Financial income is recognized on the accrual basis and comprises interest on receivables settled after due date, gains on short-term investments and gains on derivative instruments. Financial expenses represent interest effectively incurred and other charges on borrowings, financing, derivative contracts, and other financial transactions.

Current and deferred income tax and social contribution on profit

Income tax and social contribution on profit are recorded on the accrual basis. Said taxes attributed to temporary differences and tax loss carryforwards are recorded in assets or liabilities, as applicable, only under the assumption of future realization or payment. The Company prepares technical studies that consider the future generation of taxable income, according to management expectations, considering the continuity of the companies as going concerns. The Company writes down the carrying amount of deferred tax assets when it is not longer probable that sufficient taxable income will be available to allow the utilization of the whole or part of the deferred tax assets.

Any write-down to deferred tax assets is reversed when it is probable that sufficient taxable income will be available. The technical studies are updated annually, approved by the Board of Directors and reviewed by the Supervisory Board, and the tax credits are adjusted based on the results of

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

these reviews. Deferred tax assets and liabilities are measured using the tax rates applicable for the period in which the liability is expected to be settled or the asset is expected to be realized, based on the tax rates set forth in the tax law prevailing at the end of each reporting period, or when new legislation has been substantially approved. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of each reporting period, to recover or settle the carrying amount of these assets and liabilities.

Government grants and government assistance

Government grants are initially recognized as deferred revenue at fair value when there is reasonable assurance that they will be received and that Oi will comply with the conditions attaching to them. Government grants received as compensation for Oi’s expenses incurred are recognized as income on a systematic basis in the same periods when such expenses are recognized, and grants received as compensation for the cost on an asset are recognized as income on a systematic basis over the useful life of the asset.

Earnings per share

Basic earnings per share are calculated using profit for the period attributable to the owners of the Company and noncontrolling interests and the weighted average number of common and preferred shares outstanding in the period. Diluted earnings per share are calculated using said weighted average number of outstanding shares adjusted by potentially dilutive convertible instruments in the reporting periods, pursuant to IAS 33.

Statements of cash flows

The statement of cash flows is prepared in accordance with IAS 7, under the indirect method. The Company classifies in line item ‘Cash and cash equivalents’ the balances amounts immediately convertible into cash and highly-liquid investments (usually with maturities of less than three months) subject to an immaterial risk of change in value.

Cash flows are classified in the statements of cash flows, depending of their nature, as (i) operating activities; (ii) investing activities; and (iii) financing activities. Cash flows arising from operating activities basically comprise trade receivables, trade payables, personnel expenses, financial charges, and losses on lawsuits. Cash flows arising from investing activities basically comprise the acquisition and disposal of investments, escrow deposits and withdrawals, and cash payments and cash receipts from the purchase and sale of property, plant and equipment, intangibles and other long-term assets. Cash flows arising from financing activities basically comprise cash payments and cash proceeds related to borrowings and financing, loans, derivatives, and dividends and interest on capital.

(d)                                 Critical estimates and accounting judgments

In preparing the financial statements, the Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant. The use of estimates and assumptions frequently requires judgments related to matters that are uncertain with respect to the outcomes of transactions and the

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

amount of assets and liabilities. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are as follows:

Revenue recognition and trade receivables

Oi’s revenue recognition policy is significant as it is a material component of operating results. Pricing undertaken by management, collection ability, and the right to receive certain network usage revenue are based on judgment related to the nature of the tariff collected for the services provided, the price of certain products, and the right to collect this revenue. If changes in conditions cause management to conclude that such criteria are not met in certain operations, the amount of trade receivables might be affected. In addition, Oi depends on guidelines to measure certain revenue set by the ANATEL (Brazilian telecommunications industry regulator).

Allowance for doubtful accounts

The allowance for doubtful accounts is set to recognize probable losses on receivables, as described in note 2, taking into account the actions taken to restrict the provision of services to and collect default customers.

Oi’s management includes government entities, corporate customers, and other providers of telecommunications services in the base to calculate the allowance. There are cases of agreements with certain customers to collect past-due receivables, including agreements that allow customers to settle their debts in installments. The actual amounts not received may be different from the allowance recognized, and additional accruals might be required.

Depreciation and amortization of assets with finite useful lives

Property, plant and equipment items and intangible assets with finite useful lives are depreciated and amortized, respectively, on a straight-line basis, over the useful life of the related asset. The depreciation and amortization rates of the most significant assets are shown in Notes 15 and 16, respectively.

The useful lives of certain assets may vary as they are used in the fixed-line or mobile telephony segments. The Company reviews the useful lives of assets on annual basis.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Impairment of long-lived assets

The Company tests property, plant and equipment items and intangible assets for impairment either in light of decisions to discontinue activities where such assets are used or when there are evidences that the future operating revenue will not be sufficient to assure their realization.

Assets with finite useful lives are tested for impairment whenever events or changes in circumstances indicate that the asset might be impaired. The Company tests assets with indefinite useful lives (goodwill) for impairment annually in accordance with the accounting policy described in note 2 (b).

The recoverable amounts of assets are determined by comparing the calculations of their value in use and their sales prices. These calculations require the use of judgments and assumptions. The determination of fair values and discounted future operating cash flows requires that the Company makes certain assumptions and estimates with respect to projected cash inflows and cash outflows related to future revenue, costs and expenses. These assumptions and estimates may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products sold by the Company to the market. The use of different assumptions can significantly change our financial statements.

Provisions

The Company recognizes provisions for losses in labor, tax and civil lawsuits, as administrative proceedings, as presented in note 22.  The recognition of a provision for contingent liabilities is based on the assessment of the risk of loss made for each proceeding, which includes assessing available evidences, recent decisions and statistical assumptions, and reflects a reasonable estimate as assessed by management, the General Counsel, and the outside legal counsel.  It is possible that the assumptions used to estimate the provision for contingent liabilities change, which can, therefore, result in changes in future provisions for contingent liabilities.

Derivative instruments

Derivative financial instruments are recognized at fair value based on future cash flow estimates associated to each instrument contracted. The estimates presented may not necessarily be indicative of the amounts that could be obtained in the current market. The use of different assumptions to measure the fair value could have a material effect on the amounts obtained and not necessarily be indicative of the cash amounts that the Company would receive or to settle such transactions.

Deferred income tax and social contribution

The Company recognizes and settles taxes on income based on the results of operations determined in accordance with the Brazilian corporate law, taking into consideration the provisions of the tax law, which are materially different from the amounts calculated for IFRS purposes. Pursuant to IAS 12, the Company recognizes deferred tax assets and liabilities based on the differences between the carrying amounts and the taxable bases of the assets and liabilities.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company regularly tests deferred tax assets for impairment and recognizes an allowance for impairment losses when it is probable that these assets may not be realized, based on the history of taxable income, the projection of future taxable income, and the time estimated for the reversal of existing temporary differences. These calculations require the use of estimates and assumptions. The use of different estimates and assumptions could result in the recognition of an allowance for impairment losses for the entire or a significant portion of the deferred tax assets.

Employee benefits

The actuarial valuation is based on assumptions and estimates related to interest rates, return on investments, inflation rates for future periods, mortality indices, and an employment level projection related the pension fund benefit liabilities.  The accuracy of these assumptions and estimates will determine the creation of sufficient reserves for the costs of accumulated pensions and healthcare plans, and the amount to be disbursed annually on pension benefits.  These assumptions and estimates are subject to significant fluctuations due to different internal and external factors, such as economic trends, social indicators, and our capacity to create new jobs and retain our employees. All assumptions are reviewed at the end of the reporting period.  If these assumptions and estimates are not accurate, there may be the need to revise the reserves for pension benefits, which could significantly impact Oi’s results.

(e)                                  New and revised standards and interpretations

The following new standards and standard interpretations could have material impacts on the Company and are effective for annual periods beginning on or after January 1, 2014. The Company does not plan for an early adoption of these standards.

IAS 32 Offsetting Financial Assets and Financial Liabilities: the revised standards clarifies the meaning of “currently has a legally enforceable right of set-off the recognized amounts” and addresses the classification of certain rights denominated in foreign currency, such as equity instruments or financial liabilities. The revised standard is effective for annual periods beginning on or after January 1, 2014. The Company does not expect the revised standard to have a material impact on its financial statements.

IFRIC 21 Levies: This interpretation clarifies when an entity must recognize a liability to pay levies in accordance with legislation. The liability to pay a levy is recognized only when the obligating event occurs. This interpretation if effective beginning January 1, 2014. The Company does not expect this interpretation to have a material impact on the recognition of its obligations to pay levies.

IFRS 9 Financial Instruments: introduces new requirements for classifying and measuring financial assets. The basis of classification depends on the entity’s business model and the contractual characteristics of the cash flows of financial instruments. Concerning financial liabilities, the main change addresses cases where the fair value option is adopted for financial liabilities, where the changes in the fair value arising from the entity’s credit risk is accounted for in other comprehensive income (rather than in the income statement, except when it gives rise to an accounting mismatch. This standard is effective beginning January 1, 2015. The Company is assessing the impact of IFRS 9 on its set of financial statements.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.                                     FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.        Overview

The table below summarizes our financial assets and financial liabilities carried at fair value at December 31, 2013 and 2012.

		2013
	Accounting measurement	Carrying amount	Fair value
Assets
Cash equivalents	Fair value	2,178,171	2,178,171
Cash investments	Fair value	591,639	591,639
Accounts receivable (i)	Amortized cost	7,096,679	7,096,679
Derivative instruments	Fair value	2,073,179	2,073,179
Other receivables		1,775,691	1,775,691
Available-for-sale financial asset (ii)	Fair value	914,216	914,216

Liabilities
Trade payables (i)	Amortized cost	4,733,498	4,733,498
Borrowings and financing (iii)	Amortized cost	26,478,941	26,103,901
Debentures	Amortized cost	11,119,150	10,941,076
Redeemable preferred shares	Amortized cost	1,076,082	989,234
Share usufruct	Amortized cost	332,039	326,513
Promissory notes	Amortized cost	106,510	97,762
Derivative instruments	Fair value	566,651	566,651
Dividends and interest on capital	Amortized cost	230,721	230,721
Licenses and concessions payable (iv)	Amortized cost	1,484,407	1,484,407
Tax refinancing program (iv)		1,120,304	1,120,304
Payable for the acquisition of equity interest		418,069	418,069

		2012
	Accounting measurement	Carrying amount	Fair value
Assets
Cash equivalents	Fair value	4,144,322	4,144,322
Cash investments	Fair value	2,776,721	2,776,721
Accounts receivable (i)	Amortized cost	7,017,533	7,017,533
Derivative instruments	Fair value	989,099	989,099
Available-for-sale financial asset (ii)	Fair value	905,829	905,829

Liabilities
Trade payables (i)	Amortized cost	4,658,244	4,658,244
Borrowings and financing (iii)	Amortized cost	25,169,701	25,169,701
Debentures	Amortized cost	10,124,052	10,226,344
Redeemable preferred shares	Amortized cost	1,240,437	1,128,621
Share usufruct	Amortized cost	346,376	312,689
Derivative instruments	Fair value	507,769	507,769
Dividends and interest on capital	Amortized cost	576,253	576,253
Licenses and concessions payable iv)	Amortized cost	2,157,997	2,157,997
Tax refinancing program (iv)	Amortized cost	1,085,099	1,085,099

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)                 The balances of trade receivables and trade payables have near terms and, therefore, they are not adjusted to fair value.

(ii)              Corresponds to a 10% stake in PT — Portugal Telecom.

Management considers that (i) TMAR’s 10% stake in PT’s capital and (ii) its two (2) representatives appointed on April 6, 2011 to PT’s Board of Directors do not grant it a significant influence on the financial, operating, and strategic policies of PT. Accordingly, this investment was recognized as an available-for-sale financial asset, as required by IAS 39 and IAS 32.

In the year ended December 31, 2013, TMAR recognized an appreciation of PT shares’ fair value and the impact on Oi’s consolidated financial position was R$8,387, or R$5,535 net of taxes.

(iii)           A significant portion of this balance consists of loans and financing granted by the BNDES, export credit agencies, and other related parties, which correspond to exclusive markets and, therefore, their fair values is similar to their carrying amounts.

(iv)          There is no market for licenses and concessions payable and the tax refinancing program, and, therefore, they are not adjusted to fair value.

3.2.        Fair value of financial instruments

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation. The interpretation of market inputs for the selection of such techniques requires considerable judgment and the preparation of estimates to obtain an amount considered appropriate for each situation. Accordingly, the estimates presented may not necessarily be indicative of the amounts that could be obtained in an active market. The use of different assumptions for the calculation of the fair value may have a material impact on the amounts obtained.

(a)             Derivative instruments

The method used for calculation of the fair value of derivative financial instruments was the future cash flows associated to each instrument contracted, discounted at market rates prevailing at December 31, 2013.

(b)             Non-derivative financial instruments measured at fair value

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(c)              Fair value measurement hierarchy

IFRS 13 defines fair value as the price for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties, in an arm’s length transaction on measurement date. The standard clarifies that the fair value must be based on the assumptions that market participants would consider in pricing an asset or a liability, and establishes a hierarchy that prioritizes the information used to build such assumptions. The fair value measurement hierarchy attaches more importance to available market inputs (i.e., observable data) and a less weight to inputs based on data without transparency (i.e., unobservable data). Additionally, the standard requires that an entity consider all nonperformance risk aspects, including the entity’s credit, when measuring the fair value of a liability.

IFRS 7 establishes a three-level hierarchy to measure and disclose fair value. The classification of an instrument in the fair value measurement hierarchy is based on the lowest level of input significant for its measurement. We present below a description of the three-level hierarchy:

Level 1—inputs consist of prices quoted (unadjusted) in active markets for identical assets or liabilities to which the entity has access on measurement date;

Level 2—inputs are different from prices quoted in active markets used in Level 1 and consist of directly or indirectly observable inputs for the asset or liability. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active; or inputs that are observable for the asset or liability or that can support the observed market inputs by correlation or otherwise for substantially the entire asset or liability.

Level 3—inputs used to measure an asset or liability are not based on observable market variables. These inputs represent management’s best estimates and are generally measured using pricing models, discounted cash flows, or similar methodologies that require significant judgment or estimate.

There were no transfers between levels and/or allocations to Level 3 between December 31, 2013 and December 31, 2012.

	Fair value
	measurement	Fair value	Fair value
	hierarchy	2013	2012
Assets
Cash equivalents	Level 2	2,178,171	4,144,322
Cash investments	Level 2	591,639	2,776,721
Derivative instruments	Level 2	2,073,179	989,099
Available-for-sale financial asset	Level 1	914,216	905,829
Liabilities
Derivative instruments	Level 2	566,651	514,297

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.3.        Measurement of financial assets and financial liabilities at amortized cost

We concluded that the discount to present value of financial assets and financial liabilities under the amortized cost method does not apply, based on the valuation made for this purpose, for the following main reasons:

•                          Accounts receivables: near-term maturity of bills.

•                          Trade payables, dividends and interests on capital: all obligations are due to be settled in the short term.

•                          Borrowings and financing: all transactions are adjusted for inflation based on contractual indices.

•                          Licenses and concessions payable, and tax refinancing program: all obligations are adjusted for inflation based on the contractual indices.

3.4.        Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows, and price risk), credit risk, and liquidity risk. The Company and its subsidiaries use derivative financial instruments to protect them against certain exposures to these risks.

Risk management is carried out by the Company’s treasury officer, in accordance with the policies approved by management.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

Under the Hedging Policy, market risks are identified based on the features of financial transactions contracted and to be contracted during the year. Several scenarios are then simulated for each of the risk factors using statistical models, used as basis to measure the impacts the on Group´s financial income (expenses). Based on this analysis, the Executive Committee annually agrees with the Board of Directors the Risk Guideline to be followed in each financial year. The Risk Guideline is equivalent to the worst expected impact of financial income (expenses) on the Group’s net income, with 95% of level of confidence. To ensure a proper risk management, according to the Risk Guideline, the treasury can contract hedging instruments, including derivative transactions such as swaps and currency forwards. The Company and its subsidiaries do not use derivative financial instruments for other purposes.

With the approval of the Policies, a Financial Risk Management Committee that meets monthly was created, currently consisting of the CEO, the CFO, the Executive Planning Officer, the Development and New Business Management Officer, the Tax Officer, the General Controller, and the Treasury Officer, and the Internal Audit Officer as observer.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks.

3.4.1.        Market Risk

(a)                        Foreign exchange risk

Financial assets

Foreign currency-denominated cash equivalents and cash investments are basically maintained in securities issued by financial institutions abroad similar to Bank Certificates of Deposit (CDBs) traded in Brazil (time deposits).

The risk associated to these assets arises from the possible exchange rate fluctuations that may reduce the balance of these assets when translated into Brazilian reais. Oi’s and its subsidiaries’ assets subject to this risk represent approximately 13.0% (6.4% at December 31, 2012) of our total cash and cash equivalents and cash investments.

Additionally, subsidiary TMAR has an available-for-sale financial asset related to the investment in Portugal Telecom’s shares.

Financial liabilities

Oi and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. Oi’s and subsidiaries’ borrowings and financing exposed to this risk represent approximately 37.7% (35.4% at December 31, 2012) of total liabilities from borrowings and financing, less the currency hedging transactions contracted. In order to minimize this type of risk, we enter into foreign exchange hedges with financial institutions. Out of the consolidated foreign currency—denominated debt, 99.6% (97% at December 31, 2012) is protected by exchange swaps, currency forwards, and cash investments in foreign currency. The unrealized gains or losses on hedging transactions are measured at fair value, as described in (a) above.

These financial assets and liabilities are presented in the balance sheet as follows:

	2013		2012
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash equivalents	369,292	369,292	449,791	449,791
Cash investments	30,334	30,334	13,246	13,246
Available-for-sale financial asset (Note 19)	914,216	914,216	905,829	905,829
Derivative instruments	1,954,915	1,954,915	780,622	780,622
Financial liabilities
Borrowings and financing	14,566,437	14,566,437	12,848,763	12,848,763
Derivative instruments (Note 19)	369,464	369,464	369,166	369,166

Derivative instruments are summarized as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Derivatives designated for hedge accounting
		Fair value
		Amounts (payable)/receivable
	Maturity	2013	2012
Cross currency swap contracts US$/R$	1.5 - 8.3	865,664	469,935
Cross currency swap contracts US$/Fixed rate	6.8	420,215	74,484

	Derivatives not designated for hedge accounting
		Fair value
		Amounts (payable)/receivable
	Maturity	2013	2012
Cross currency swap contracts US$/R$	0.8 - 2.1	21,649	(4,254)
Cross currency swap contracts R$/US$	2.1	(31,969)	(18,571)
US$/R$ NDFs	< 1 year	177,140	(106,416)
EUR/R$ NDFs	< 1 year	132,752	(3,721)

The main foreign currency hedge transactions contracted with financial institutions to minimize the foreign exchange risk are as follows:

Cross currency swap contracts (plain vanilla)

US$/R$: Refer to foreign exchange swaps to protect its US dollar-denominated debt payments. Under these contracts, the asset position is in US dollars plus a fixed interest rate or in US LIBOR plus a fixed interest rate, and the liability position a percentage of interbank deposit rate (CDI) or a fixed rate in real. The main risk of loss in the asset position of these instruments is the US dollar exchange rate fluctuation; however, such losses would be fully offset by the US dollar-denominated debt’s maturities.

R$/US$: Refer to foreign exchange swaps to reverse swap contracts. Under these contracts, the asset position is in US dollar plus a fixed rate and the liability position is a percentage of CDI. The main risk of loss in the liability position of these instruments is the US dollar exchange rate fluctuation; however, such possible losses would be fully offset by the maturities of the reversed US dollar-denominated swaps.

Non-deliverable forwards (NDFs)

US$/R$: Refer to future US dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of adverse fluctuations on US dollar-denominated debt. In order to extend the hedging period, we can roll over these instruments by selling US dollars for the period equivalent to the short-term NDF in the portfolio and simultaneously purchase US dollars for longer positions.

Euro/R$: Refer to future Euro dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of adverse

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

fluctuations on Euro-denominated debt. In order to extend the hedging period, we can roll over these instruments by selling Euro for the period equivalent to the short-term NDF in the portfolio and simultaneously purchase Euro for longer positions.

As at December 31, 2013 and 2012, the amounts shown below were recorded as gain or loss on derivatives (see note 7):

	2013	2012
Gain/(loss) on currency swaps	676,490	458,774
Currency forwards	478,152	467,041
Total	1,154,642	925,815

We recognized the changes in other comprehensive income the changes below, referring to foreign currency hedges designated for hedge accounting treatment:

Table of changes in hedge accounting effects in other comprehensive income

Balance in 2012	128,127
Loss on designated hedges	(126,511)
Transfer on ineffective portion to profit or loss	(16,611)
Amortization of hedges to profit or loss at effective rate	36,072
Deferred taxes on hedge accounting	36,397
Balance in 2013	57,474

(a.1) Foreign exchange risk sensitivity analysis

As at December 31, 2013, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies at yearend. The rates used for the probable scenario were the rates prevailing at the end of December 2013. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	2013	Depreciation
Probable scenario
US dollar	2.3426	0%
Euro	3.2265	0%
Possible scenario
US dollar	2.9283	25%
Euro	4.0331	25%
Remote scenario
US dollar	3.5139	50%
Euro	4.8398	50%

As at December 31, 2013, management estimated the outflow for the payment of interest and principal of its debt pegged to exchange rates based on the interest rates prevailing at the end of this annual reporting period and the exchange rates above.

The impacts of foreign exchange exposure, in the sensitivity scenarios estimated by Oi, are shown in the table below:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

2013

Description	Individual risk	Probable scenario	Possible scenario	Remote scenario

US dollar debt	Dollar appreciation	12,522,529	15,653,161	18,783,794
Derivative financial instruments (net position - US$)	Dollar depreciation	(12,262,210)	(15,327,763)	(18,393,315)
US dollar cash	Dollar depreciation	(399,223)	(499,029)	(598,835)
Euro debt	Euro appreciation	2,425,781	3,032,226	3,638,672
Derivative financial instruments (net position - euro)	Euro depreciation	(2,415,315)	(3,019,144)	(3,622,973)
Euro cash	Euro depreciation	(403)	(504)	(605)
Total pegged to exchange rate		(128,841)	(161,053)	(193,262)

(b)                        Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions. The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), Broad Consumer Price Index (IPCA) or the CDI, in the case of real-denominated debt, and on the LIBOR, in the case of U.S. dollar-denominated debt.

As at December 31, 2013, approximately 65.7% (68.0% at December 31, 2012) of the incurred debt, less adjustment for derivative transactions, was subject to floating interest rates. After the derivative transactions, approximately 77.5% (72.6% at December 31, 2012) of the consolidated debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after the hedging transactions is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments and hedging adjustments.  However, as the Company’s and its subsidiaries’ cash is invested mainly in securities pegged to the CDI fluctuation, the net exposure to CDI of current liabilities does not constitute a material risk for the Company and its subsidiaries.

We continuously monitor these market rates to assess the possible contracting of instruments to hedge against the risk of fluctuation of these rates.

These assets and liabilities are presented in the balance sheet as follows:

	2013		2012
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	1,808,879	1,808,879	3,694,531	3,694,531
Cash investments	561,305	561,305	2,763,475	2,763,475
Derivative instruments	118,264	118,264	208,477	208,477
Financial liabilities
Borrowings and financing	22,374,264	22,166,695	22,005,174	21,680,834
Derivative instruments	197,187	197,187	145,132	145,132

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The amounts of contracted derivatives to hedge against floating interest rates on outstanding debt are summarized below:

	Derivatives designated for hedge accounting
		Fair value
		Amounts (payable)/receivable
	Maturity	2013	2012
Fixed rate/DI swaps	6.8	(53,625)	41,189
US$ LIBOR/US$ fixed rate swaps	1.5	(4,066)	(6,779)

	Derivatives not designated for hedge accounting
		Fair value
		Amounts (payable)/receivable
	Maturity	2013	2012
CDI + spread/CDI swaps			388
Fixed rate/DI swaps	6.8		57,446
US$ LIBOR/US$ fixed rate swaps	2.1 - 8.1	(133,417)	(138,353)
US$ fixed rate/US$ LIBOR swaps	8.1	112,185	109,454

The main hedging transactions contracted with financial institutions to minimize the interest rate risk are as follows:

Interest rate swaps

US$ LIBOR/US$ fixed rate: Refer to interest rate swaps to protect debt payments pegged to US dollar floating rates from exchange fluctuation. Under these contracts, the asset position in US dollar LIBOR and the liability position is a fixed rate. The risk of loss in the asset position of these instruments is, therefore, the fluctuation of the US dollar LIBOR; however, such possible losses would be fully offset by maturities of US dollar-denominated debt pegged to LIBOR.

US$ fixed rate/US$ LIBOR: Refers to the interest rate swap transaction that changes US dollar-denominated debt payments from fixed rate to floating rate. Under this contract, the asset position is a US dollar fixed rate and a LIBOR liability position to reduce the cost of the backing debt, as part of Oi’s onerous liability management strategy.

CDI + spread/CDI: Refer to interest rate swaps to protect payments of Brazilian-real denominated debentures pegged to CDI plus spread. Under such contract, the asset position is in CDI plus spread and a liability position is a percentage of CDI.

R$ fixed rate/CDI: Refer to interest rate swaps to convert a foreign exchange swap liability position at a fixed rate into R$ to a liability subject to a DI percentage. This transaction is intended to swap

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

the exchange peg of a certain dollar-denominated debt to a floating DI position, cancelling the debt’s current fixed rate position.

As at December 31, 2013 and 2012, the amounts shown below were recorded as gain or loss on derivatives:  (see Note 7)

	2013	2012
Gain/(loss) on interest rate swap	3,878	(87,343)
Total	3,878	(87,343)

We recognized in other comprehensive income the changes below, referring to interest rate hedges designated for hedge accounting treatment:

Table of changes in hedge accounting effects in other comprehensive income

Balance in 2012	12,057
Loss on designated hedges	(80,487)
Transfer on ineffective portion to profit or loss	500
Amortization of hedges to profit or loss at effective rate	(24,075)
Deferred taxes on hedge accounting	35,381
Balance in 2013	(56,624)

(b.1) Interest rate fluctuation risk sensitivity analysis

Management believes that the most significant risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP, the IPCA, the USD LIBOR, and mainly the CDI. This risk is associated to an increase in those rates.

As at December 31, 2013, management estimated the fluctuation scenarios of the rates DI, IPCA, TJLP, and USD LIBOR. The rates used for the probable scenario were the rates prevailing at the end of the reporting period. These rates have been stressed by 25 and 50 percent, and used as benchmark for the possible and remote scenarios. Note that the TJLP has remained stable since July 2009 at 6% per year. This rate dropped to 5.5% in July 2012 and to 5.0% per year in December de 2012, and remained at 5.0% per year until December 2013.

12/31/2013

Interest rate scenarios

Probable scenario				Possible scenario				Remote scenario
CDI	IPCA	TJLP	6M USD LIBOR	CDI	IPCA	TJLP	6M USD LIBOR	CDI	IPCA	TJLP	6M USD LIBOR
9.77%	5.91%	5.00%	0.3480%	12.21%	7.39%	6.25%	0.4350%	14.66%	8.87%	7.50%	0.5220%

As at December 31, 2013, management estimated the future outflows for the payment of interest and principal of its debt pegged to CDI, IPCA, TJLP, and US$ LIBOR based on the interest rates above. The outflows for repayment of Oi Group related party debt were not considered.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities. The fair values of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuations in interest rates, as the interest rates used to estimate future cash outflows would be the same rates that discount such flows to present value.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

2013

Transaction	Individual risk	Probable scenario	Possible scenario	Remote scenario
CDI pegged debt	CDI increase	4,256,213	5,136,738	6,013,056
IPCA pegged debt	IPCA increase	614,601	658,613	703,902
Derivative financial instruments (net position - CDI)	CDI increase	3,866,455	4,745,402	5,615,088
TJLP pegged debts	TJLP increase	1,490,033	1,699,028	1,951,555
US LIBOR pegged debts	US LIBOR increase	201,243	205,857	210,469
Derivative financial instruments (net position - LIBOR)	Drop in US LIBOR	(121,897)	(125,652)	(129,408)
Total pegged to interest rates		10,306,648	12,319,986	14,364,662

3.4.2.                  Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at December 31, 2013, approximately 98.6% of the consolidated cash investments were made with counterparties with a AAA, AA or sovereign risk rating.

3.4.3.                  Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions.

Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses, pay dividends, and refinance its debt.

Conditions are met with internally generated cash flows, short- and long-term debt, and third party financing. These sources of funds, coupled with the Company’s solid financial position, will continue to ensure the compliance with established capital requirements.

The Oi Group has two revolving credit facilities that increases short-term liquidity and increases the cash management efficiency, and is consistent with its capital cost reduction strategic focus. The revolving credit facilities were contracted in November 2011 and December 2012 with syndicates consisting of several global banks.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The following are the contractual maturities of the financial liabilities, including estimated interest payments, where applicable:

	Less than a year	One to three year	Four to five years	Over five years	Total
At December 31, 2013
Borrowings and financing, and derivative instruments (i)	3,855,259	16,423,096	4,358,303	8,370,961	33,007,619
Debentures (i)	3,255,744	6,542,906	5,215,787	2,015,733	17,030,170
Trade payables (ii)	1,695,512				1,695,512
Redeemable preferred shares	291,846	895,306	157,442		1,344,594
Usufruct	313,030	80,987	18,935		412,952
Licenses and concessions (iii)	457,173	1,024,669	2,565		1,484,407

The amounts disclosed in the tables take into account the contractual undiscounted payment outflow estimates, these amounts are not reconciled with the amounts disclosed in the balance sheet for borrowings and financing, derivative instruments, and trade payables.

(i)        Includes the future interest payment estimates, calculated based on the applicable interest rates and takes into account all the interest and principal payments that would be made on the contractual settlement dates;

(ii)     Consists of the estimated obligations for the purchase of fixed-line and mobile telephony equipment with contractual obligations entered into with our suppliers, including all the significant terms and conditions, and the approximate transaction life; and

(iii)  Consists of obligations due to ANATEL related to the radiofrequency licenses. Includes accrued, unpaid interest for each period.

Capital management

The Company manages its equity structure according to best market practices.

The objective of capital management is to ensure that liquidity levels and financial leverage that allow the sustained growth of the Group, the compliance with the strategic investment plan, and returns to our shareholders.

The Company may change its capital structure, according to existing economic and financial conditions, to optimize its financial leverage and debt management.

The indicators used to measure capital structure management are: gross debt to gross debt to accumulated twelve-month EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization), net debt (gross debt less cash and cash equivalents and cash investments) to accumulated twelve-month EBITDA, and the interest coverage ratio, as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Gross debt to EBITDA	from 2x to 4.5x
Net debt to EBITDA	from 1.4x to 3x
Interest coverage ratio (*)	greater than 1.75

(*) Measures the Company’s ability to settle its future interest obligations.

3.4.4.                  Risk of acceleration of maturity of borrowings and financing

Under some debt instruments of the Company, default events can trigger the accelerated maturity of other debt instruments. The impossibility to incur in new debt might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the borrowings raised can reduce the amount of funds available for capital expenditures.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the debt is detailed in Note 18, ‘Covenants’.

4.                                     NET OPERATING REVENUE

	2013	2012	2011
Gross operating revenue	45,252,584	44,264,134	43,867,792

Deductions from gross revenue	(16,830,437)	(16,132,462)	(15,960,803)
Taxes	(9,538,623)	(9,920,585)	(10,109,721)
Other deductions	(7,291,814)	(6,211,877)	(5,851,082)

Net operating revenue	28,422,147	28,131,672	27,906,989

5.                                     EXPENSES BY NATURE

	2013	2012	2011
Third-part services	(6,025,594)	(5,949,845)	(5,407,188)
Depreciation and amortization	(5,745,742)	(5,306,076)	(5,708,902)
Interconnection	(3,965,623)	(4,414,481)	(4,651,235)
Personnel (i)	(2,463,415)	(2,021,325)	(1,893,716)
Grid maintenance service	(2,372,140)	(2,285,898)	(2,211,107)
Rents and insurance	(2,066,929)	(1,808,255)	(1,658,294)
Allowance for doubtful accounts	(849,779)	(596,405)	(920,872)
Telecommunications Inspection Fund (FISTEL) fee	(689,043)	(714,803)	(673,832)
Advertising and publicity	(556,536)	(486,370)	(558,941)
Costs of handsets and other	(515,377)	(541,939)	(232,191)
Materials	(221,354)	(156,600)	(191,307)
Concession Agreement Extension Fee - ANATEL	(93,563)	(137,068)	(119,200)
Other costs and expenses	(249,330)	(262,267)	(235,781)
TOTAL	(25,814,425)	(24,681,332)	(24,462,566)

Classified as:

Cost of sales and/or services	(16,584,540)	(15,888,268)	(16,260,109)
Selling expenses	(5,553,891)	(5,417,716)	(5,095,236)
General and administrative expenses	(3,675,994)	(3,375,348)	(3,107,221)
TOTAL	(25,814,425)	(24,681,332)	(24,462,566)

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)                           Includes employee training expenses totaling R$10,214 (R$22,157 at December 31, 2012) in consolidated.

6.                                     OTHER OPERATING INCOME (EXPENSES)

	2013	2012	2011
Other operating income
Gain on divestures (Note 1)	1,496,579
Tax recoveries and recovered expenses	698,989	732,123	677,499
Rental of operational infrastructure and other	394,857	447,050	400,501
Income from asset sales	214,127	426,271	170,536
Fines	181,629	261,992	232,918
Technical and administrative services	51,970	118,662	122,039
Expired dividends	35,744	74,732	189,023
Other income	54,149	128,881	83,075
TOTAL	3,128,044	2,189,711	1,875,591

Other operating expenses
Taxes	(1,171,083)	(989,231)	(892,166)
Provisions/reversals	(381,949)	(440,447)	(931,807)
Fines	(123,450)	(20,053)	(62,950)
Employee and management profit sharing	115,671	(418,136)	(57,939)
Write-off of property, plant and equipment	(72,992)	(96,781)	(135,527)
Court fees	(63,225)	(68,195)	(66,621)
Derecognition of carrying amount — Paggo goodwill		(783)	(36,211)
Provision for pension and related funds	(10,325)	(382,875)	(7,823)
Other expenses	(210,891)	(141,512)	(250,798)
TOTAL	(1,918,244)	(2,558,013)	(2,441,842)

7.                                     FINANCIAL INCOME (EXPENSES)

	2013	2012	2011
Financial income
Interest and inflation adjustment on other assets	700,186	785,842	688,928
Investments yield	293,723	635,547	1,037,158
Dividends received (i)	78,173	99,181	187,836
Exchange differences on translating foreign cash investments	69,626	616,546	241,127
Interest and inflation adjustment on intragroup loans		31,757
Other income	254,088	196,545	95,936
TOTAL	1,395,796	2,365,418	2,250,985

Financial expenses and other charges
a) Borrowing and financing costs
Inflation adjustment and exchange differences on third-party borrowings	(2,013,066)	(1,336,344)	(1,030,099)
Interest on borrowings payable to third parties	(1,591,915)	(1,639,893)	(1,584,487)
Interest on debentures	(1,023,118)	(838,417)	(825,591)
Derivative transactions	1,158,520	244,358	209,929
Inflation adjustment to redeemable preferred shares	(64,122)	(71,063)	(88,406)
Fixed dividends on redeemable preferred shares	(57,407)	(58,778)	(71,428)
Portion equivalent to fixed dividends		(6,106)
Interest on share usufruct	(37,339)	(36,271)	(41,921)
Interest on promissory notes	(6,547)		(17,846)
Subtotal:	(3,634,994)	(3,742,514)	(3,449,849)
b) Other charges
Interest and inflation adjustment on other liabilities	(615,810)	(535,637)	(865,758)
Inflation adjustment of provisions	(246,936)	(287,008)	(383,172)
Tax on transactions and bank fees	(194,830)	(274,402)	(411,101)
Interest on taxes in installments - tax financing program	(81,262)	(94,489)	(177,847)
Impairment of available-for-sale financial asset		(59,354)
Interest on dividends and interest on capital	(6)	(151)	(2,298)
Other expenses	(209,550)	(260,545)	(96,738)
Subtotal:	(1,348,394)	(1,511,586)	(1,936,914)
Impairment of available-for-sale financial asset			(667,926)
TOTAL	(4,983,388)	(5,254,100)	(6,054,689)
Financial Income (Expenses)	(3,587,592)	(2,888,682)	(3,803,704)

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)                  On May 17, 2013, subsidiary TMAR received dividends for PT of €0.325 per share, totaling €29,137 (R$75,994).

8.                                     INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	2013	2012	2011
Income tax and social contribution
Current taxes	(419,676)	(1,051,915)	(660,184)
In the year	(494,476)
In prior years (i)	74,800
Deferred taxes	382,535	986,496	770,852
TOTAL	(37,141)	(65,419)	110,668
Current and deferred taxes (in the year)	(111,941)
Current taxes (in prior years)	74,800

	2013	2012	2011
Profit (loss) before taxes	212,180	177,808	(925,532)
Profit of companies not subject to income tax and social contribution calculation	38,372	(10,735)	(13,236)
Total taxed income	250,552	167,073	(938,768)
Income tax and social contribution
Income tax and social contribution on taxed income	(85,188)	(56,805)	319,181
Tax effect of interest on capital	(6,035)	(4,406)	642
Recognition of share usufruct income (ii)	(11,900)	(11,900)	(8,925)
Expenses on inflation adjustment to and fixed dividends on redeemable preferred shares	(41,320)	(46,234)	(54,344)
Tax incentives (basically, operating profit) (iii)	31,573	180,281	129,589
Permanent deductions (additions) (iv)	145,733	(28,430)	8,008
Utilization of CSLL tax loss carryforwards	25,783	613	197
Unrecognized deferred tax assets (v)	(170,588)	(113,256)	(132,473)
Recognized deferred tax assets (vi)		14,717	27,599
Derecognition of deferred tax assets related to the corporate restructuring			(178,807)
Income tax and social contribution effect on income statement	(111,941)	(65,419)	110,668

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)            Refer to adjustments to the income tax and social contribution tax loss carryforwards determined in calendar 2008.

(ii)           Refers to income on the usufruct of shares that is being added on a straight-line basis to taxable income, according to the maturities of the agreements in effect;

(iii)          Refers to the exploration income recognized in the subsidiaries TMAR’s and TNL PCS’s income statement pursuant to Law 11638/2007.

(iv)          The main components of permanent deduction (addition) tax effects are: nondeductible fines, sponsorships, nondeductible donations, income from expired dividends, goodwill amortization (pre-merger period), reversals of provisions, and investment in FINOR.

(v)           Refer to adjustments to deferred tax assets because of subsidiaries that do not recognize tax credits on tax loss carryforwards.

(vi)          Refers basically to the recognition of subsidiaries’ deferred taxes since the reviewed earnings projections point to the recoverability of the amounts.

The financial statements for the year ended December 31, 2013 have been prepared considering management’s best estimates and the criteria set out in the Transitional Tax Regime (RTT).

Management conducted an initial valuation of the material aspects of its operations/businesses, based on the provisions of Provisional Act 627, of November 11, 2013 (“MP 627/2013”) and Regulatory Instruction 1397, of September 16, 2013, as amended by Regulatory Instruction 1422, of December 19, 2013 (“IN 1397/2013”).

Even though MP 627/2013 becomes effective on January 1, 2015, it offers an early adoption option (irrevocable), beginning January 1, 2014.

Management has not yet decided whether or not it will make the early adoption option since: (i) MP 627/2013 still has to be regulated; (ii) MP 627/2013 could be significantly amended in light of the several amendments proposed, including as regards the effects arising from its early adoption; (iii) to date no statute has been issued setting the deadline and method to early adopt the effects of MP 627/2013; and (iv) the adjustments to the financial statements as a result of the non-early adoption have not yet been determined.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

9.                                     CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended December 31, 2011 and 2010, are classified as held for trading securities and are measured at their fair values.

(a)                                 Cash and cash equivalents

	2013	2012
Cash	306,737	347,346
Cash equivalents	2,178,171	4,144,322
Total	2,484,908	4,491,668

	2013	2012
Exclusive investment funds	1,354,627	3,654,226
Bank certificates of deposit (CDBs)	560,509	438,882
Time deposits	225,944	23,145
Repurchase agreements	30,250	23,722
Other	6,841	4,347
Cash equivalents	2,178,171	4,144,322

(b)                                 Cash investments

	2013	2012
Exclusive investment funds	492,510	2,407,900
Private securities	99,129	368,821
Total	591,639	2,776,721
Current	492,510	2,713,029
Non-current	99,129	63,692

(c)                                  Breakdown of the exclusive investment funds portfolios

	2013	2012
Repurchase agreements	772,862	3,104,259
Bank certificates of deposit (CDBs)	445,981	124,788
Time deposits	117,224	343,279
Government securities		49,979
Other	18,560	31,921
Securities classified as cash equivalents	1,354,627	3,654,226

Government securities	462,177	2,394,654
Other	30,333	13,246
Securities classified as short-term investments	492,510	2,407,900

Total invested in exclusive funds	1,847,137	6,062,126

Oi and its subsidiaries have cash investments in exclusive investment funds in Brazil and abroad, for the purpose of obtaining a return on its cash, and which are benchmarked against the CDI in Brazil and LIBOR abroad.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

10.                              ACCOUNTS RECEIVABLE

	2013	2012
Billed services	5,589,716	5,301,974
Unbilled services	1,467,865	1,888,295
Mobile handsets and accessories sold	693,140	578,551
Allowance for doubtful accounts	(654,042)	(751,287)
Total	7,096,679	7,017,533

The aging list of trade receivables is as follows:

	2013	2012
Unbilled	1,467,865	1,888,295
Current	2,998,638	3,377,007
Receivables from other carriers	1,403,182	737,060
Past-due up to 60 days	1,142,804	1,162,487
Past-due from 61 to 90 days	162,219	154,918
Past-due from 91 to 120 days	145,272	127,301
Past-due from 121 to 150 days	113,931	100,194
Past-due from 151 to 180 days	316,810	221,558
Total	7,750,721	7,768,820

The changes in the allowance for doubtful accounts were as follows:

Balance at Jan 1, 2012	(583,830)
Increase due to corporate reorganization	(363,253)
Allowance for doubtful accounts	(502,509)
Trade receivables written off as uncollectible	698,305
Balance in 2012	(751,287)
Allowance for doubtful accounts	(849,779)
Trade receivables written off as uncollectible	947,024
Balance in 2013	(654,042)

11.                              CURRENT AND DEFERRED TAXES

	Assets
	2013	2012
Current taxes payable
Recoverable income tax (IRPJ) (i)	419,811	821,117
Recoverable social contribution (CSLL) (i)	158,475	320,922
Withholding income taxes - IRRF/CSLL (ii)	340,510	599,496
Total current	918,796	1,741,535

Deferred and recoverable taxes on income
Income tax on tax credits - merged goodwill (iii)	1,311,330
Social contribution on tax credits - merged goodwill (iii)	472,079
Income tax on temporary differences (v)	2,739,904	1,832,712
Social contribution on temporary differences (v)	848,677	514,698
Income tax on tax loss carryforwards (v)	1,859,941	1,068,594
Social contribution on tax loss carryforwards (v)	747,316	516,359
Deferred income tax — asset appreciation (iv)	(2,857,033)
Deferred social contribution — asset appreciation (iv)	(1,028,532)
Other deferred taxes (vi)	382,065	326,871
Non-current	4,475,747	4,259,234

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	LIABILITIES
	2013	2012
Current taxes payable
Income tax payable	275,842	719,944
Social contribution payable	156,621	345,828
Total current	432,463	1,065,772

	2013	2012
Temporary additions (deductions) by nature:	5,371,990	5,861,294
Provisions	1,704,234	1,989,192
Provisions for suspended taxes	206,653	167,550
Provisions for pension funds and impacts of IAS 19	228,124	305,386
Allowance for doubtful accounts	611,713	621,917
Profit sharing	63,031	137,349
Exchange differences	493,488	278,479
Merged goodwill (iii)	1,783,409	1,980,775
Adjustment to fair value of available-for-sale financial assets	238,974	241,826
Hedge accounting	(438)	(72,216)
Other temporary additions and deductions	42,802	211,036

(i)            Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)           Refer to corporate income tax credits on cash investments, intragroup loans, dividends and other that are used as deductions from income tax for the year, and social contribution withheld at source on services provided to government agencies.

(iii)          Oi merged the deferred income tax and social contribution amounts calculated as tax benefit originating from the goodwill paid on acquisition and recognized by the acquirees in 2009. The tax credits are realized as goodwill based on the STFC license and the appreciation of tangible assets is amortized, and should be utilized in tax offsetting estimated until 2034.

(iv)          As a result of the Corporate Reorganization, approved on February 27, 2012, Oi merged the deferred income tax and social contribution amounts (liabilities) calculated on the property, plant and equipment and intangible asset appreciation, determined at the time of the acquisition of control of Brasil Telecom S.A.

(v)           Deferred income tax and social contribution assets are recognized only to the extent that it is probable that there will be a positive tax base for which temporary differences can be used and tax loss carryforwards can be offset. Deferred income tax and social contribution assets are reviewed at the end of each annual period and are written down as their realization is no longer possible. The Company and its subsidiaries offset their tax loss carryforwards against taxable income up to a limit of 30% per year, pursuant to the prevailing tax law.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company has credits resulting from tax loss carryforwards to be offset future against taxable income, both amounting to R$574,221 (R$514,617 at December 31, 2012). The offset tax loss carryforwards income tax is limited to 30% of annual taxable income and can be carried forward indefinitely.

The Company did not recognize the deferred income tax and social contribution on these amounts, due to the lack of expectations for the realization these amounts, taking into account the current stage of its operations.

Additionally, as at December 31, 2013, only part of tax credits on tax loss carryforwards or tax credits on temporary differences has been recognized for direct and indirect subsidiaries that do not have a profitability history and or do not expect to generate sufficient taxable profit. Unrecognized tax credits total R$223,503 (R$154,849 at December 31, 2012).

The table below shows the expected realization periods of deferred tax assets resulting from tax credits on tax loss carryforwards and temporary differences:

2014	620,434
2015	252,301
2016	786,659
2017	723,809
2018	945,853
2019 to 2021	2,694,101
2022 to 2023	172,681
Total	6,195,838

(vi)                              Refer mainly to prior years’ prepaid income tax and social contribution that will be offset against federal taxes payable.

Changes in deferred income tax and social contribution

	Balance in 2012	Recognized in deferred tax income/ expenses	Additions/ (offsets)	Recognized directly in equity	Recognized in financial income/ (expenses)	Balance in 2013
Deferred tax assets related to:
Provisions	1,989,192	(284,958)				1,704,234
Provisions for suspended taxes	167,550	39,103				206,653
Provisions for pension funds and impacts of IAS 19 R	305,386	(18,116)		(59,146)		228,124
Allowance for doubtful accounts	621,917	(10,204)				611,713
Profit sharing	137,349	(74,318)				63,031
Foreign exchange differences	278,479	215,009				493,488
Merged goodwill	1,980,775	(197,366)				1,783,409
Adjustment to fair value of available-for-sale financial assets	241,826	(2,852)				238,974
Hedge accounting	(72,216)			71,778		(438)
Other temporary additions and deductions	211,036	(168,225)			(9)	42,802
Income tax loss carryforwards	1,536,376	323,565				1,859,941
Social contribution carryforwards	669,610	77,706				747,316
Deferred taxes on asset appreciation	(4,368,756)	483,191				(3,885,565)
Other deferred taxes — prior years’ credit balance	326,861		(12,096)		67,300	382,065
Total	4,025,385	382,535	(12,096)	12,632	67,291	4,475,747

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

12.                              OTHER TAXES

	ASSETS
	2013	2012
Recoverable State VAT (ICMS) (i)	2,102,249	1,980,203
Taxes on revenue (PIS/COFINS)	197,036	183,765
Other	65,958	131,228
Total	2,365,243	2,295,196
Current	1,474,408	1,557,177
Non-current	890,835	738,019

	LIABILITIES
	2013	2012
State VAT (ICMS)	1,248,232	1,400,997
ICMS Agreement No. 69/1998	443,305	444,600
Taxes on revenue (PIS/COFINS)	1,141,601	1,781,148
FUST/FUNTTEL/broadcasting fees	762,289	716,088
Other	264,448	143,819
Total	3,859,875	4,486,652
Current	2,112,863	2,248,081
Non-current	1,747,012	2,238,571

(i) Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

13.                              JUDICIAL DEPOSITS

In some situations the Company makes, by legal requirement or to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counsel, as probable, possible, or remote.

	2013	2012
Civil	8,355,816	7,979,742
Tax	2,277,236	1,691,957
Labor	1,734,136	2,119,141
Court-blocked deposits	226	376
Total	12,367,414	11,791,216
Current	1,316,478	2,068,691
Non-current	11,050,936	9,722,525

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

14.                              INVESTMENTS

	2013	2012
Investment in subsidiaries
Joint arrangements	86,633	98,882
Tax incentives, net of allowances for losses	31,656	23,861
Other investments (i)	55,397	56,897
Total	173,686	179,640

(i)                           The other investments includes amounting to R$32,222 related to the investment of subsidiary TMAR in Hispamar Satélites S.A. (“Hispamar”), which is mainly engaged in outsourcing the manufacturing, the launching and operation of satellites. TMAR’s stake in Hispamar is lower than 20% and it does not have significant influence in the latter’s management.

Summary of changes in investment balances

Balance at Jan 1, 2012	166,249
Other	13,391
Balance in 2012	179,640
Share of profits of subsidiaries	(17,750)
Capital increase	5,500
Other	6,296
Balance in 2013	173,686

15.                              PROPERTY, PLANT AND EQUIPMENT

	Works in progress	Automatic switching equipment	Transmission and other equipment	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance in 2011	3,522,226	13,431,524	27,383,392	22,598,862	3,922,470	3,273,135	74,131,609
IFRS 11 adjustments			(33)	(13,238)		(741)	(14,012)
Balance at Jan 1, 2012	3,522,226	13,431,524	27,383,359	22,585,624	3,922,470	3,272,394	74,117,597
Additions	3,151,131	275,395	1,563,537	425,579	166,402	130,511	5,712,555
Write-offs	(171,681)	(8,726)	(114,935)	(325,776)	(105,360)	(143,895)	(870,373)
Transfers	(2,374,553)	248,075	1,349,552	616,564	15,627	144,735
Transfers to assets held for sale				(30,407)	(451,224)		(481,631)
Balance in 2012	4,127,123	13,946,268	30,181,513	23,271,584	3,547,915	3,403,745	78,478,148
Additions	2,962,149	250,669	1,748,747	624,339	44,182	172,192	5,802,278
Write-offs	(395,610)	(4,128)	(493,888)	(269,671)	(14,055)	(65,617)	(1,242,969)
Transfers	(2,123,980)	257,082	1,159,470	665,141	(129,241)	171,528
Transfer to non-current assets held for sale				(125,920)	(448,815)		(574,735)
Balance in 2013	4,569,682	14,449,891	32,595,842	24,165,473	2,999,986	3,681,848	82,462,722
Accumulated depreciation
Balance in 2011		(11,218,141)	(17,538,141)	(17,530,500)	(2,407,998)	(2,142,860)	(50,837,640)
IFRS 11 adjustments			15	6,735		299	7,049
Balance at Jan 1, 2012		(11,218,141)	(17,538,126)	(17,523,765)	(2,407,998)	(2,142,561)	(50,830,591)
Depreciation expenses		(412,714)	(2,085,016)	(706,120)	(160,380)	(230,812)	(3,595,042)
Write-offs		4,143	75,056	184,611	67,819	105,931	437,560
Transfers		86	(212)	2	128	(4)	—
Transfers held-for-sale assets (i)				20,507	301,577		322,084
Balance in 2012		(11,626,626)	(19,548,298)	(18,024,765)	(2,198,854)	(2,267,446)	(53,665,989)
Depreciation expenses		(425,341)	(2,162,843)	(811,706)	(135,478)	(220,946)	(3,756,314)
Write-offs		3,300	297,076	158,373	7,759	25,326	491,834
Transfers		(2)	(570)	(529)	1,542	(441)
Transfer to non-current assets held for sale				39,090	354,459		393,549
Balance in 2013		(12,048,669)	(21,414,635)	(18,639,537)	(1,970,572)	(2,463,507)	(56,536,920)
Property, plant and equipment, net
Balance in 2012	4,127,123	2,319,642	10,633,215	5,246,819	1,349,061	1,136,299	24,812,159
Balance in 2013	4,569,682	2,401,222	11,181,207	5,525,936	1,029,414	1,218,341	25,925,802
Annual depreciation rate (average)		10%	10%	6%	4%	13%

(1)              Transmission and other equipment includes transmission and data communication equipment.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Additional disclosures

Pursuant to ANATEL’s concession agreements, all property, plant and equipment items capitalized by Oi that are indispensable for the provision of the services granted under said agreements are considered returnable assets and are part of the concession’s cost. These assets are handed over to ANATEL upon the termination of the concession agreements that are not renewed.

As at December 31, 2013, the residual balance of returnable assets, amounts to R$7,685,240 (R$6,652,317 in 2012) and consist of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment.

In the year ended December 31, 2013, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 8% per year.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

16.                              INTANGIBLE ASSETS

	Concession agreement	Goodwill	Intangibles in progress	Data processing systems	Regulatory licenses	Trademarks and patents	Other assets	Customer portfolio	Total
Cost of intangible assets
Balance in 2011	1,921,703	81,948		3,927,264	17,932,456	123,592	612,904	381,515	24,981,382
IFRS 11 adjustments				(69,283)			(10,855)		(80,138)
Balance at Jan 1, 2012	1,921,703	81,948		3,857,981	17,932,456	123,592	602,049	381,515	24,901,244
Recognition of intangibles in progress			266,773				(266,773)
Additions			312,481	322,442	396,407	166	316,467		1,347,963
Write-offs			(80,172)	(32,499)			(2,190)		(114,861)
Transfers			(207,001)	233,841	(3,781)	(2,278)	(20,781)
Balance in 2012	1,921,703	81,948	292,081	4,381,765	18,325,082	121,480	628,772	381,515	26,134,346
Additions			177,302	292,658	78,189		263,945		812,094
Write-offs			—	(4,163)			(2,217)		(6,380)
Transfers			(284,996)	235,596			49,400
Balance in 2013	1,921,703	81,948	184,387	4,905,856	18,403,271	121,480	939,900	381,515	26,940,060
Accumulated amortization									—
Balance in 2011	(1,213,407)	(8,047)		(2,706,912)	(4,023,354)	(5,831)	(152,694)	(381,515)	(8,491,760)
IFRS 11 adjustments				32,309			6,229		38,538
Balance at Jan 1, 2012	(1,213,407)	(8,047)	0	(2,674,603)	(4,023,354)	(5,831)	(146,465)	(381,515)	(8,453,222)
Amortization expenses	(50,593)			(443,996)	(1,097,392)	(8)	(128,056)		(1,720,045)
Write-offs				13,995			83		14,078
Transfers					(136)	136
Balance in 2012	(1,264,000)	(8,047)		(3,104,604)	(5,120,882)	(5,703)	(274,438)	(381,515)	(10,159,189)
Amortization expenses	(50,593)			(493,715)	(1,095,735)		(349,385)		(1,989,428)
Write-offs				3,370			2,074		5,444
Transfers				3			2		5
Balance in 2013	(1,314,593)	(8,047)		(3,594,946)	(6,216,617)	(5,703)	(621,747)	(381,515)	(12,143,168)
Intangible assets, net
Balance in 2012	657,703	73,901	292,081	1,277,161	13,204,200	115,777	354,334		15,975,157
Balance in 2013	607,110	73,901	184,387	1,310,910	12,186,654	115,777	318,153		14,796,892
Annual amortization rate (average)				20%	9%	20%

Intangible assets with indefinite useful lives

The Company and its subsidiaries also recognize goodwill arising on the acquisition of investments based on expected future earnings allocated to the cash-generating units (“CGUs”) Pay TV and Means of payment and trademarks and patents allocated to the CGU Region II (RII) Internet provider.

In December 2013, annual impairment tests were conducted based on ten-year discounted cash flow projections, using perpetuity-based amounts in the last year, which is the period in which the entity expected to recover the investments made when the business was acquired, by applying an average growth rate of 45.2% for Pay TV, 6.3% for Means of Payment, 12.7% for RII Internet provider, and .5% for RII Multimedia, discount rate of 11.0%, and using perpetuity-based amounts in the last year. The tests did not show any impairment losses, as summarized below:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Cash-generating unit (CGU)	Asset balance	Goodwill allocated to CGU	Recoverable amount valuation basis	Value in use
Pay TV	46,723	37,690	84,413	1,197,958
Means of payment	65,160	36,211	101,371	182,680
RII Internet service provider	34,630	115,777	150,407	5,502,574
Total	146,513	189,678	336,191	6,883,212

Regulatory licenses

	Execution date	Termination	Acquisition cost
Concession/license
Oi Móvel’s Region 2 radiofrequencies and SMP (2G)	12/18/2002	12/17/2017	191,502
Oi Móvel’s Region 2 radiofrequencies and SMP (2G)	05/03/2004	12/22/2017	28,624
Oi Móvel’s Region 2 radiofrequencies and SMP (3G)	04/29/2008	04/30/2023	488,235
Oi Móvel’s Region 2 radiofrequencies and SMP (H Band)	05/26/2011	04/30/2023	1,073
TNL PCS’s Region 1 radiofrequencies and SMP (2G)	03/13/2001	03/13/2016	1,102,007
TNL PCS’s Region 1 radiofrequencies and SMP (2G)	07/11/2003	03/13/2016	66,096
TNL PCS’s Region 1 radiofrequencies and SMP (2G)	01/22/2004	03/13/2016	45,218
TNL PCS’s Region 3 radiofrequencies and SMP (2G)	04/29/2008	04/30/2023	131,106
TNL PCS’s Region 1 and 3 radiofrequencies and SMP (3G)	04/29/2008	04/30/2023	867,018
TNL PCS’s Region 3 (inland) radiofrequencies and SMP (2G)	09/08/2008	12/07/2022	126,820
TNL PCS’s radiofrequencies and SMP	12/07/2007	12/07/2022	8,868
Fair value of Amazônia Celular’s SMP licenses	04/03/2008	13/03/2016	230,030
Oi Móvel’s and TNL PCS’s radiofrequencies (sub-bands 2.5 GHz (4G) and 450 MHz)	06/30/2012	06/30/2027	368,848
2013 Oi Móvel Sobras 1.8MHz Concession Agreement	06/30/2013	04/30/2023	78,189
Other licenses			307,377
Total			4,041,011

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

17.                              TRADE PAYABLES

	2013	2012
Infrastructure and network supplies	1,329,136	1,027,030
Transfers (interconnection and co-billing)	885,592	783,292
Services	870,659	573,443
Rental of polls and rights-of-way	608,006	900,077
Plant maintenance	335,763	455,363
Information technology	233,934	242,170
Handhelds and SIM cards	141,654	295,362
Call center	66,932	132,991
Rental of physical space and equipment	43,629	25,609
Sales commissions	4,212	86,456
Other	213,981	136,451
Total	4,733,498	4,658,244

18.                              BORROWINGS AND FINANCING

(Includes debentures)

	2013	2012
Financing	26,179,605	25,155,935
Accrued interest and other charges on financing	789,383	575,529
Debentures	10,520,740	9,790,739
Accrued interest on debentures	642,845	385,456
Redeemable preferred shares	743,773	909,054
Inflation adjustment to and fixed dividends on preferred shares	332,309	331,384
Share usufruct	315,406	341,603
Interest on share usufruct	18,628	7,286
Promissory notes	100,000
Interest on promissory notes	6,547
Incurred debt issuance cost	(536,514)	(616,420)
Total	39,112,722	36,880,566
Current	5,150,494	3,740,904
Non-current	33,962,228	33,139,662

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Borrowings and financing by type

	2013	2012	Maturity	TIR %
BNDES	6,991,863	7,607,178
Local currency	5,915,781	6,366,740	Dec 2013 to Jul 2021	10.93
Redeemable preferred shares	1,076,082	1,240,438	Dec 2013 to Dec 2018	10.87
Share usufruct	334,034	348,889	Dec 2013 to May 2026	13.65
Public debentures	11,163,585	10,176,195	Dec 2013 to Oct 2021	11.47
Promissory notes	106,547		Jul 2013 to Apr 2014	9.46
Financial institutions	21,053,207	19,364,724
Local currency	6,104,897	6,087,859
CCB	3,192,051	3,185,647	Dec 2013 to Jan 2028	11.50
Senior notes	1,136,599	1,136,948	Dec 2013 to Sep 2016	11.89
CRI	1,428,511	1,360,766	Dec 2013 to Aug 2022	6.85
Other	347,736	404,498	Dec 2013 to Dec 2033	10.81
Foreign currency	14,948,310	13,276,865
ECA credit facilities	4,354,639	4,123,977	Dec 2013 to May 2022	8.36
Senior notes	10,593,584	9,152,540	Dec 2013 to Feb 2022	11.40
Other	87	348	Dec 2013 to Feb 2014	7.88
Subtotal	39,649,236	37,496,986
Incurred debt issuance costs	(536,514)	(616,420)
Total	39,112,722	36,880,566

Acronyms:

ECA - Export Credit Agency

CCB — Bank Credit Note

CRI — Certificate of Real Estate Receivables

Debt issuance costs by type

	2013	2012
Financial institutions
Local currency	102,621	127,099
Foreign currency	381,873	428,100
BNDES	5,552	6,564
Local currency	5,552	6,564
Public debentures	44,436	52,145
Share usufruct	1,995	2,512
Promissory notes	38
Total	536,514	616,420
Current	100,077	99,854
Non-current	436,437	516,566

Breakdown of the debt by currency

	2013	2012
Brazilian reais	24,546,285	24,031,803
US dollar	12,158,610	10,843,700
Euro	2,407,827	2,005,063
Total	39,112,722	36,880,566

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Breakdown of the debt by index

	2013	2012
Fixed rate	13,314,169	11,646,287
CDI	12,180,537	11,218,159
TJLP	5,138,940	5,537,503
LIBOR	3,743,010	3,794,036
IPCA	4,652,511	4,617,389
INPC	83,555	67,192
Total	39,112,722	36,880,566

Maturities

The long-term debt matures as follows:

2015	3,703,663
2016	5,506,812
2017	7,381,679
2018	3,434,862
2019 and following years	14,371,649
Total	34,398,665

Scheduled allocation of debt issuance cost to the income statement

Debt issuance costs classified in non-current liabilities will be expensed on subsequent years, as follows:

2015	97,372
2016	85,349
2017	73,697
2018	66,710
2019 and following years	113,309
Total	436,437

Description of main borrowings and repayments

In the year ended December 31, 2013, the Company amortized installments of principal plus adjusted interest totaling R$6,421 million.

The main borrowings and repayments for the year ended December 31, 2013 are described below.

Local currency-denominated financing

Development Banks

Oi and its subsidiary obtained financing facilities with BNDES to fund the expansion and improve the quality of their fixed and mobile nationwide networks and meet their regulatory obligations.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

On August 30, 2013, Oi’s Board of Directors approved the transfer of the debt to the o BNDES, entered into in 2005, 2006 and 2009 and totaling R$845 million, to its indirect subsidiary TNL PCS. The transfer of this debt aims at increasing the efficiency of the Group’s capital structure. On September 30, 2013, the amendments to the agreements were signed with the BNDES’s consent of said transfer.

In December 2012, Oi and its subsidiaries entered into a financing agreement with the BNDES, amounting to R$5,417 million, to fund their investments between 2012 and 2014. Of the total financing facility contracted, by the end of December 2012 R$2,000 million had been disbursed (of which R$566 million to Oi, R$888 million to TMAR, R$412 million to TNL PCS, and R$133 million to Oi Móvel). In October 2013, Oi and its subsidiaries disbursed R$613.50 million (of which R$150.49 million to Oi, R$306.62 million to TMAR, R$138.74 million to TNL PCS, and R$17.65 million to Oi Móvel). In December 2013, Oi and its subsidiaries disbursed R$260 million (of which R$65.21 million to Oi, R$127.01 million to TMAR, R$60.13 million to TNL PCS, and R$7.65 million to Oi Móvel). The related debt issuance costs, totaling R$3.4, are being amortized through profit or loss, according to this issuance’s contractual terms, using its effective interest rate.

Additionally, Oi and its subsidiaries are parties to current financing agreements with the BNDES and other development banks from the North and Northeast of Brazil, entered into in 2006, 2008, 2009, and 2010 to finance investment projects with goals the referred to above.

In the year ended December 31, 2013, the Company paid installments of principal plus adjusted interest totaling R$1,789 million.

CRI — Certificate of Real Estate Receivables

In August 2010, Oi and its subsidiary TMAR transferred, through a capital payment, the ownerships of 101 returnable real properties to Copart 5 and 162 returnable real properties to the latter’s subsidiary Copart 4, respectively.

Copart 5 and Copart 4 assigned the receivables generated under the lease agreements to BSCS - Brazilian Securities Companhia de Securitização, which issued Certificates of Real Estate Receivables (CRIs) backed by these receivables.

In June 2012, Copart 5 and Copart 4 redeemed in advance one of the two series of CRIs amounting to R$392.5 million.

Copart 5 assets and liabilities are consolidated in the balances of the financial statements of Oi, as the main risks and rewards incidental to this transaction remain with the parent companies.

Foreign currency-denominated financing

Senior notes

In February 2012, Oi issued senior notes in the amount of US$1,500 million (R$2,741 million) to refinance its debt and for general corporate purposes. The final maturity of these notes is February 2022. On July 27, 2012 Oi transferred this issue to its wholly-owned subsidiary Oi Brasil Holdings

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Cooperatief, through a supplementary indenture, net of debt issuance costs. The related debt issuance costs, totaling R$12 million (US$6 million), will be amortized through profit or loss, according to this issuance’s contractual terms, using its effective interest rate.

Oi issued other foreign currency-denominated senior notes in the international capital market in 2009 and 2010, through its subsidiary TMAR. As a result of the corporate reorganization approved on February 27, 2012, these issuances were added to Oi’s debt, which replaced TMAR as issuer.

These borrowings, which total R$9,152 million in consolidated, have the purpose of extending the debt profile and reducing debt issuance costs and general corporate purposes.

ECA credit facilities

TMAR contract financing facilities with export credit agencies to finance part of the investments in equipment and services that incorporate foreign technology.

In October 2013 US$9.8 million (R$21.4 million) were disbursed under a financing agreement entered into by TMAR with the SEK — Swedish Export Corporation in June 2011, thus completing the full disbursements under this agreement.

In June 2013 US$5.6 million (R$12.5 million) were disbursed under a financing agreement entered into by TMAR with the SEK — Swedish Export Corporation in June 2011.

In February 2013 US$95.7 million (R$190.3 million) were disbursed under a financing agreement entered into by TMAR with the Export Development Canada agency in July 2012, and in June 2011 US$21 million (R$41.8 million) were disbursed under a financing agreement entered into by TMAR with the SEK — Swedish Export Corporation.

In February 2013 TMAR amortized R$192 million related to the financing agreement entered into with the SEK — Swedish Export Corporation and R$93 million related to the financing agreement entered into with the FEC — Finnish Export Credit.

In January 2013, R$43 million was amortized related to the financing agreement entered into by TMAR with the Nordic Investment Bank in July 2008.

In 2012, TMAR disbursed US$394,8 million (R$784,1 million) related to the agreements with these agencies. This amount comprises the disbursement US$291.9 million from the Finnish Export Credit, under the agreements entered into in 2009 and 2011; US$14.1 million from SEK — Swedish Export Corporation, under an agreement entered into in 2011; and US$88.8 million from ONDD — Office National Du Ducroire, under an agreement entered into in 2010.

TMAR is a party to current agreements with major export credit agencies, including: SEK — Swedish Export Corporation; CDB — China Development Bank; and ONDD — Office National Du Ducroire; e FEC — Finnish Export Credit.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Public and private debentures

Issuer	Issue	Principal	Maturity	2013	2012
TPART	8th (1st series) (i)	R$1.1 billion	2009 a 2013		233,919
TPART	8th (2ª series) (i)	R$460 million	2014 e 2015	470,382	467,980
TPART	9th (1ª series)	R$41 million	2015	54,160	49,476
TPART	9th (2ª series)	R$38 million	2016	50,228	45,884
TPART	9th (3ª series)	R$36 million	2017	46,837	42,784
TPART	9th (4ª series)	R$33 million	2018	43,859	40,065
TPART	9the (5ª series)	R$31 million	2019	41,258	37,688
TPART	10th (i)	R$500 million	2014 a 2018	533,345	530,077
TPART (i)	11th (i)	R$500 million	2019	509,276	507,016
OI	10th (ii)	R$1,500 million	2019	1,604,207
Oi(ii)	9thª	R$2,000 million	2020	2,262,961	2,158,069
Oi	8th	R$2,350 million	2018	2,350,976	2,351,458
Oi	7ª	R$1,000 million	2017	1,039,569	1,031,926
Oi	5ª (1ª series)	R$1,754 million	2013	1,792,259	1,783,127
Oi	5ª (2ª series)	R$246 million	2013	320,088	302,288
Oi	1ª (2ª series) (iii)	R$540 million	2013		552,921
TMAR	2ª	R$31 million	2021	44,180	41,517
Public debentures				11,163,585	10,176,195

The debentures issued by the Company and its subsidiaries do not contain renegotiation clauses.

(i)                  In April and October 2013, the Company amortized the amounts of the followings debentures: 8th issue (1st series): R$239,334 (principal and interest) and interest of the 8th issue (2nd series): R$41,280; of the 10th issue: R$44,234 of the 11th issue: R$43,415.

(ii)               The Board of Directors’ Meeting held on March 20, 2013 approved the tenth public issuance, eighth by Oi, of unsecured, nonconvertible debentures, in the local market for distribution (pursuant to CVM Instruction 476/2009), totaling R$1,500 million.  The CVM (Cetip) approved the issue registration on March 27, 2013. These debentures were issued in a single series. These debentures were subscribed and paid in on March 28, 2013. The debt issuance costs, totaling R$6 million, are being recognized in profit or loss according to this issuance’s contractual terms.

(iii)            In March 2013, Oi fully amortized R$559 million of the 1st issue (2nd series) of public debentures.

Redeemable preferred shares

At the Extraordinary Shareholders’ Meeting held on January 25, 2013, the Company approved the amendment to Article 7 of the Bylaws to include the following new changes in the way fixed dividends are calculated ion the redeemable preferred shares.

The preferred shares are nonvoting, can be redeemed at their holders’ or the Company’s discretion, as provided for by Article 44 of Law 6404/76 and these Bylaws, regardless of a decision by a special shareholders’ meeting, and have priority in receiving annual fixed dividends, cumulative per share, calculated based on the formula below, and adjusted, if applicable, by possible bonuses, reverse share splits, and/or share splits:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Where:

DF = Annual fixed dividends, cumulative per share;

PE Preferred Shares = Amount corresponding to the issue price of Preferred Shares, adjusted as from the share payment date using the Extended Consumer Price Index (IPCA), disclosed by the Brazilian Statistics Office (IBGE), through December 31 of each year, beginning December 31st using the TR, a managed prime rate, through the actual payment date;

# Preferred Shares = Number of outstanding Company preferred shares;

NMi = Number of months in the year until the preferred share redemption date redeemed by the Company;

PE Redeemed Preferred Sharesi = Amount corresponding to the issue price of Preferred Shares, adjusted as from the share payment date using the Extended Consumer Price Index (IPCA), disclosed by the Brazilian Statistics Office (IBGE), through the actual payment date;

# of Redeemed Sharesi = Number of preferred shares redeemed by the Company on “i” dates, as defined below;

i = 1, 2,..., n = Dates when preferred shares are redeemed in the immediately previous year, where, in those cases where their redeeming involves all the preferred shares issued by the Company (“Full Redemption”), “i” shall comprise the redemption dates in the immediately previous year and the Full Redemption year.

On April and October 2013, the Company redeemed 133,333 preferred shares amounting to R$165,281, plus interest amounting to R$55,725. On the same date, the Company paid fixed dividends on the redeemable preferred shares related to 2012, amounting to R$58,778 and the portion equivalent to fixed dividends amounting to R$6,106. The redeemed preferred shares were cancelled.

Share usufruct

In March, April and October 2013, the Company paid the principal and interest of the usufruct agreement to IBBA, totaling R$40,327, of which R$15,699 in principal and R$24,628 in interest.

On June 27, 2013, the Company paid the principal and interest of the usufruct agreement to Banco Votorantin, totaling R$11,867, of which R$10,585 in principal and R$1,282 in interest.

As at December 31, 2013, the Company entered into a Termination Arrangement of the Onerous Usufruct Agreement, “Termination Arrangement”, executed on March 28, 2011, with Banco Itaú BBA, due to the potential transaction disclosed by its controlling shareholders in the memorandum

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

of understanding, “MoU”, that considers, among other factors, the planning of a corporate restructuring to consolidate the industrial alliance between the Oi Group and Portugal Telecom.

The Termination Arrangement considers that the usufruct shall be terminated for all due purposes and shall no longer be effective on the following dates, whichever occurs first: (a) the date when Oi’s capital increase is completed, which is one of the transaction steps described in the MoU; or (b) October 31, 2014 (Usufruct Termination Date).

Within up to 30 business days after the Usufruct Termination Date, the Company irrevocably agrees to pay Itaú BBA, as compensatory indemnity, the amount equivalent to the adjusted usufruct price, since the usufruct price payment date, using the CDI expresses as an annual percentage, on a 252 business-day basis, plus spread of 2.37%. Any amount already received Itaú BBA as a result of the usufruct up to the indemnity date will by be deducted from the indemnity payable, and such amount will be adjusted from the date it was received by Itaú BBA, using the CDI expresses as an annual percentage, on a 252 business-day basis, plus spread of 2.37%, less any taxes, costs or expenses that were charged on the dividends distributed under the usufruct.

Due to the Termination Arrangement, the debt amount and the related costs were transferred noncurrent liabilities to current liabilities.

Promissory notes

At the Extraordinary Shareholders’ Meeting held on March 25, 2013, the 3rd issue of Company Promissory Notes was approved, with the following features: (i) single series of up to 20 commercial promissory notes, in the aggregate amount of R$100,000, issued by the Company; (ii) issue date April 3, 2013 and maturity on April 3, 2014, and (iii) interest equivalent to 106% of CDI.

Guarantees

The 11th issue debentures issued by the Company are collateralized as provided for by Article 58 of the Brazilian Corporate Law, i.e., Oi’s registered, book-entry common shares without par value, at the ratio of 120% of the issue price, corresponding at list 120% of the nominal amount of each debenture plus interest thereon.

The 10th issue debentures issued by the Company are collateralized as provided for by Article 58 of the Brazilian Corporate Law, i.e., Oi’s registered, book-entry common shares without par value, at the ratio of 120% of the issue price, corresponding at list 120% of the nominal amount of each debenture plus interest thereon. The pledged collateral is a binding and irrevocable collateral, pledged by the Company and its subsidiary Valverde.

The 9th issue Company debentures and the Usufruct agreement with Votorantim are guaranteed by the collateral transfer of 850,000 Valverde common shares and 150,000 Valverde preferred shares held by the Company, and the Company receivables related to dividends, interest on capital and/or any other proceeds related to the collateralized shares, as provided for by the Share Collateral Transfer Agreement.

The 8th issue Company debentures are collateralized as provided for by Article 58 of the Brazilian Corporate Law, i.e., Oi shares held by the Company.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Usufruct Agreement with IBBA is collateralized by Oi shares in the amount equivalent to 100% of the outstanding balance (principal plus interest).

On April 8, 2013, the Company obtained from Banco Bradesco a guarantee letter amounting to R$300,000 to guarantee the obligations incurred under the Share Subscription Agreement entered into with BNDESPAR on April 25, 2008. The guarantee letter matures on April 10, 2014.

BNDES financing facilities are collateralized by receivables of Oi and its subsidiaries TMAR, TNL PCS, and Oi Móvel. Oi provides guarantees to its subsidiaries TMAR, TNL PCS and Oi Móvel for such financing facilities, totaling R$5,056 million.

Covenants

The Company’s debenture issues require the compliance with certain financial ratios that are determined on a quarterly and annual basis, pursuant to the applicable clause of the related indentures.

The financing agreements of Oi and subsidiaries TMAR, TNL PCS and Oi Móvel with BNDES and other financial institutions, and the debentures issued requires compliance with financial ratios (covenants).  Financial ratios of the BNDES agreements are calculated semiannually, in June and December. Other financial ratios are calculated on a quarterly basis.

Specifically for the BNDES agreements, the financial ratios are calculated based on Oi’s consolidated financial reporting.

As at December 31, 2013 all ratios had been complied with.

Committed and not used credit facilities

In March de 2013 Oi entered into a financing agreement with the ONDD (Office National Du Ducroire/Nationale Delcrederedienst) amounting to US$257 million to finance part of its investments for the next two years. There was no disbursement from this facility to date.

In December 2012 Oi contracted a revolver credit facility amounting to R$1,500 million for a three-year period with a syndicate of global commercial banks, consisting of Banco do Brasil, Bradesco, HSBC, and Santander.

The revolver credit facility transactions were structured so that Oi and its subsidiaries can use the credit facility at any time, over the contractual periods. These transactions provide a comfortable liquidity cushion, strengthening the Group’s capital structure and credit profile, and increase our cash management efficiency.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

19.                              Derivative instruments

	2013	2012
Assets
Currency swaps	1,631,015	702,986
Interest rate swaps	118,264	208,477
Non-deliverable forwards (NDFs)	323,900	77,636
Total	2,073,179	989,099
Current	452,234	640,229
Non-current	1,620,945	348,870

Liabilities
Currency swaps	355,456	181,392
Interest rate swaps	197,187	145,132
Non-deliverable forwards (NDFs)	14,008	187,773
Total	566,651	514,297
Current	409,851	309,555
Non-current	156,800	204,742

20.                              Licenses and Concessions Payable

	2013	2012
SMP	1,484,407	2,020,929
STFC concessions		137,068
Total	1,484,407	2,157,997
Current	457,173	1,058,881
Non-current	1,027,234	1,099,116

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, and STFC service concessions, obtained at public auctions.

The payment schedule is as follows:

2014	457,173
2015	511,169
2016	511,169
2017	2,331
2018 to 2019	2,565
Total	1,484,407

21.                              Tax Refinancing Program

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	2013	2012
Law 11941/09 tax financing program	1,108,435	1,072,947
REFIS II - PAES	11,869	12,152
Total	1,120,304	1,085,099
Current	100,302	99,732
Non-current	1,020,002	985,367

The amounts of the tax refinancing program created under Law 11941/2009, divided into principal, fine and interest-which include the debt declared at the time the deadline to join the program was reopened as provided for by Law 12865/2013—are broken down as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2013				2012
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	272,935	35,199	302,179	610,313	615,841
Income tax	87,518	7,629	91,735	186,882	164,437
Tax on revenue (PIS)	43,286	2,692	34,597	80,575	72,088
Social security (INSS — SAT)	4,742	3,649	34,813	43,204	46,276
Social contribution	26,604	2,576	21,499	50,679	41,794
Tax on banking transactions (CPMF)	17,222	1,711	16,538	35,471	33,225
Other	48,137	6,460	58,583	113,180	111,438
Total	500,444	59,916	559,944	1,120,304	1,085,099

The payment schedule is as follows:

2014	100,302
2015	103,419
2016	103,419
2017	103,419
2018	103,419
2019 to 2021	310,257
2022 to 2025	296,069
Total	1,120,304

(i)                          Tax refinancing program created under Law 11941/2009 and inclusion of the debt as prescribed by Law 12865/2013

Oi and some of its subsidiaries joined the Federal tax Refinancing Plan governed by Law 11941/2009, including part of the debt to the National Treasury and the INSS due until November 30, 2008.

Recently, with the reopening of the deadline to include the debt in said Federal tax refinancing program, as prescribed by Law 12865/2013, Oi and some of its subsidiaries elected to include in the program other debts, expired up to November 30, 2008, which were challenged at the administrative and court levels.

As provided for by Article 1, V, Par. 9 of Law 11941/09, companies must ensure the timely payment of new installments or be excluded from the program if they have three installments outstanding, whether consecutive or otherwise, or fail to pay one installment, if all the others have been paid.

The agreed term of the refinancing is 180 months. As provided for by the relevant Law and related regulatory administrative rules, the entities are required to pay the minimum monthly installments, as the final amount will only be set after the consolidation of debt by the Federal Revenue Service. Oi and its subsidiaries filed with the Federal Revenue Service and the National Treasury Attorney General’s Office, within the deadline set by joint administrative rules issued by these Government bodies, the consolidation of the debt included in the different types of tax refinancing plans provided for by Law 11941/2009. Oi’s and its subsidiaries’ debt is being consolidated by the Federal Revenue Service. With the enrollment, the judicial deposits related to the lawsuits transferred to the new plan will be converted, pursuant to the applicable law, into Federal Government revenue.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

22.                               PROVISIONS

Broken down as follows:

	Type	2013	2012
	Labor
(i)	Overtime	474,910	635,002
(ii)	Indemnities	150,612	214,671
(iii)	Sundry premiums	128,765	172,869
(iv)	Stability/reintegration	120,863	180,705
(v)	Additional post-retirement benefits	75,048	98,131
(vi)	Salary differences and related effects	56,997	83,478
(vii)	Lawyers/expert fees	30,969	42,084
(viii)	Severance pay	24,945	39,605
(ix)	Severance Pay Fund (FGTS)	10,723	18,420
(x)	Labor fines	16,758	22,499
(xi)	Employment relationship	5,467	5,161
(xii)	Joint liability	2,292	4,352
(xiii)	Other claims	43,925	62,161
	Total	1,142,274	1,579,138

	Tax
(i)	State VAT (ICMS)	361,540	448,120
(ii)	FUST/FUNTTEL	147,350	142,632
(iii)	Tax on services (ISS)	67,350	65,711
(iv)	Tax on net income (ILL)	19,998	19,478
(v)	INSS (joint liability, fees, and severance pay)	12,462	11,726
(vi)	Other claims	35,388	80,343
	Total	643,088	768,010

	Civil
(i)	Corporate	2,062,709	2,333,980
(ii)	ANATEL estimates	557,960	551,143
(iii)	ANATEL fines	501,459	449,375
(iv)	Small claims courts	137,859	108,479
(v)	Other claims	587,595	645,408
	Total	3,847,582	4,088,385

	Total provisions	5,632,944	6,435,533
	Current	1,223,526	1,569,356
	Non-current	4,409,418	4,866,177

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2013	2012
Labor	877,287	1,051,868
Tax	18,100,273	17,294,144
Civil	1,037,903	991,269
Total	20,015,463	19,337,281

Summary of changes in provision balances

	Labor	Tax	Civil	Total
Balance at Jan 1, 2012	852,246	1,896,609	4,161,028	6,909,883
Inflation adjustment	72,708	137,636	76,664	287,008
Additions/(reversals)	(85,592)	104,625	421,315	440,348
Write-offs for payment/terminations	(169,618)	(462,386)	(569,702)	(1,201,706)
Balance in 2012	669,744	1,676,484	4,089,305	6,435,533
Inflation adjustment	139,698	63,633	43,605	246,936
Additions/(reversals)	(154,616)	8,223	528,342	381,949
Write-offs for payment/terminations	(421,946)	(196,778)	(812,750)	(1,431,474)
Balance in 2013	232,880	1,551,562	3,848,502	5,632,944

Summary of the main matters related to the recognized provisions and contingent liabilities

Provisions

Labor

(i)            Overtime - refers to the claim for payment of salary and premiums by alleged overtime hours;

(ii)           Indemnities - refers to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering and tenure;

(iii)          Sundry premiums - refer to claims of hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk from employees’ contact with the electric power grid, health hazard premium, pager pay, and transfer premium;

(iv)          Stability/reintegration - claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment contract without cause;

(v)           Supplementary retirement benefits — differences allegedly due in the benefit salary referring to payroll amounts;

(vi)          Salary differences and related effects - refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. As for the effects, these refer to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(vii)         Lawyers/expert fees - installments payable to the plaintiffs’ lawyers and court appointed

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(viii)        Severance pay - claims of amounts which were allegedly unpaid or underpaid upon severance;

(ix)          Supplement to FGTS fine - arising from understated inflation, refers to claims to increase the FGTS severance fine as a result of the adjustment of accounts of this fund due to inflation effects.

(x)           Labor fines - amounts arising from delays or nonpayment of certain amounts provided for by the employment contract, within the deadlines set out in prevailing legislation and collective bargaining agreements;

Oi filed a lawsuit against Caixa Econômica Federal to assure the reimbursement of all amounts paid for this purpose;

(xi)          Employment relationship - Lawsuits filed by former employees of outsourced companies claiming the recognition of an employment relationship with Oi or its subsidiaries alleging an illegal outsourcing and/or the existence of elements that evidence such relationship, such as direct subordination;

(xii)         Joint liability - refers to the claim to assign liability to the Oi, filed by outsourced personnel, due to alleged noncompliance with the latter’s labor rights by their direct employers;

(xiii)        Other claims - refer to different litigation including rehiring, profit sharing, qualification of certain allowances as compensation, etc.

In 2013, Management reviewed the methodology used to calculate the provisions for losses in labor lawsuits including statistical techniques as a result of the higher experience accumulated in the matter. The change in estimate generated a reversal amounting to R$315,648 (net of taxes amounting to R$208,328).

Tax

(i)            ICMS - Refers to the provision considered sufficient by management to cover the various tax assessments related to: (a) levy of ICMS and not ISS on certain revenue; (b) claim and offset of credits on the purchase of goods and other inputs, including those necessary for network maintenance; and (c) tax assessments related to alleged noncompliance with accessory obligations.

(ii)           FUNTTEL - Provision recognized based on the change in the Universal Telecom Service Fund (FUST) fee calculation methodology, under ANATEL Abstract 7 (which no longer allows the deduction of Industrial Exploitation of Dedicated Lines (EILD) and interconnection charges from the calculation basis, not even retrospectively) and the potential impact on the FUNTTEL calculation basis.

(iii)          ISS - Oi and TMAR have provisions for tax assessments challenged because of the levy of ISS in several services, such as, leased, value added, and technical and administrative equipment.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iv)          ILL - TMAR offset the ILL paid up to calendar 1992 based on Federal Supreme Court (“STF”) decisions that declare the unconstitutionality of this tax. However, even though there is case law on the matter, a provision is maintained as there is no final decision of the criteria for the adjustments of these credits.

(v)           INSS - Provision related basically to probable losses on lawsuits discussing joint liability and indemnities.

(vi)          Other claims - Refer basically to provisions to cover Real Estate Tax (IPTU) assessments and several tax assessments related to income tax and social contribution collection, amounting to R$1,336 (R$1,562 in 2010).

Civil

(i)            Corporate — Financial Participation Agreements - these agreements were governed by Administrative Rules 415/1972, 1181/1974, 1361/1976, 881/1990, 86/1991, and 1028/1996. Subscribers held a financial interest in the concessionaire after paying in a certain amount, initially recorded as capitalizable funds and subsequently recorded in the concessionaire’s equity, after a capital increase was approved by the shareholders’ meeting, thus generating the issuance of shares. The lawsuits filed against the former CRT - Companhia Riograndense de Telecomunicações, a company merged by Oi, challenge the way shares were granted to subscribers based on said financial participation agreements.

Oi used to recognize a provision for the risk of unfavorable outcome in these lawsuits based on certain legal doctrine. In the first half of 2009, however, decisions issued by appellate courts led Oi to revisit the amount accrued and the risk classification of the relevant lawsuits. Oi, considering obviously the peculiarities of each decision and based on the assessment made by its legal department and outside legal counsel, changed its estimate on the likelihood of an unfavorable outcome from possible to probable. In 2009, Oi’s management, based on the opinions of its legal department and outside legal counsel, revised the measurement criteria of the provision related to the financial interest agreements. Said revision contemplated additional considerations regarding the dates and the arguments of the final and unappealable decisions on ongoing lawsuits, as well as the use of statistical criteria to estimate the amount of the provision for those lawsuits. Oi currently accrues these amounts mainly taking into consideration (i) the criteria above, (ii) the number of ongoing lawsuits by matter discussed, and (iii) the average amount of historical losses, broken down by matter in dispute. In addition to these criteria, in 2013 the courts recognized, in several decisions, the enforcement of the twenty-year statute of limitations for the lawsuits that met this criterion and the Company, based on the opinion of its in-house and outside legal counsel, understands that the likelihood of loss is remote. Therefore, it is not necessary to set up a provision.

At the end of 2010, the website of the Superior Court of Justice (STJ) disclosed news that this court had set compensation criteria to be adopted by Oi to the benefit of the shareholders of the former CRT for those cases new shares, possibly due, could not be issued because of the sentence issued. According to this court judgment news, which does not correspond to a final decision, the criteria must be based on (i) the definition of the number of shares that each claimant would be entitled, measuring the capital invested at the

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

book value of the share reported in the company’s monthly trial balance on the date it was paid-in, (ii) after said number of shares is determined, it must be multiplied by its quotation on the stock exchange at the closing of the trading day the final and unappealable decision is issued, when the claimant becomes entitled to sell or disposed of the shares, and (iii) the result obtain must be adjusted for inflation (IPC/INPC) from the trading day of the date of the final and unappealable decision, plus legal interest since notification. In the case of succession, the benchmark amount will be the stock market price of the successor company.

Based on current information, management believes that its estimate would not be materially impacted as at December 31, 2013, had these criteria already been adopted. There may be, however, significant changes in the items above, mainly regarding the market price of Oi shares.

(ii)           ANATEL estimates - refer basically to alleged noncompliance with General Universal Service Targets Plan (“PGMU”) and General Quality Targets Plan (“PGMQ”) obligations;

(iii)          ANATEL fines - They largely refer to provisions for fines arising from failures to meet quality targets under the terms of the Inspection Procedures of Noncompliance with Obligations (“PADOs”) of the PGMQ and the Quality Indicators Regulation (“RIQ”).

(iv)          Small claims courts - claims filed by customers for which the individual indemnification compensation amounts do not exceed the equivalent of forty minimum wages.

(v)           Other claims - refer to several of ongoing lawsuits discussing contract terminations, certain agencies requesting the reopening of customer service centers, compensation claimed by former suppliers and building contractors, in lawsuits filed by equipment vendors against Oi, revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy, and litigation mainly involving discussions on the breach of contracts, to which management and its legal counsel attribute a probable likelihood of an unfavorable outcome, etc.

Contingent liabilities

The Company and its subsidiaries are also parties to several lawsuits in which the likelihood of an unfavorable outcome is classified as possible, in the opinion of their legal counsel, and for which no provision for contingent liabilities has been recognized.

The main contingencies classified with possible likelihood of an unfavorable outcome, according to the Company´s management’s opinion, based on its legal counsel’s assessment, are summarized below:

Labor

Refer to several lawsuits claiming, but not limited to, the payment of salary differences, overtime, hazardous duty and health hazard premium, and joint liability, which total approximately R$877,287 (R$1,051,868 in 2012).

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Tax

The main ongoing lawsuits have the following matters:

(i)          ICMS - several ICMS assessment notifications, including two main matters: ICMS levied on certain revenue from services already subject to ISS or which are not part of the ICMS tax base, and utilization of ICMS credits claimed on the purchase of goods and other inputs, amounting approximately to R$5,865,591 (R$5,755,124 in 2012);

(ii)         ISS - alleged levy of this tax on subsidiary telecommunications services and discussion regarding the classification of the services taxed by the cities listed in Supplementary Law 116/2003, amounting approximately to R$2,078,234 (R$1,787,183 in 2012);

(iii)        INSS - tax assessments to add amounts to the contribution salary allegedly due by Oi, amounting approximately to R$1,002,090 (R$956,585 in 2012); and

(iv)       Federal taxes — several tax notifications regarding basically the disallowances made on the calculation of taxes, errors in the completion of tax returns, transfer of PIS and COFINS and FUST related to changes in the interpretation of these taxes tax bases by ANATEL. These lawsuits amount approximately to R$9,049,991 (R$8,761,255 in 2012).

Civil

The main ongoing lawsuits do not have any lawsuits for which no court decision has been issued, and are mainly related, but not limited to, challenging of network expansion plans, compensation for pain and suffering and material damages, collection lawsuits, and bidding processes. These lawsuits total approximately R$1,037,903 (R$991,269 in 2012).

Guarantees

Oi has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The total adjusted amount of contracted guarantees and guarantee insurance, effective at December 31, 2013, corresponds to R$15,498,243 (R$14,766,928 in 2012). The commission charges on these contracts are based on market rates.

Contingent assets

Below are the tax lawsuits filed by Oi to claim refund of taxes paid.

Taxes on revenue (PIS/COFINS): tax lawsuit to seek authorization from courts for the offset, as provided for by Law 9430/96,  of the PIS/COFINS amounts paid based on Articles 2 and 3 of Law 9718/98 for tax events that occurred on or after February 1, 1999, adjusted using the SELIC rate (Central Bank’s policy rate). In November 2005, the Federal Supreme Court ruled on the increase in the tax base. Oi awaits the judgments of the lawsuits, whose likelihood of a favorable outcome in future filing of appeals is regarded as probable. The amount attributed to these lawsuits, representing unrecognized contingent assets, was R$22,007 (R$22,000 in 2012).

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

23.          OTHER PAYABLES

	2013	2012
Unearned revenues (Note 29)	2,387,336	691,789
Advances from customers	485,619	780,264
Acquisition of equity interest	418,069
Consignation to third parties	59,291	41,415
Provision for asset decommissioning	14,256	218,516
Redeemable bonus shares		99,967
Payable - reverse stock split	8,881	21,845
Other	7,810	154,538
Total	3,381,262	2,008,334
Current	847,810	1,438,329
Non-current	2,533,452	570,005

24.          EQUITY

(a)          Issued capital

Subscribed and paid-in capital is R$1,921,142 (R$1,921,141 at December 31, 2012), represented by the following shares, without par value:

	Number of shares (in thousands)
	2013	2012
Total capital in shares
Common shares	3,176,274	2,923,545
Preferred shares	600	733
Total	3,176,874	2,924,278
Treasury shares
Preferred shares
Total
Outstanding shares
Common shares	3,176,274	2,923,545
Preferred shares	600	733
Total	3,176,874	2,924,278

At the Extraordinary Shareholders’ Meeting held on August 21, 2013, the Company’s shareholders approved the R$100,000 capital increase, through the issue of 252,729,128 registered new common shares without par value, at the issue price of R$0.395680548543657 per share, equivalent to the book value per Company share, set according to the provisions of Article 170, Par. 1, of Law 6404/76. The total issue price, amounting to R$1, was allocated to capital and the balance, amounting to R$99,999, was allocated to the capital reserve. The issued shares were fully subscribed and paid in by all the shareholders proportionally to the common shares held by each shareholder, of which 66,908,889 were paid-in in cash 185,820,239 were paid-in through the assignment of 18,289,917 Oi preferred shares based on the Valuation Report, which were transferred to the Company, pursuant to the terms and conditions described in the Subscription Bulletins, duly executed and archived at Company registered head offices.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b)          Redeemable preferred shares

The redeemable preferred shares as at September 30, 2013 originate from the Extraordinary Shareholders’ Meeting held on April 25, 2008, when the Company increase its capital through the issue of 1,000,000 new registered preferred shares without par value, at the issue price of R$1,239.61 per share, totaling R$1,239,616, issued and paid in by shareholder BNDES Participações S.A. — BNDESPAR. The preferred shares are entitled to preferences, rights and advantages.

By adopting the currently prevailing BR GAAP IAS 32, the preferred shares were reclassified from equity instruments to financial instruments in liabilities, as a balancing item to equity, since these are part of the Company’s capital.

In April and October 2013, BNDESPAR redeemed 133,332 preferred shares amounting to R$165,281. The Company cancelled the redeemed shares.

(c)          Capital reserves

Share subscription premium reserve

Refers to the surplus balance of the capital increases undertaken on March 18 2011 and August 21, 2013, amounting to R$738,568, allocated to the share premium capital reserve and the capital increase described in Note 17 (a).

In October 2013, the company used R$30,815 to absorb part of the treasury shares cancelation amount, which were redeemed by BNDESPAR due to the an insufficient balance in the Redemption Fund Reserve account.

As at December 31, 2013, the balance of the Capital Reserve was R$708,383 (R$638,569 at December 31, 2012)

(d)          Profit reserves

Profit reserves are recognized pursuant to the following practices:

Legal reserve: allocation of 5% of profit for the year up to the limit of 20% of capital. This allocation is optional when the legal reserve plus the capital reserves exceeds 30% of capital. This reserve is only used for capital increase or absorption of losses. Because of the loss recorded for the year ended December 31, 2013, the account balance amounting to R$2,195 was used to absorb part of the recorded loss.

Investments reserve: consists of the balances of profit for the year, adjusted pursuant to article 202 of Law 6404/76 and allocated after the payment of dividends. This reserve will be used to make investments such as exercising the preemptive right to the subscription of capital increases in Company subsidiaries and the acquisition of and/or the increase in equity interests in other companies.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Redemption fund reserve: formed by a percentage of the Company’s profit for each year, adjusted as established by article 202 of Law 6404/76, beginning in the year ended December 31, 2008, too allow the Redemption Fund to reach an amount sufficient to make the redemption of the Preferred Shares scheduled for the subsequent twelve (12) months, plus the amount necessary for the payment of the fixed dividends of the Preferred Shares for the subsequent year, to which any and all funds received by the Company as a result of its interests as partner or shareholder are allocated, especially dividends and interest on capital received from its subsidiaries or associates, while not all Company Preferred Shares have been redeemed and to ensure the payment of the redemption and the fixed dividends of the Preferred Shares.

(e)          Dividends and interest on capital

Dividends are calculated pursuant to the Company’s bylaws and the Brazilian Corporate Law. Mandatory minimum dividend are calculated in accordance with Article 202 of Law 6404/76, and preferred or priority dividends are calculated pursuant to the Company’s Bylaws.

In the year ended December 31, 2013, the Company recorded a loss for the year  and, therefore, no dividends were distributed in the year.

(f)           Other adjustments directly made to equity

(f.1) Premium on capital transactions and changes in equity interest percentages

This line item incorporates changes in equity interests held in subsidiaries that did not result in loss of control, i.e., capital transactions (transactions with owners of the Company).

(f.2)        Valuation adjustment to equity

We recognized in this line item the subsidiaries’ share issue costs and the treasury shares related to the Corporate Reorganization of February 27, 2012, and the subsidiaries’ actuarial gains and loss.

(g)          Other comprehensive income

The Company recognizes in this line item other comprehensive income that revenue, expenses, reclassification adjustments, and the tax effects related to these components, which are not recognized in the income statements.

In the year ended December 31, 2013, the Company recognized subsidiaries’ losses of R$25,211 arising on the adoption of hedge accounting (Note 3), net of income tax, in Oi and its subsidiaries.

As a result, the effects discussed in the topic above are presented in aggregate in the relevant existing line items, referred to above, as shown below:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Premium on capital transactions and changes in equity interest percentages	Other comprehensive income	Valuation adjustment to equity	Redeemable preferred shares	Total
Balance in 2012	(289,396)	(11,886)	(366,305)	(909,055)	(1,576,642)
Subsidiaries’ share issue costs			10		10
Subsidiaries’ hedge accounting losses		(25,511)			(25,511)
Redemption of redeemable preferred shares				165,281	165,281
Gain on capital transaction with controlling shareholders	133,206				133,206
Actuarial gains		21,236			21,236
Other direct impacts on equity from controlling shareholders	463				463
Balance in 2013	(155,727)	(16,161)	(366,295)	(743,774)	(1,281,957)

(h)          Basic and diluted loss per share

Basic

Basic losses per share are calculated by dividing the profit attributable to controlling shareholders, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the period.

Diluted

Diluted losses per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. Currently we do not have any potentially dilutive shares.

The table below shows the calculations of basic and diluted losses per share:

	2013	2012	2011

Loss attributable to owners of the Company	(270,655)	(297,452)	(469,237)

Weighted average number of outstanding shares	3,015,630	2,924,398	2,876,879
(in thousands of shares)

Loss per share (in reais):
basic and diluted	(0.08975)	(0.10171)	(0.16311)

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

25.                              EMPLOYEE BENEFITS

(a)                                Pension funds

Oi and its subsidiaries sponsor retirement benefit plans (“pension funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries. The table below shows the existing pension plans at December 31, 2013.

Benefit plans	Sponsors	Manager

TCSPREV	Oi, Oi Móvel, BrT Multimídia, iG and BrTI	FATL
BrTPREV	Oi, Oi Móvel, BrT Multimídia, iG and BrTI	FATL
TelemarPrev	Oi, TMAR, TNL PCS and Oi Internet	FATL
PAMEC	Oi	Oi
PBS-A	TMAR and Oi	Sistel
PBS-Telemar	TMAR	FATL
PBS-TNCP	TNL PCS	Sistel
CELPREV	TNL PCS	Sistel

Sistel — Fundação Sistel de Seguridade Social

FATL — Fundação Atlântico de Seguridade Social

The Company is one of the sponsors of the TelemarPrev benefit plan.

For purposes of the pension plans described in this note, Oi can also be referred to as the “Sponsor”.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period. The Bylaws provide for the approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the pension fund entities, with the agreement of the National Pension Plan Authority (PREVIC), as regards the specific plans. PREVIC is the official agency that approves and oversees said plans.

The sponsored defined benefit plans are closed to new entrants because they are close-end pension funds. Participants’ and the sponsors’ contributions are defined in the funding plan.

Actuarial liabilities are recognized for the sponsored defined benefit plans that report an actuarial deficit. For the plans that report an actuarial surplus, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

Provisions for pension funds

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

	2013	2012
BrTPREV plans	640,145	865,910
PAMEC plan	3,417	4,877
Total	643,562	870,787
Current	184,295	103,666
Non-current	459,267	767,121

Assets recorded to be offset against future employer contributions

Oi recognized TCSPREV Plan assets related to: (i) sponsor contributions which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The assets recognized are used to offset future employer contributions. These assets are broken down as follows:

	2013	2012
TCSPREV Plan	69,793	83,019
Total	69,793	83,019
Current	9,596	9,311
Non-current	60,197	73,708

Features of the sponsored supplementary pension plans

1)                                     FATL

FATL, closed, multiple sponsor, multiple plan pension fund, is a nonprofit, private pension-related entity, with financial and administrative independence, headquartered in Rio de Janeiro, State of Rio de Janeiro, engaged in the management and administration of pension benefit plans for the employees of its sponsors.

Plans

(i)                                   BrTPREV

Variable contribution pension Benefit Plan, enrolled with the CNPB under No. 2002.0017-74.

On July 31, 2012 the Fundador/Alternativo Benefit Plan, enrolled with the CNPB under No. 1991,0015-92, was effectively merged with and into the BrTPREV Benefit Plan, approved by PREVIC Administrative Rule 378, of July 11, 2012.

Upon the effective merger (on July 31, 2012), the Participants and Beneficiaries of the Fundador/Alternativo Benefit Plan automatically become Participants and Beneficiaries of BrTPREV, maintaining the same categories they had on the day immediately before that date.

The monthly, mandatory Basic Contribution of the BrTPREV group Participants corresponds to the product obtained, in whole numbers, by applying a percentage to the Contribution Salary (SP), according to the Participant’s age and option, as follows: (i) Age up to 25 years old - Basic Contribution cohort of 3 and 8 percent of the SP; (ii) Age 26 to 30 years old - Basic Contribution cohort of 4 to 8 percent of the SP; (iii) Age 31 to 35 years old - Basic Contribution cohort of 5 to 8 percent of the SP; (iv) Age 36 to 40 years old - Basic Contribution cohort of 6 to 8% of the SP; (v) Age 41 to 45 years old - Basic Contribution cohort of 7 to 8 percent of the SP; and (vi) Age 46 years old or more - Basic Contribution cohort of 8 percent of the SP.

The monthly Contribution of the Fundador/Alternativo group (merged) Participants corresponds to the sum of: (i) 3 percent charged on the Contribution Salary; (ii) 2 percent charged on the Contribution Salary that exceeds half of the highest Official Pension Scheme Contribution Salary, and (iii) 6.3 percent charged on the Contribution Salary that that exceeds the highest Official Pension Scheme Contribution Salary.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

A BrTPREV group Participant’s Voluntary Contribution corresponds to the product obtained, in whole numbers, by applying a percentage of up 22 percent, elected by the Participant, to the Participation Salary. The Sporadic Contribution of a BrTPREV group Participant is optional and both its amount and frequency are freely chosen by the Participant, provided it is not lower than one (1) UPBrT (BrT’s pension unit). The Sponsor does not make any counterpart contribution to the Participant’s Voluntary or Sporadic Contribution.

The Plan’s Charter provides for contribution parity by the Participants and the Sponsors. The plan is funded under the capitalization approach.

(ii)                               PBS-Telemar

Defined contribution pension Benefit Plan, enrolled with the CNPB under No. 2000.0015-56.

The contributions from Active Participants of the PBS-Telemar Benefit Plan correspond to the sum of: (i) 0.5 to 1.5 percent of the Contribution Salary (according to the participant’s age on enrollment date); (ii) 1% of Contribution Salary that exceeds half of one Standard Unit; and (iii) 11% of the Contribution Salary that exceeds one Standard Unit. The Sponsors’ contributions are equivalent to 9.5% of the payroll of active participants of the plan, of which 8% are allocated to the PBS-Telemar Benefit Plan and 1.5% to PAMA (Retirees’ Healthcare Plan). The plan is funded under the capitalization approach.

(iii)                           TelemarPrev

Variable contribution pension Benefit Plan, enrolled with the CNPB under No. 2000.0065-74.

A participant’s regular contribution is comprised of two portions: (i) basic - equivalent to 2% of the contribution salary; and (ii) standard - equivalent to 3% of the positive difference between the total contribution salary and the social security contribution. The additional extraordinary contributions from participants are optional and can be made in multiples of 0.5% of the Contribution Salary, for a period of not less than six (6) months. Nonrecurring extraordinary contributions from a participant are also optional and cannot be lower than 5% of the Contribution Salary ceiling.

The Plan’s Charter requires the parity between participants’ and sponsors’ contributions, up to the limit of 8% of the Contribution Salary, even though a sponsor is not required to match Extraordinary Contributions made by participants. The plan is funded under the capitalization approach.

(iv)                            TCSPREV

Variable contribution pension Benefit Plan, enrolled with the National Register of Benefit Plans (CNPB) under No. 2000.0028-38.

The monthly, mandatory Basic Contribution of the TCSPREV group Participants corresponds to the product obtained, in whole numbers, by applying a percentage, chosen by the Participant, to the Contribution Salary (SP) as follows: (i) Age up to 25 years old - basic contribution cohort of 3 and 8 percent of the SP; (ii) Age 26 to 30 years old - basic contribution cohort of 4 to 8 percent of the SP; (iii) Age 31 to 35 years old - basic contribution cohort of 5 to 8 percent of the SP; (iv) Age 36 to 40 years old - basic contribution cohort of 6 to 8% of the SP; (v) Age 41 to 45 years old - basic

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

contribution cohort of 7 to 8 percent of the SP; and (vi) Age 46 years old or more - basic contribution cohort of 8 percent of the SP.

The TCSPREV group Participant’s Voluntary Contribution corresponds to the product obtained, in whole numbers, by applying a percentage of up 22 percent, elected by the Participant, to the Participation Salary. The Sporadic Contribution of a Participant is optional and both its amount and frequency are freely chosen by the Participant, provided it is not lower than one (1) UPTCS (TCSPREV’s pension unit). The Sponsor does not make any counterpart contribution to the Participant’s Voluntary or Sporadic contribution.

The Plan’s Charter provides for contribution parity by the Participants and the Sponsors. The plan is funded under the capitalization approach.

2)                                     SISTEL

SISTEL is a nonprofit, private welfare and pension entity, established in November 1977, which is engaged in creating private plans to grant benefits in the form of lump sums or annuities, supplementary or similar to the government retirement pensions, to the employees and their families who are linked to the sponsors of SISTEL.

Plans

(i)                                   PBS-A

Defined benefit plan jointly sponsored with other sponsors associated to the provision of telecommunications services and offered to participants who held the status of beneficiaries on January 1, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As at December 31, 2013, date of the last actuarial valuation, the plan presented a surplus.

(ii)                               PBS-TNCP

Defined benefit plan, which, in addition to the official pension supplementation benefit, grants medical care (PAMA) to retirees and their dependents, on shared-cost basis. Contributions to the PBS-TNCP and PAMA plans are set based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil. Funding is determined using the capitalization system and the contribution due by the sponsor is 5.39% of the payroll of its employees participating in the plan, of which 6.39% are used to fund the PBS-TNCP plan.

The pension benefit is defined as the difference between 90% of average salary of the previous 36 months, adjusted for inflation up to the retirement date, and the retirement benefit paid by the INSS.

PBS-TNCP has been closed to new participants since April 2004.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)                           CELPREV

In 2004, Amazônia (merged with and into TNL PCS) obtained from PREVIC the approval to create a new Pension Plan. The variable contribution plan, called CelPrev Amazônia (“CELPREV”), was offered to the employees who did not participate of the PBS-TNCP plan, and to new employees hired by its subsidiary. The participants of the PBS-TNCP plan were offered the possibility and encouraged to migrate to the CELPREV plan.

A participant can make four types of contributions: (i) basic regular contribution: percentage ranging from 0 to 2 percent of his/her contribution salary; (ii) additional regular contribution: percentage from 0 to 6 percent of the share of his/her contribution salary that exceeds one Standard Reference Unit of the Plan; and (iii) voluntary contribution: percentage of the contribution salary freely chosen by the participant.

The sponsor can make four types of contributions: (i) basic regular contribution: contribution equal to the participant’s basic regular contribution, less the contributions made to fund sick pay and administrative expenses; (ii) additional regular contribution: equal to the participant’s additional regular contribution, less administrative expense; (iii) nonrecurring contribution: made voluntarily and with the frequency set by the sponsor; and (iv) special contribution: contribution intended exclusively for the sponsor’s employees who are not part of the PBS and who have joined the plan within 90 days from the effective date of CELPREV.

3)                                     PAMEC-BrT — Welfare plan managed by Oi

Defined benefit plan intended to provide medical care to the retirees and survivor pensioners linked to the TCSPREV pension plan managed by FATL.

The contributions for PAMEC-BrT were fully paid in July 1998, through a bullet payment. However, as this plan is now administrated by the Company, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in Oi’s liabilities.

Status of the sponsored plans, revalued at the end of the reporting period (FATL)

The table below shows the data of the sponsored defined benefit pension plans:

	2013
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
RECONCILIATION OF ASSETS AND LIABILITIES
Actuarial obligations on vested benefits	1,916,503	415,262	227,664	2,318,635
Actuarial obligations on unvested benefits	25,198	65,793	8,220	404,307
(=) Total present value of actuarial	1,941,701	481,055	235,884	2,722,942
Fair value of plan assets	(1,301,556)	(1,442,656)	(264,224)	(3,203,900)
(=) Net actuarial liability/(asset)	640,145	(961,601)	(28,340)	(480,958)
Effect of the asset/onerous liability recognition ceiling		891,808	28,340	480,958
(=) Recognized net actuarial liability/(asset) (1)	640,145	(69,793)

	2012
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
RECONCILIATION OF ASSETS AND LIABILITIES
Actuarial obligations on vested benefits	2,222,876	476,262	265,881	2,641,209
Actuarial obligations on unvested benefits	39,648	95,523	11,516	625,647
(=) Total present value of actuarial	2,262,524	571,785	277,397	3,266,856
Fair value of plan assets	(1,396,614)	(1,543,104)	(323,480)	(3,526,899)
(=) Net actuarial liability/(asset)	865,910	(971,319)	(46,083)	(260,043)
Effect of the asset/onerous liability recognition ceiling		888,300	46,083	260,043
(=) Recognized net actuarial liability/(asset) (1)	865,910	(83,019)

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(1) Oi determines the amount available to deduct from future contributions according to the applicable legal provisions and the benefit plan charter. The amount of the asset linked to the TCSPREV plan recognized in Oi’s financial statements, totaling R$69,793 (R$83,019 in 2012), does not exceed the present value of future contributions.

	2013
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
CHANGES IN NET ACTUARIAL LIABILITIES/(ASSETS)
Present value of actuarial obligation at beginning of year	2,262,524	571,785	277,397	3,266,856
Interest on actuarial obligations	194,093	49,310	23,839	282,499
Cost of current service	782	1,836	235	12,197
Participant contributions made in the year			52
Benefits paid, net	(160,633)	(35,504)	(18,309)	(203,607)
Result of the benefit obligation allocated to other comprehensive income	(355,065)	(106,372)	(47,330)	(635,003)
Present value of actuarial obligation at end of year	1,941,701	481,055	235,884	2,722,942
Fair value of assets at beginning of year	1,396,614	1,543,104	323,480	3,526,899
Return of plan assets	121,714	135,651	27,942	305,614
Amortizing contributions received from sponsor	116,803
Regular contributions received by plan			137
Sponsor			85
Participants			52
Payment of benefits	(160,633)	(35,504)	(18,309)	(203,607)
Result of the benefit obligation allocated to other comprehensive income	(172,942)	(200,595)	(69,026)	(425,006)
Fair value of plan assets at yearend	1,301,556	1,442,656	264,224	3,203,900
(=) Net actuarial liability/(asset)	640,145	(961,601)	(28,340)	(480,958)
Effect of the asset/onerous liability recognition ceiling		891,808	28,340	480,958
(=) Net actuarial liability/(asset) recognized	640,145	(69,793)

	2012
	BrTPREV	TCSPREV	PBS- Telemar	TelemarPrev
CHANGES IN NET ACTUARIAL LIABILITIES/(ASSETS)
Present value of actuarial obligation at beginning of year	1,905,007	471,813	230,190	2,621,700
Interest on actuarial obligations	189,272	47,390	22,951	262,941
Cost of current service	2,422	1,751	182	11,060
Participant contributions made in the year			50
Benefits paid, net	(153,389)	(31,767)	(16,225)	(234,503)
Result of the benefit obligation allocated to other comprehensive income	319,212	82,598	40,249	605,658
Present value of actuarial obligation at end of year	2,262,524	571,785	277,397	3,266,856
Fair value of assets at beginning of year	1,213,900	1,376,344	296,076	3,205,748
Return of plan assets	120,129	140,828	29,782	323,401
Amortizing contributions received from sponsor	94,835
Regular contributions received by plan			143
Sponsor			93
Participants			50
Payment of benefits	(153,389)	(31,767)	(16,225)	(234,503)
Result of the benefit obligation allocated to other comprehensive income	121,139	57,699	13,704	232,253
Fair value of plan assets at yearend	1,396,614	1,543,104	323,480	3,526,899
(=) Net actuarial liability/(asset)	865,910	(971,319)	(46,083)	(260,043)
Effect of the asset/onerous liability recognition ceiling		888,300	46,083	260,043
(=) Net actuarial liability/(asset) recognized	865,910	(83,019)

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2013
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
BENEFIT EXPENSE (INCOME) COMPONENT
Cost of current service	782	1,837	235	12,197
Interest on actuarial obligations	194,092	49,310	23,839	282,499
Return of plan assets	(121,714)	(135,651)	(27,942)	(305,614)
Interest on onerous liability		76,507	4,096	23,115
Effect of the unrecognized net actuarial asset			(228)	(12,197)
Expense (income) recognized in income statement	73,160	(7,997)
Expense (income) recognized in other comprehensive income	(182,121)	48,826
Total expense (income) recognized	(108,961)	40,829

	2012
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
BENEFIT EXPENSE (INCOME) COMPONENT
Cost of current service	2,422	1,751	182	11,060
Interest on actuarial obligations	189,272	47,390	22,951	262,941
Return of plan assets	(120,128)	(140,828)	(29,782)	(323,401)
Interest on onerous liability		80,962	6,820	60,460
Effect of the unrecognized net actuarial asset			(171)	(11,060)
Expense (income) recognized in income statement	71,566	(10,725)
Expense (income) recognized in other comprehensive income	198,072	13,056
Total expense (income) recognized	269,638	2,331

The sponsors’ contributions to the pension plans estimated for 2014 amount R$122,534.

The main actuarial assumptions used in the calculations of the TelemarPREV, PBS-Telemar, BrTPREV, and TCSPREV plans were as follows:

	2013
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
MAIN ACTUARIAL ASSUMPTIONS USED
Nominal discount rate of actuarial obligation	11.83%	11.83%	11.83%	11.83%
Estimated inflation rate	5.50%	5.50%	5.50%	5.50%
Estimated nominal salary increase index	7.93%	7.93%	7.93%	5.5% to 10.9%
Estimated nominal benefit increase index	5.50%	5.50%	5.50%	5.50%
Total expected rate of return on plan assets	11.83%	11.83%	11.83%	11.83%
General mortality biometric table	AT2000	AT2000	AT2000	AT2000
Biometric disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs
Biometric disabled mortality table	Winklevoss	Winklevoss	Winklevoss	Winklevoss
Turnover rate	6%	6%	Nil	0% to 14.5%

	2012
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev
MAIN ACTUARIAL ASSUMPTIONS USED
Nominal discount rate of actuarial obligation	8.89%	8.89%	8.89%	8.89%
Estimated inflation rate	4.50%	4.50%	4.50%	4.50%
Estimated nominal salary increase index	8.68%	8.68%	8.68%	4.5% to 14.95%
Estimated nominal benefit increase index	4.50%	4.50%	4.50%	4.50%
Total expected rate of return on plan assets	9.52%	9.52%	9.52%	9.52%
General mortality biometric table	AT2000	AT2000	AT2000	AT2000
Biometric disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs
Biometric disabled mortality table	Winklevoss	Winklevoss	Winklevoss	Winklevoss
Turnover rate	6%	6%	Nil	1.21% to 11.69%

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

ADDITIONAL DISCLOSURES — 2013

a) Plans’ assets and liabilities correspond to the amounts as at December 31, 2013.

b) Master file data used for the plans managed by FATL are as at August 31, 2013, projected for December 31, 2013.

Status of the sponsored plans, revalued at the end of the annual reporting period (SISTEL and PAMEC)

	2013
	PBS-A	PAMEC	PBS-TNCP	CELPREV
RECONCILIATION OF ASSETS AND LIABILITIES
Actuarial obligations on vested benefits	3,727,809	3,417	22,229
Actuarial obligations on unvested benefits			1,968	117
(=) Total present value of actuarial	3,727,809	3,417	24,197	117
Fair value of plan assets	(6,968,153)		(45,312)	(1,668)
(=) Net actuarial liability/(asset)	(3,240,344)	3,417	(21,115)	(1,551)
Effect of the asset/onerous liability recognition ceiling	2,868,573		21,115	1,551
(=) Net actuarial liability/(asset)	(371,771)	3,417
Unrecognized net actuarial asset	371,771
(=) Net actuarial liability/(asset) recognized		3,417

	2012
	PBS-A	PAMEC	PBS-TNCP	CELPREV
RECONCILIATION OF ASSETS AND LIABILITIES
Actuarial obligations on vested benefits	4,269,767	4,877	26,158
Actuarial obligations on unvested benefits			2,412	128
(=) Total present value of actuarial	4,269,767	4,877	28,570	128
Fair value of plan assets	(6,717,801)		(53,299)	(1,933)
(=) Net actuarial liability/(asset)	(2,448,034)	4,877	(24,729)	(1,805)
Effect of the asset/onerous liability recognition ceiling	2,066,153		24,729	1,805
(=) Net actuarial liability/(asset)	(381,881)	4,877
Unrecognized net actuarial asset	381,881
(=) Net actuarial liability/(asset) recognized		4,877

	2013
	PBS-A	PAMEC	PBS-TNCP	CELPREV
CHANGES IN NET ACTUARIAL LIABILITIES/(ASSETS)
Present value of actuarial obligation at beginning of year	4,269,767	4,877	28,570	128
Interest on actuarial obligations	365,303	426	2,464	11
Cost of current service			82	5
Benefits paid, net	(380,863)	(253)	(1,929)
Participant contributions made in the year			23	5
Result of the benefit obligation allocated to other comprehensive income	(526,398)	(1,633)	(5,013)	(32)
Present value of actuarial obligation at end of year	3,727,809	3,417	24,197	117
Fair value of assets at beginning of year	6,717,801		53,299	1,933
Expected return for the year	582,933		4,664	172
Regular contributions received by plan		253	62	9
Sponsor		253	39	4
Participants			23	5
Payment of benefits	(380,863)	(253)	(1,929)
Result of the benefit obligation allocated to other comprehensive income	48,282		(10,784)	(446)
Fair value of plan assets at yearend	6,968,153		45,312	1,668
(=) Net actuarial liability/(asset)	(3,240,344)	3,417	(21,115)	(1,551)
Effect of the asset/onerous liability recognition ceiling	2,868,573		21,115	1,551
(=) Net actuarial liability/(asset)	(371,771)	3,417
Unrecognized net actuarial asset	371,771
(=) Net actuarial liability/(asset) recognized		3,417

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2012
	PBS-A	PAMEC	PBS-TNCP	CELPREV
CHANGES IN NET ACTUARIAL LIABILITIES/(ASSETS)
Present value of actuarial obligation at beginning of year	3,650,439	3,720	23,020	157
Interest on actuarial obligations	363,013	378	2,301	16
Cost of current service			44	7
Benefits paid, net	(321,254)	(135)	(1,610)
Participant contributions made in the year			37	4
Result of the benefit obligation allocated to other comprehensive income	567,834	914	4,778	(56)
Transfer inflow/(outflow), net	9,735
Present value of actuarial obligation at end of year	4,269,767	4,877	28,570	128
Fair value of assets at beginning of year	5,694,180		40,069	1,657
Expected return for the year	573,574		4,068	171
Regular contributions received by plan		135	59	9
Sponsor		135	22	5
Participants			37	4
Payment of benefits	(321,254)	(135)	(1,610)
Impact of acquisitions/disposals	15,091
Result of the benefit obligation allocated to other comprehensive income	756,210		10,713	96
Fair value of plan assets at yearend	6,717,801		53,299	1,933
(=) Net actuarial liability/(asset)	(2,448,034)	4,877	(24,729)	(1,805)
Effect of the asset/onerous liability recognition ceiling	2,066,153		24,729	1,805
(=) Net actuarial liability/(asset)	(381,881)	4,877
Unrecognized net actuarial asset	381,881
(=) Net actuarial liability/(asset) recognized		4,877

	2013
	PBS-A	PAMEC	PBS-TNCP	CELPREV
BENEFIT EXPENSE (INCOME) COMPONENT
Cost of current service		426	82	5
Interest on actuarial obligations	365,304		2,464	11
Return of plan assets	(582,934)		(4,664)	(171)
Interest on onerous liability	183,681		2,199	160
Effect of the unrecognized net actuarial asset	33,949		(81)	(5)
Expense (income) recognized in income statement		426
Expense (income) recognized in other comprehensive income	44,059	(1,632)	(42)	(1)
Effect of the unrecognized net actuarial asset	(44,059)		42	1
Total expense (income) recognized		(1,206)

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2012
	PBS-A	PAMEC	PBS-TNCP	CELPREV
BENEFIT EXPENSE (INCOME) COMPONENT
Cost of current service			44	7
Interest on actuarial obligations	363,013	378	2,301	16
Return of plan assets	(573,573)		(4,069)	(171)
Interest on onerous liability	36,384		1,765	155
Effect of the unrecognized net actuarial asset	174,176		(41)	(7)
Expense (income) recognized in income statement		378
Expense (income) recognized in other comprehensive income	177,409	914	(19)	(2)
Effect of the unrecognized net actuarial asset	(177,409)		19	2
Total expense (income) recognized		1,292

The sponsors’ contributions to the pension plans estimated managed by Sistel for 2014 amount R$25.

The main actuarial assumptions used in the calculations of the PBS-A, PAMEC, PBS-TNCP and CELPREV plans were as follows:

	2013
	PBS-A	PAMEC	PBS-TNCP	CELPREV
MAIN ACTUARIAL ASSUMPTIONS USED
Nominal discount rate of actuarial obligation	11.83%	11.83%	11.83%	11.83%
Estimated inflation rate	5.50%	5.50%	5.50%	5.50%
Estimated nominal salary increase index	N.A.	N.A.	10.92%	8.80%
Estimated nominal benefit increase index	5.50%	N.A.	5.50%	5.5%
Nominal medical costs growth rate	N.A.	7.67%	N.A.	N.A.
Total expected rate of return on plan assets	11.83%	11.83%	11.83%	11.83%
General mortality biometric table	AT2000	AT2000	AT2000	AT2000
Biometric disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs
Biometric disabled mortality table	Winklevoss	Winklevoss	Winklevoss	Winklevoss
Starting age of benefit	N.A.	N.A.	N.A.	55 years
Turnover rate	N.A.	Nil	Nil	Nil

	2012
	PBS-A	PAMEC	PBS-TNCP	CELPREV
MAIN ACTUARIAL ASSUMPTIONS USED
Nominal discount rate of actuarial obligation	8.89%	8.89%	8.89%	8.89%
Estimated inflation rate	4.50%	4.50%	4.50%	4.50%
Estimated nominal salary increase index	N.A.	N.A.	8.64%	6.59%
Estimated nominal benefit increase index	4.50%	N.A.	4.50%	4.50%
Nominal medical costs growth rate	N.A.	7.64%	N.A.	N.A.
Total expected rate of return on plan assets	11.00%	N.A.	10.87%	11.00%
General mortality biometric table	AT2000	AT2000	AT2000	AT2000
Biometric disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs
Biometric disabled mortality table	Winklevoss	Winklevoss	Winklevoss	Winklevoss
Starting age of benefit	N.A.	N.A.	N.A.	55 years
Turnover rate	N.A.	Nil	Nil	Nil

N.A. = Not applicable.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

ADDITIONAL DISCLOSURES — 2013

a) Plans’ assets and liabilities correspond to the amounts as at December 31, 2013.

b) Master file data used for the SISTEL plans are as at July 31, 2013 and for PAMEC are as at October 31, 2013, projected for December 31, 2013.

The amounts above do not consider the assets and liabilities of the PAMA plan because it is multi-sponsored and similar to defined contribution plans (benefits paid are limited to the amount of the contributions received by the plan), and there are no other obligations in addition to the existing balances.

Investment policy of the plans

The investment strategy of the benefit plans is described in their investment policy, which is annually approved by the governing board of the sponsored funds. This policy establishes that investment decision-making must take into consideration: (i) the preservation of capital; (ii) the diversification of investments; (iii) the risk appetite according to conservative assumptions; (iv) the expected return rate based on actuarial requirements; (v) the compatibility of investment liquidity with the plans’ cash flows, and (vi) reasonable management costs. The policy also defines the volume interval for different types of investment allowed for the pension funds, as follows: local fixed income, local variable income, loans to participants, and real estate investments. The fixed income portfolio can only include low credit risk securities. Derivatives are only allowed for hedging purposes. Loans are restricted to certain credit limits. Tactical allocation is decided by the investment committee consisting of the benefit plans’ executives. Execution is undertaken by the finance department.

The average ceilings set for the different types of investment permitted for pension funds are as follows:

ASSET SEGMENT	PBS- Telemar	Telemar Prev	CEL PREV	PBS- TNCP	BrTPREV	TCS PREV	PBS-A
Fixed income	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Variable income	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%
Structured investments	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%	20.00%
Investments abroad	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Real estate	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Loans to participants	15.00%	15.00%	15.00%	15.00%	15.00%	15.00%	15.00%

The allocation of plan assets as at December 31, 2013 is as follows:

ASSET SEGMENT	PBS- Telemar	Telemar Prev	CEL PREV	PBS- TNCP	BrTPREV	TCS PREV	PBS-A
Fixed income	80.00%	80.00%	78.90%	85.27%	80.00%	80.00%	71.54%
Variable income	8.00%	8.00%	17.24%	13.41%	8.00%	8.00%	19.35%
Structured investments	10.00%	10.00%	—	0.02%	10.00%	10.00%	0.08%
Investments abroad	—	—	—	—	—	—	—
Real estate	1.00%	1.00%			1.00%	1.00%	7.88%
Loans to participants	1.00%	1.00%	3.86%	1.30%	1.00%	1.00%	1.15%
Total	100.00%	100.00%	100.00%	100.0%	100.00%	100.00%	100.00%

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b)                                Employee profit sharing

In the year ended December 31, 2013, Oi and its subsidiaries recognized a partial reversal of the accrued employee profit sharing bonuses, net of the amounts accrued for the current year, totaling R$112,448 (see Note 6).

This reversal was recognized in accounting by decision of the Board of Directors and after analyzing the achievement of the targets set.

(c)                                 Share-based compensation

The Company requested CVM’s approval of the transfer of Company treasury shares, specifically as regards the shares linked to the Special Long-term Bonus Program, as prescribed by Article 2 of CVM Instruction 10/1980. On December 3, 2013, CVM’s board unanimously decided to (i) authorize the transfer of Company treasury share to the Long—term Incentive (ILP) beneficiaries, provided that all the requirements of CVM Instruction 10/1980 were met, and (ii) require the approval of the Company’s ILP plan at a shareholders’ meeting. However, in light of the new corporate configuration that can result in implementing a union of Oi’s activities with the activities of Portugal Telecom, Oi is considering redesigning if share-based compensation plan.

26.                              SEGMENT INFORMATION

The Company’s management uses operating segment information for decision-making. The operating segments are identified according to the nature of the services and the technology used to provide the telecommunications services.

•                  Fixed-line telephony/data: basically offers local and long distance voice transmission and data communication services;

•                  Mobile telephony: offers primarily mobile voice, 3G/4G data communication, and additional services, which include messaging services and interactivity; and

•                  Other: includes the segment (i) internet service provider, whose revenue is mainly derived from Internet access services and on-line advertising, (ii) Call Center, whose revenue is mainly derived from third-party telemarketing services and customer service, (iii) TV, whose revenue is derived from pay TV services using both cable and DTH (Direct to home) technology, and (iv) means of payment, whose revenue is derived from accreditation and payment administration services using credit systems.

The performance of each segment is obtained in the Company’s and its subsidiaries’ accounting records and is segregated as follows:

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Telephony
	Fixed/ Data			Mobile telephony			All other segments (i)			Eliminations			Total
	2013	2012	2011	2013	2012	2011	2013	2012	2011	2013	2012	2011	2013	2012	2011
Revenue	20,400,876	20,091,509	20,795,204	12,186,970	12,544,178	10,730,735	1,702,143	1,149,453	1,022,058	(5,867,842)	(5,653,468)	(4,641,008)	28,422,147	28,131,672	27,906,989

Cost of services	(13,403,495)	(14,431,153)	(14,287,712)	(7,481,959)	(6,283,740)	(5,855,530)	(986,351)	(559,519)	(597,362)	5,287,265	5,386,144	4,480,495	(16,584,540)	(15,888,268)	(16,260,109)
Interconnection	(5,395,396)	(6,528,231)	(5,911,710)	(2,515,456)	(2,401,492)	(2,352,991)	(4,061)	(7,133)	(14,938)	3,949,290	4,522,375	3,628,404	(3,965,623)	(4,414,481)	(4,651,235)
Depreciation and amortization	(2,860,079)	(3,019,968)	(3,779,902)	(2,045,431)	(1,539,598)	(1,473,220)	(79,072)	(68,506)	(92,210)				(4,984,582)	(4,628,072)	(5,345,332)
Grid maintenance service	(2,146,925)	(2,076,809)	(1,938,326)	(389,967)	(350,164)	(349,531)	(4,022)	(3,608)	(1,538)	168,774	144,683	78,288	(2,372,140)	(2,285,898)	(2,211,107)
Rents and insurance	(1,569,168)	(1,475,180)	(1,462,557)	(1,142,147)	(650,255)	(653,733)	(88,642)	(42,930)	(47,618)	1,167,748	716,041	766,280	(1,632,209)	(1,452,325)	(1,397,628)
Cost of handsets and accessories				(515,377)	(541,550)	(224,755)		(723)	(14,793)		291	7,357	(515,377)	(541,982)	(232,191)
Other costs and expenses	(1,431,927)	(1,330,965)	(1,195,217)	(873,581)	(800,681)	(801,300)	(810,554)	(436,619)	(426,265)	1,453	2,754	166	(3,114,609)	(2,565,511)	(2,422,616)

Gross profit	6,997,381	5,660,356	6,507,492	4,705,011	6,260,438	4,875,205	715,792	589,934	424,696	(580,577)	(267,324)	(160,513)	11,837,607	12,243,404	11,646,880

Operating income (expenses)	(4,374,510)	(6,095,631)		(3,584,726)	(3,110,277)		(684,438)	(508,165)		605,839	537,160		(8,037,835)	(9,176,913)

Sales of services	(3,511,430)	(3,353,688)	(3,047,376)	(2,411,162)	(2,229,671)	(2,119,100)	(373,836)	(484,987)	(419,337)	742,537	650,631	490,577	(5,553,891)	(5,417,716)	(5,095,236)
Allowance for doubtful accounts	(412,200)	(291,987)	(610,814)	(425,288)	(287,947)	(264,682)	(90,724)	(16,582)	(45,370)	78,433	111	(6)	(849,779)	(596,405)	(920,872)
Sales commissions	(648,710)	(772,097)	(433,733)	(807,543)	(963,975)	(959,611)	(83,381)	(95,922)	(81,520)	80,956	136,069	30,124	(1,458,678)	(1,695,925)	(1,444,740)
Call center	(1,078,110)	(897,902)	(844,667)	(283,264)	(295,837)	(271,925)	(37,399)	(66,217)	(80,712)	511,140	402,649	375,818	(887,633)	(857,307)	(821,486)
Posting and collection	(430,134)	(464,826)	(443,633)	(115,109)	(112,304)	(97,260)	(15,997)	(16,577)	(14,621)		402	1,811	(561,240)	(593,305)	(553,703)
Advertising and publicity	(138,562)	(172,754)	(209,275)	(460,782)	(340,123)	(347,233)	(26,012)	(38,842)	(45,520)	68,820	65,349	43,087	(556,536)	(486,370)	(558,941)
Other third-part services	(215,259)	(213,312)	(166,445)	(53,361)	(63,522)	(71,800)	(5,670)	(8,615)	(13,080)	14,671	19,193	15,931	(259,619)	(266,256)	(235,394)
Other costs and expenses	(588,455)	(540,811)	(338,809)	(265,815)	(165,963)	(106,589)	(114,653)	(242,232)	(138,514)	(11,483)	26,858	23,812	(980,406)	(922,148)	(560,100)

General and administrative expenses	(2,501,842)	(2,431,523)	(2,168,730)	(924,886)	(760,156)	(717,979)	(259,510)	(192,567)	(225,004)	10,244	8,899	4,492	(3,675,994)	(3,375,348)	(3,107,221)

Other operating income (expenses), net	1,656,512	(294,872)	(94,332)	(248,678)	(120,450)	(121,650)	(51,092)	169,390	1,389	(146,942)	(122,370)	(351,669)	1,209,800	(368,301)	(566,252)
Other operating income	3,149,056	1,722,692	1,689,372	353,950	352,912	314,759	11,471	255,609	66,139	(386,433)	(141,502)	(194,679)	3,128,044	2,189,711	1,875,591
Other operating expenses	(1,492,544)	(2,017,564)	(1,783,704)	(602,628)	(473,362)	(436,409)	(62,563)	(86,219)	(64,750)	239,491	19,132	(156,980)	(1,918,244)	(2,558,013)	(2,441,843)

Share of profits of subsidiaries	(17,750)	(15,548)											(17,750)	(15,548)

Operation income before financial income (expenses) and taxes	2,622,871	(435,275)	1,197,054	1,120,285	3,150,161	1,916,476	31,354	81,769	(218,256)	25,262	269,836	(17,103)	3,799,772	3,066,491	2,878,171

Financial Income (Expenses)	(2,956,688)	(3,046,664)	(4,252,833)	(316,437)	758,939	907,376	(289,205)	(331,121)	(475,350)	(25,262)	(269,836)	17,103	(3,587,592)	(2,888,682)	(3,803,704)
Financial income	1,506,410	2,168,122	1,648,122	333,530	963,872	1,503,640	66,669	121,366	345,201	(510,813)	(887,942)	(1,245,978)	1,395,796	2,365,418	2,250,985
Financial expenses	(4,463,098)	(5,214,786)	(5,900,955)	(649,967)	(204,933)	(596,264)	(355,874)	(452,488)	(820,551)	485,551	618,106	1,263,081	(4,983,388)	(5,254,100)	(6,054,689)

Income (loss) before taxes	(333,817)	(3,481,939)	(3,055,779)	803,848	3,909,100	2,823,852	(257,851)	(249,351)	(693,606)		(0)		212,180	177,808	(925,532)

Income tax and social contribution	174,600	1,022,643	908,049	(130,140)	(1,010,686)	(600,432)	(81,601)	(77,376)	(196,949)				(37,141)	(65,419)	110,668

Profit (loss) for the year	(159,217)	(2,459,296)	(2,147,730)	673,708	2,898,414	2,223,420	(339,452)	(326,727)	(890,555)		(0)		175,039	112,389	(814,864)

Profit attributable to owner of the Company													(270,655)	(297,452)	(469,237)
Profit attributable to non-controlling interests													445,694	409,841	(345,627)

Additional disclosures
Services provided	18,494,348	18,623,719	19,500,369	8,213,314	8,313,556	7,587,217	1,131,715	759,069	654,292				27,839,377	27,696,344	27,741,878
Sales				582,770	435,328	165,111							582,770	435,328	165,111
Revenue from external customers	18,494,348	18,623,719	19,500,369	8,796,084	8,748,884	7,752,328	1,131,715	759,069	654,292				28,422,147	28,131,672	27,906,989

Intersegment revenue	1,906,528	1,481,676	1,294,835	3,390,886	3,795,294	2,978,407	570,428	390,384	367,766

Total revenue	20,400,876	20,105,395	20,795,204	12,186,970	12,544,178	10,730,735	1,702,143	1,149,453	1,022,058

Depreciation and amortization	3,503,426	2,981,468	4,061,939	2,141,203	1,551,746	1,521,308	101,113	100,176	125,655				5,745,742	4,633,390	5,708,902
Increase of tangibles and intangibles	5,928,463	3,769,102	3,491,015	3,595,845	2,593,483	1,379,854	3,342,128	113,807	88,316				12,866,436	6,476,392	4,959,185

Balance sheet information	2,013	2,012	2011	2,013	2,012	2011	2,013	2,012	2011	2,013	2,012	2011	2,013	2,012	2011
Assets	94,600,062	93,660,271	61,143,865	19,628,557	23,571,370	28,164,684	8,061,772	7,926,737	4,054,747	(43,885,042)	(46,171,629)	(12,029,677)	78,405,349	78,986,749	81,333,619

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

27.       Related-party Transactions

Consolidated related-party transactions

	2013	2012
Liabilities
Borrowings and financing
BNDES PAR	1,076,082	1,240,438

	2013	2012
Financial expenses
Fixed dividends to redeemable preferred shares
BNDES PAR	(57,407)	(58,778)
Inflation adjustment to redeemable preferred shares
BNDES PAR	(64,122)	(71,063)
BNDES PAR		(6,106)

Credit facilities

The purpose of the credit facilities extended by Oi to its subsidiaries is to provide them with working capital for their operating activities and the maturities of these loans can be rescheduled according to these companies’ projected cash flows. The disbursed amounts bear interest equivalent to 115% of CDI (115% of CDI in 2012).

Private debentures payable

Due to the corporate reorganization approved at the Extraordinary Shareholders’ Meeting held on February 27, 2012, the debentures issued by TMAR on December 9, 2008 and March 15, 2011, in the amounts of R$1,500,000 and R$2,500,000, respectively, subscribed by TNL PCS, were merged by Oi. The final maturities of the debentures were December 11, 2013 and March 15, 2016, without interim amortizations, and pay interest equivalent to the CDI + 4.0% per year and 115% of CDI, respectively.

Oi also merged the debenture issued by TMAR, on November 10, 2010, subscribed by Copart 4, amounting to R$999,295, with final maturity on June 10, 2022. Interest will be paid payable semiannually on May 10 and November 10 of each year, starting May 10, 2011 until May 10, 2022, with final payment on this issuance’s maturity date, June 10, 2022. In June 2012 Oi amortized in advance R$128,386.

Lease of transmission infrastructure

The transactions conducted with TMAR, TNL PCS, and Oi Móvel refer to the provision of services and the assignment of means involving mainly interconnection and Industrial Exploration of Dedicated Line (EILD).

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The transactions conducted with Oi Internet, subsidiary of TMAR, refer to the provision of dial port rental services.

Guarantees

Oi is the guarantor of subsidiaries TMAR, TNL PCS, and Oi Móvel in financing obtained from the BNDES, public debentures, and other loans. As a result of the corporate reorganization, the financing facilities extended by BNDES, the public debentures and the other borrowings started to be guaranteed by Oi. Oi recorded for the year ended December 31, 2013, as commission on the guarantee, expenses amounting to R$74,079 (R$43,172 in 2012). Additionally, TMAR provided guarantees to the Company on the CRI transaction at the cost of 0.5% of the outstanding balance per year. Expenses related to these guarantees for the year ended December 31, 2013 totaled R$425 (R$492 for the year ended December 31, 2012).

Transactions with unconsolidated related parties

	2013	2012
Assets
Accounts receivable	19,237	11,526
Portugal Telecom	10,272	4,248
Unitel	1,855	2,278
Contax S.A	6,540	4,930
TODO	570
PT Inovação		70

	2013	2012
Liabilities
Trade payables	57,626	48,214
Portugal Telecom	2,006	1,084
Contax	27,625	25,179
TODO	19,692	16,957
Ability		400
PT Inovação	7,384	4,523
Veotex	919	71
Dividends payable		135,350
Bratel Brasil S.A.		69,391
AG Telecom Participações S.A.		20,274
LF Tel. S.A.		20,276
Caixa de Previdência dos Funcionários do Banco do Brasil		16,038
BNDES Participações S.A. BNDESPAR		7,120
Fundação dos Economiários Federais — FUNCEF		1,870
Fundação Petrobras de Seguridade Social - PETROS		381

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2013	2012
Revenue
Revenue from services provided	42,727	50,145
Portugal Telecom	11,348	9,012
Unitel	1,116	17,472
Contax	27,383	20,272
TODO	2,169	1,319
Ability	711	2,070

	2013	2012
Costs/expenses
Operating costs and expenses	(77,652)	(901,761)
Portugal Telecom	(2,268)	(178)
Contax		(1,507,228)
PT Inovação	(8,559)	717,898
PT Sistemas de Informação	(375)	(513)
PT Comunicações	(892)
Veotex	(9,642)	(7,110)
TODO	(31,742)	(59,140)
Ability	(24,174)	(45,490)

Services provided by Contax

Oi and subsidiaries TMAR, Oi Móvel and TNL PCS engaged call center and collection services from Contax, which is a controlled by the controlling shareholders of TmarPart. Contax provides customer services to fixed-line telephony customers, outbound telemarketing services to capture new mobile telephony customers, support to prepaid and subscription mobile telephony customers, technical support to Velox subscribers (ADSL), and collection services. Total costs of services provided by Contax for the year ended December 31, 2013 were R$1,602,170 (R$1,279,551 in 2012).

Financing agreements with the BNDES

The Company entered into financing agreements with BNDES, controlling shareholder of BNDESPAR, which holds 13.05% (13.05% in 2012) of the Company’s voting capital.

The balance due related to BNDES financing, at December 31, 2013, was R$6,992 million (R$7,607 million in 2012), and related financial expenses totaling R$586 million (R$587 million in 2012), were recognized.

Compensation of key management personnel

The compensation of the officers responsible for planning, managing and controlling the Company’s and its subsidiaries’ activities, including the compensation of the directors and executive officers, was R$20,593 (R$22,594 in 2012).

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

28.      INSURANCE

During the concession period, the concessionary has the obligation of maintaining the following insurance coverage, over the prescribed terms: “all risks” policy that covers property damages to all insurable assets belonging to the concession, insurance against economic losses to insure the continuity of services, and insurance guaranteeing payment of obligations related to the quality and universal services, as provided for by the Concession Agreements. All material and/or high-risk assets and liabilities in are insured. The Company and its subsidiaries maintain insurance coverage against property damages, loss of revenue arising from such damages (loss of profits), etc. Management understands that the amount insured is sufficient to assure the integrity of assets and the continuity of operations, and the compliance with the rules set out in the Concession Agreements.

The insurance policies provide the following coverage, per risk and type of asset:

	2013	2012
Insurance line
Operational risks and loss of profits	600,000	500,000
Civil liability - third parties (*)	187,408	163,480
Fire — inventories	100,000	100,000
Concession warranty - TMAR	49,551	75,227
Concession warranty - Oi	16,694	28,616
Theft - inventories	20,000	20,000
Civil liability - general	20,000	20,000
Civil liability - vehicles	3,000	3,000

(*) Based on the foreign exchange rate prevailing at December 31, 2013 (ptax): US$1=R$2.3426

29.       OTHER INFORMATION

Change of CEO

On June 4, 2013, Oi’s Board of Directors approved at the meeting held on this date, in compliance with Company’s appointment, the replacement of the current CEO of Oi and subsidiaries, Mr. José Mauro Mettrau Carneiro da Cunha, for Mr. Zeinal Abedin Mahomed Bava, to conclude his term of office until the first Board Meeting held at the 2014 Annual Shareholders’ Meeting. Mr. José Mauro returns to Oi’s Board of Directors, which is left on January 22, 2013, to resume his position as Chairman of the Board. Because of his appointment as Oi CEO, Mr. Zeinal Bava left his position as Board of Directors member.

Mr. Zeinal Bava was till this date the chairman of the Executive Committee of Portugal Telecom, SGPS, S.A. (holding company of the Portugal Telecom group responsible for the investments in Portugal, Africa, Asia, and Brazil) and will continue to have a say in Portugal as regards joint Oi/PT strategic and innovation projects, and work streams, a decisive factor to allow optimizing the synergies between the Oi and PT group, and contribute to the success of the goals set under this strategic partnership.

Increase of Switched Fixed-line Telephone Services Tariff

The STFC tariff adjustment authorized by the ANATEL for Oi and its subsidiary TMAR is effective beginning February 8, 2013. A 0.55% adjustment to the local and domestic long-distance

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

service tariffs was authorized and the local interconnection (TU-RL) tariffs will be adjusted by 10.4% beginning February 7, 2013.

Assignment of the right to commercially operate transmission towers

On April 11 and 19, 2013 and July 12, 2013, Oi and its subsidiary TMAR entered into arrangements with companies specialized in the provision of transmission tower and radiofrequency management and maintenance services assigning the right to the commercial operation and use of infrastructure assets and areas, for the aggregate amount of approximately R$1.78 billion. The amounts received in advance for the assignment of the right to the commercial operation and use of infrastructure assets and areas were carried as Unearned revenues and are recognized in profit or loss over the effective period of the underlying agreements.

Property expropriation

In November 2012, the State Government of Minas Gerais declared that a property owned TMAR located at Avenida Afonso Pena nº 4001, Serra, Belo Horizonte, MG a public-interest property. This property is currently used by Oi for administrative purposes.

On July 8, 2013, an acceptance statement of the financial proposal and other terms and conditions was signed for the expropriation of said property, which provides for the payment of R$210,000 as compensation, disclosed in line item ‘Other assets’. Oi posted a gain of R$173,459, recorded in other operating income.

Change in the Shareholder Compensation Policy for FYs 2013-2016

On August 13, 2013 Oi, in compliance with CVM Instruction 358/2002 reported to its shareholders and the market in general that its Board of Directors, in light of the current macroeconomic environment, the financial market conditions, and the need to invest in the development of its business decided to reinforce Oi’s financial flexibility and change the Shareholder Compensation Policy (“Compensation Policy”) disclosed in a Material Fact Notice of April 17, 2012.

Accordingly, the Board of Directors changed the Compensation Policy and approved that the estimated payment of R$500,000,000.00 be as dividends for FYs 2013-2016, which represents approximately the minimum dividend currently capable of meeting the following objectives:

(I)               pay dividends equivalent to the higher of (i) 25% of adjusted profit for year, or (ii) 3% of Equity, or (iii) 6% of Capital;

(II) ensure an equal payment to both preferred and common shares.

It will also allow the payment of interim dividends, subject to market conditions, the prevailing Oi’s financial, and other factors considered relevant by the Board of Directors.

The shareholders’ compensation can be implemented through the distribution of dividends, the payment of interest on capital, capital bonuses, redemptions, reduction or any other forms that permit the distribution of funds to shareholders.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

At the meeting held on September 18, 2013, the Board of Directors approved the payment of interim dividends totaling R$500,000,000.00, equivalent to the amount R$0.304872909998 per common and preferred share, charged to the profit reserve, which was deducted from the mandatory dividends for FY 2013.

The dividends were paid on October 11, 2013, based on the shareholder position on September 27, 2013.

Memorandum of understanding for the merger of the activities of Oi S.A. and Portugal Telecom

On October 2, 2013 Oi published a Material Fact Notice informing that Oi, Portugal Telecom, SGPS S.A. (“Portugal Telecom”), AG Telecom Participações S.A. (“AG”), LF Tel. S.A. (“LF”), PASA Participações S.A. (“PASA”), EDSP75 Participações S.A. (“EDSP75”), Bratel Brasil S.A. (“Bratel Brasil”), Avistar, SGPS, S.A. (“BES”), and Nivalis Holding B.V. (“OnGoing”) entered into a memorandum of understanding that lays down the bases and the principles that will govern the negotiations for a potential transaction involving Portugal Telecom, Oi, and some of their controlling shareholders to incorporate a company (“CorpCo”) that will consolidate the industrial alliance between Oi and Portugal Telecom.

CorpCo, which could be Telemar Participações S.A. (“TelPart”) or any other entity incorporated for this purpose, will join the shareholders of Oi, Portugal Telecom and TelPart, and combine the activities and businesses currently undertaken by Oi in Brazil and Portugal Telecom in Portugal and Africa. The business combination between Portugal Telecom and Oi will create a multinational telecom operator, reaching a population of approximately 260 million people and more than 100 million customers. The transaction will consolidate both companies’ position as leading operator in the Brazilian and Portuguese markets. The combination of the two groups aims at achieving significant economies of scale, maximizing operational synergies, and create value for their shareholders, customers, and employees.

The transaction involves several, interdependent steps, including the following:

(a) Capital increase of Oi by no less than R$13.1 billion, with the goal of reaching R$14.1 billion, through the public issuance of Oi common and preferred shares, of which a minimum of R$7 billion, aimed at reaching R$8.0 billion, will be paid-in in cash, and approximately R$6.1 billion will be paid in by Portugal Telecom, at the same share price, through a contribution of Portugal Telecom assets;

(b) Capitalization of AG, LF and TelPart with the funds required to repay their debts;

(c) A corporate reorganization involving the companies PASA, AG, EDSP75, LF, Bratel Brasil, and TelPart to streamline their corporate structure. After this step, TelPart will become the holder of Oi shares only, either directly or through Valverde Participações S.A., and will not have any debt or have sufficient cash or cash equivalents to repay its debt;

(d) Listing of CorpCo on the Novo Mercado Segment of the BM&FBOVESPA and termination of AG’s, LF’s and TelPart’s shareholders’ agreements;

(e) Merger of Oi and CorpCo shares, causing Oi to become a wholly-owned subsidiary of CorpCo. Each Oi common share will be exchanged for a CorpCo share and each Oi preferred share will be

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

exchanged for 0.9211 CorpCo shares. The exchange ratios have been determined based on the quotations of Oi common shares and preferred shares over the 30-day period prior to the publication of the Material Fact Notice that disclosed the transaction and the direct or indirect stakes held by the companies involved in the transaction in Oi, under the premise that such companies will not have any liabilities or assets or will have sufficient cash or cash equivalents to fully settle their debts;

(f) Merger of Portugal Telecom with and into CorpCo. At the time of its merger with and into CorpCo, Portugal Telecom will have no material assets or liabilities other than its CorpCo shares or will have sufficient cash or cash equivalents to fully settle its debt;

(g) As a result of the steps described above, Portugal Telecom shareholders will receive a number of CorpCo shares equivalent to the number of CorpCo shares held by Portugal Telecom immediately before the merger referred to in the previous paragraph.

After the transaction is completed, CorpCo shares will be listed for trading on the Novo Mercado segment of the BM&FBOVESPA and on the NYSE Euronext Lisbon and the NYSE.

CorpCo will focus on operational excellence. A clear action plan has been prepared to integrate functions with an efficiency improvement potential. This includes identifying teams to capture synergies and address the current operational challenges.

On January 30, 2014, the Brazilian Antitrust Agency (Conselho Administrativo de Defesa Econômica, or CADE) approved the combination transaction of the activities and businesses of Oi and Portugal Telecom and on January 29, 2014 was the deadline for third parties to file any appeals against this agency’s decision or file a proceedings with the CADE Court. No appeals or proceedings against the decision were filed. Accordingly, CADE’s decision, published on January 14, 2014, was confirmed in all other respects.

Transfer of mobile towers

On December 3, 2013 Oi entered into an agreement with SBA Torres Brasil for the transfer of the shares representing 100% of the capital of one of the latter’s subsidiaries for approximately R$ 1.5 billion. Such subsidiary owns 2,007 telecommunications towers that are used to provide mobile de telephony services. This transaction should be completed by March 2014.

30.       SUBSEQUENT EVENTS

Credit facility from Banco Itaú BBA

On January 14, 2014 the Company signed with Banco Itaí BBA a firm proposal for a revolver credit facility totaling R$260,000. The closing and execution of the financing agreement depends mainly on the preparation and signature of the legal documentation to support the financing, duly signed by the parties, and the lack of changes in the legislation or regulation applicable to the financial market or the type of transactions addressed in this proposal that would justifiably prevent the financing or causes losses to Itaú BBA or the Company.

Telemar Participações S.A. and Subsidiaries

Notes to the Financial Statements

for the Years Ended December 31, 2013 and 2012

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Signature of loan agreement

On January 10, 2014, Valverde entered into a loan agreement with the Company amounting to R$5,000, bearing fixed interest equivalent to 106% of the daily CDI Cetip, for the period from the withdrawal date to the actually loan repayment date, which matures on April 30, 2014.

Liquidation of subsidiary Bakarne

The executive committee approved at the meeting held on February 11, 2014 the liquidation of Bakarne.

Merger of TNL PCS

On February 1, 2014, TNL PCS (Regions 1 and 3 mobile service operator) and Oi Móvel (Region 2 mobile service operator) held their Extraordinary Shareholders’ Meetings that approved the merger of the former with and into the latter, thus liquidating TNL PCS.